Exhibit 2.1
COMBINATION AGREEMENT
AMONG
CONCHO RESOURCES INC.
CONCHO EQUITY HOLDINGS CORP.
CHASE OIL CORPORATION
CAZA ENERGY LLC
and the Other Signatories hereto
February 24, 2006

SCHEDULES
Schedule I—Concho Holdings Stockholders
Schedule II—WI Owners
Schedule III—Assets of the Sellers
Schedule IV—Chase Non-Accredited Investors and Additional Non-Accredited Assets
Schedule V—Chase Accredited Investors and Additional Accredited Assets
Caza Disclosure Schedule
Chase Disclosure Schedule
Concho Holdings Disclosure Schedule
Concho Holdings Stockholders Disclosure Schedule
Concho Resources Disclosure Schedule
EXHIBITS
5.6(a)—Stockholders’ Agreement
5.6(b)—Registration Rights Agreement
5.6(c)—Voting Agreement
5.6(d)—Business Opportunities Agreement
5.6(e)—Contract Operator Agreement

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5.6(f)—Assignment, Bill of Sale and Conveyance of Salt Water Disposal System Facilities

5.6(g)—Salt Water Disposal System Ownership and Operator Agreement

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COMBINATION AGREEMENT
     This Combination Agreement (this “Agreement”) is entered into as of February 24, 2006 by and among Concho Resources Inc., a Delaware corporation (“Concho Resources”), Concho Equity Holdings Corp., a Delaware corporation (“Concho Holdings”), all of the stockholders of Concho Holdings listed on Schedule I attached hereto (the “Concho Holdings Stockholders”), Chase Oil Corporation, a New Mexico corporation (“Chase”), Caza Energy LLC, a New Mexico limited liability company (“Caza”) and the Persons listed on Schedule II attached hereto (collectively, the “WI Owners”).
RECITALS
     WHEREAS, the Concho Holdings Stockholders have agreed to exchange all of the outstanding capital stock of Concho Holdings owned by them for the Concho Holdings Consideration;
     WHEREAS, Chase has agreed to transfer to Concho Resources the Chase Assets in exchange for the Chase Consideration;
     WHEREAS, Caza has agreed to transfer to Concho Resources the Caza Assets in exchange for the Caza Consideration;
     WHEREAS, the WI Owners have agreed to transfer to Concho Resources the WI Assets in exchange for the WI Consideration; and
     WHEREAS, the parties hereto desire to set forth the terms pursuant to which the transactions described above shall be consummated;
     NOW, THEREFORE, in consideration of the above premises and the respective representations, warranties, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
I. DEFINITIONS
     1.1 Defined Terms. As used in this Agreement, each of the following terms has the meaning given in this Section 1.1 or in the Section referred to below:
     “Additional Accredited Assets” means and includes all of the Chase Accredited Investor’s respective Oil and Gas Interests set forth on Schedule V attached hereto
     “Additional Non-Accredited Assets” means and includes all of the Chase Non-Accredited Investor’s respective Oil and Gas Interests set forth on Schedule IV attached hereto.
     “Affiliates” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, such specified Person through one or more intermediaries or otherwise. For purposes of this definition, “control” means, where used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.
     “Assets” means and includes all of the Sellers’ respective Oil and Gas Interests set forth in Sellers’ Reserve Report, including without limitation, the Oil and Gas Interests on Schedule III attached hereto and the Chase Assets, the Caza Assets and the WI Assets.
     “Basic Documents” means the oil, gas and/or mineral leases which are included as part of the Oil and Gas Interests of such Person; all contracts and agreements, licenses, permits and easements, rights-of-way and other rights-of-surface use comprising any part of or otherwise relating to the Oil and Gas Interests of such Person; and all Operational Contracts of such Person. References in this Agreement to the “Basic Documents of the Concho Holdings Companies” mean the collective Basic Documents of the Concho Holdings Companies. References in this Agreement to the “Basic Documents of Chase” mean the collective Basic Documents of Chase related to the Chase Assets. References in this Agreement to the “Basic Documents of Caza” mean the collective Basic Documents of Caza related to the Caza Assets. References in this Agreement to the “Basic Documents of the WI Owners” mean the collective Basic Documents of the WI Owners related to the WI Assets.
     “Caza Disclosure Schedule” means the Caza Disclosure Schedule delivered in connection with this Agreement and any documents listed on such Caza Disclosure Schedule or expressly incorporated therein by reference.
     “CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.
     “Chase Disclosure Schedule” means the Chase Disclosure Schedule delivered in connection with this Agreement and any documents listed on such Chase Disclosure Schedule or expressly incorporated therein by reference.
     “Commission” means the United States Securities and Exchange Commission.
     “Concho Assets” means and includes all of Concho Holdings Companies’ assets.
     “Concho Holdings Common Stock” means the common stock, par value $0.01 per share, of Concho Holdings.
     “Concho Holdings Companies” means Concho Holdings and any corporation more than 50% of whose outstanding voting securities, or any general partnership, joint venture, or similar entity more than 50% of whose total equity interests, is owned, directly or indirectly, by Concho Holdings, or any limited partnership of which Concho Holdings or any of its subsidiaries is a general partner.
     “Concho Holdings Consideration” means the Concho Holdings Common Consideration and the Concho Holdings Preferred Consideration.
     “Concho Holdings Disclosure Schedule” means the Concho Holdings Disclosure Schedule delivered in connection with this Agreement and any documents listed on such Concho Holdings Disclosure Schedule or expressly incorporated therein by reference.

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     “Concho Holdings Preferred Stock” means the preferred stock, par value $0.01 per share, of Concho Holdings.
     “Concho Holdings Reserve Report” means the report furnished to Concho Resources by Concho Holdings prior to the date hereof estimating the Concho Holdings Companies proved oil and gas reserves as of December 31, 2005, as audited by Netherland, Sewell & Associates, Inc.
     “Concho Holdings Stock Option” means an option (issued and outstanding immediately prior to the Closing) to acquire shares of Concho Holdings Common Stock and Concho Holdings Preferred Stock granted pursuant to the Concho Holdings Stock Option Plan.
     “Concho Holdings Stock Option Plan” means the Concho Equity Holdings Corp. 2004 Stock Option Plan.
     “Concho Holdings Stock Purchase Agreement” means that certain Stock Purchase Agreement dated as of August 13, 2004, by and among Concho Holdings and the parties listed therein.
     “Concho Holdings Stockholders’ Agreement” means that certain Voting and Stockholders’ Agreement dated as of August 13, 2004, by and among Concho Holdings and the stockholders listed therein.
     “Concho Holdings Stockholders Disclosure Schedule” means the Concho Holdings Stockholders Disclosure Schedule delivered in connection with this Agreement and any documents listed on such Concho Holdings Stockholders Disclosure Schedule or expressly incorporated therein by reference.
     “Concho Resources Common Stock” means the common stock of Concho Resources, par value $0.001 per share.
     “Concho Resources Disclosure Schedule” means the Concho Resources Disclosure Schedule delivered in connection with this Agreement and any documents listed on such Concho Resources Disclosure Schedule or expressly incorporated therein by reference.
     “Effective Date” means January 1, 2006.
     “Environmental Law” means any federal, state or local statute, law, code, ordinance, rule, regulation, Permit, order or other legally enforceable authorization in effect on or before the Closing Date and applicable to the operations of the applicable party: (a) relating to Releases of Hazardous Materials into the environment, (b) relating to the generation, treatment, storage, use, handling, manufacturing or transportation of Hazardous Materials; (c) relating to health (to the extent relating to exposure to Hazardous Materials) and safety; or (d) otherwise relating to protection or pollution of the environment.
     “Escrow Agreement” means that certain Escrow Agreement dated of even date herewith by and among the Concho Holdings Stockholders and the escrow agent named therein, which complies with the terms of Revenue Procedure 84-42.

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     “Equity Interest” means (a) the equity ownership rights in a business entity, whether a corporation, limited liability company, general or limited partnership, sole proprietorship or other business entity or organization, and whether in the form of capital stock, limited liability company interests, limited or general partnership interests or any other form of ownership, and (b) all Equity Interest Equivalents.
     “Equity Interest Equivalents” means all rights, warrants, options, convertible securities or indebtedness, exchangeable securities or other instruments, or other rights that are outstanding and exercisable for or convertible or exchangeable into, directly or indirectly, any equity ownership rights in a business entity, whether a corporation, limited liability company, general or limited partnership, sole proprietorship or other business entity or organization, and whether in the form of capital stock, limited liability company interests, limited or general partnership interests or any other form of ownership, at the time of issuance or upon the passage of time or occurrence of some future event.
     “GAAP” means generally accepted accounting principles, as recognized by the U.S. Financial Accounting Standards Board (or any generally recognized successor).
     “Governmental Authority” means any national, state, county or municipal government, domestic or foreign, any agency, board, bureau, commission, court, department or other instrumentality of any such government, or any arbitrator in any case that has jurisdiction over any party hereto or any of their respective properties or assets.
     “Hazardous Material” means: (a) any chemical, material, waste, pollutant or substance listed, defined or otherwise regulated by any Environmental Law; (b) any asbestos-containing materials, polychlorinated biphenyls, or radioactive materials or (c) petroleum, petroleum hydrocarbons or any fraction or byproducts thereof.
     “Hydrocarbons” means oil, condensate, gas, casinghead gas and other liquid or gaseous hydrocarbons.
     “Lien” means any lien, mortgage, security interest, pledge, deposit, restriction, burden, encumbrance, rights of a vendor under any title retention or conditional sale agreement or lease or other arrangement substantially equivalent thereto.
     “Material Adverse Effect” means any result, occurrence, condition, fact, change, event or effect that individually or in the aggregate with any such other results, occurrences, facts, changes, events or effects, is or could reasonably be expected to be materially adverse to the assets or the financial condition, operations, business, assets, liabilities or earnings of the applicable party or the ability of the applicable party to perform its obligations under or consummate the transactions contemplated by this Agreement.
     “Oil and Gas Interest(s)” means all (a) interests in and rights with respect to oil, gas, mineral and related properties and assets of any kind and nature, including working, cost-bearing, net profit, royalty and overriding royalty interests, production payments, operating rights, net profits interests, non-working interests and non-operating interests; (b) interests in and rights with respect to Hydrocarbons and other minerals or revenues therefrom and contracts in connection therewith and claims and rights thereto (including oil and gas leases, operating agreements, unitization and pooling agreements and orders, division orders, transfer orders,

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mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements and, in each case, interests thereunder), surface and subsurface interests, fee interests, reversionary interests, reservations and concessions; (c) easements, rights of way, privileges, licenses, permits, leases, and other interests associated with, appurtenant to, or necessary for the operation of any of the foregoing; and (d) interests in equipment and machinery (including well equipment and machinery), oil and gas production, gathering, transmission, compression, treating and processing facilities or equipment (including tanks, tank batteries, pipelines and gathering systems), pumps, water plants, electric plants, gasoline and gas processing plants, refineries and other tangible personal property and fixtures associated with, appurtenant to, or necessary for the operation of any of the foregoing; except for in the case of (a), (b) and (c), all interests in minerals, mineral fee interests, royalties, overriding royalty interests and other similar types of non-leasehold interests in and to the Assets currently owned of record by Chase, Caza or the WI Owners as evidenced by an instrument of conveyance, a reservation in an instrument of conveyance or other instrument recorded in the records of the county clerk of the county in which the Assets are located and in the case of (d) interests in or relating to the Saltwater Disposal System. References in this Agreement to the “Oil and Gas Interests of the Concho Holdings Companies” or the “Concho Holdings Companies’ Oil and Gas Interests” mean the collective Oil and Gas Interests of the Concho Holdings Companies. References in this Agreement to the “Oil and Gas Interests of Chase” or “Chase’s Oil and Gas Interests” mean the collective Oil and Gas Interests included in the Chase Assets. References in this Agreement to the “Oil and Gas Interests of Caza” or “Caza’s Oil and Gas Interests” mean the collective Oil and Gas Interests included in the Caza Assets. References in this Agreement to the “Oil and Gas Interests of the WI Owners” or “the WI Owners’ Oil and Gas Interests” mean the collective Oil and Gas Interests included in the WI Assets. References in this Agreement to the “Oil and Gas Interests of the Sellers” or “the Sellers’ Oil and Gas Interests” mean the collective Oil and Gas Interests included in the Assets.
     “Operational Contracts” means all contracts and agreements that are reasonably necessary to own, explore, develop, operate, maintain or use the Oil and Gas Interests of a Person in the manner in which they are currently being owned, explored, developed, operated, maintained or used, and in accordance with the prudent practices of the oil and gas industry.
     “Parties” means Sellers and Concho Holdings, the Concho Holdings Stockholders, and Concho Resources.
     “Business Day” means any day that is not a Saturday, Sunday or legal holiday in the State of Texas or a federal holiday in the United States.
     “Permit” means any permit, license, registration, consent, exemption, variance, or approval.
     “Permitted Liens” means (a) Liens for Taxes, impositions, assessments, fees, rents or other governmental charges levied, assessed or imposed not yet delinquent, (b) statutory Liens (including materialmen’s, warehousemen’s, mechanic’s, repairmen’s, landlord’s, and other similar Liens) arising in the ordinary course of business securing payments not yet delinquent, (c) Liens of public record, (d) the rights of lessors and lessees under leases, and the rights of third parties under any agreement, executed in the ordinary course of business, (e) the rights of licensors and licensees under licenses executed in the ordinary course of business, (f) restrictive

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covenants, easements and defects, imperfections or irregularities of title or Liens, if any, as would not reasonably be expected to result in a Material Adverse Effect on the Assets, (g) purchase money Liens and Liens securing rental payments under capital lease arrangements, (h) preferential purchase rights and other similar arrangements with respect to which consents or waivers are obtained for the transactions contemplated by this Agreement or as to which the time for asserting such rights has expired at the Closing Date without an exercise of such rights, (i) restrictions on transfer with respect to which consents or waivers are obtained for the transactions contemplated by this Agreement, (j) any Liens created pursuant to operating or similar agreements, (k) Liens entered into in the ordinary course of business which do not secure the payment of indebtedness for borrowed money and which do not materially and adversely affect the ability of Chase or Caza to conduct their business, (l) Liens shown on the Chase Disclosure Schedule or the Caza Disclosure Schedule and (m) Liens created by Concho Holdings, Concho Holdings Stockholders, Concho Resources or their Affiliates, or their successors and assigns; provided, however, that as to each of the foregoing none shall serve to (A) impair or diminish the value, ownership, operation or development of any Asset, or (B) reduce any working interest or net revenue, or increase any Asset or working interest without a corresponding increase in the associated net revenue, set forth respectively in the Sellers Reserve Report or the Concho Holdings Reserve Report.
     “Person” means any natural person, corporation, partnership, limited liability company, trust, unincorporated organization, Governmental Authority, or other entity.
     “Properties” means all (a) interests in and rights with respect to oil, gas, mineral and related properties and assets of any kind and nature, including working, cost-bearing, net profit, royalty and overriding royalty interests, production payments, operating rights, net profits interests, non-working interests and non-operating interests and (b) interests in and rights with respect to Hydrocarbons and other minerals or revenues therefrom and contracts in connection therewith and claims and rights thereto (including oil and gas leases, operating agreements, unitization and pooling agreements and orders, division orders, transfer orders, mineral deeds, royalty deeds, oil and gas sales, exchange and processing contracts and agreements and, in each case, interests thereunder), surface and subsurface interests, fee interests, reversionary interests, reservations and concessions; except for in each case, all interests in minerals, mineral fee interests, royalties, overriding royalty interests and other similar types of non-leasehold interests in and to the Assets currently owned of record by Chase, Caza or the WI Owners as evidenced by an instrument of conveyance, a reservation in an instrument of conveyance or other instrument recorded in the records of the county clerk of the county in which the Assets are located.
     “Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping or disposing.
     “Reasonable Efforts” means efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.
     “Representatives” means, as to any Person, its officers, directors, employees, counsel, accountants, financial advisers and consultants.

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     “Saltwater Disposal System: means that certain saltwater disposal system located in Eddy and Lea Counties, New Mexico owned by Chase, Caza, the WI Owners and certain Affiliates thereof, as further described in that Assignment, Bill of Sale and Conveyance of Salt Water Disposal System Facilities dated as of even date herewith, in the form attached as Exhibit 5.6(f) of this Agreement.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Sellers” means Chase, Caza and the WI Owners, collectively, and “Seller” means each of Chase, Caza and the WI Owners, respectively.
     “Sellers Reserve Report” means the report furnished to Concho Resources by Chase prior to the date hereof estimating the proved oil and gas reserves as of December 31, 2005 of Chase, Caza and the WI Owners, as audited by Cawley, Gillespie & Associates, Inc.
     “Third-Party Consent” means the consent or approval of any Person other than any Governmental Authority.
     1.2 Certain Additional Defined Terms. In addition to such terms as are defined in Section 1.1, the following terms are used in this Agreement and defined in the preamble to this Agreement or in the Section of this Agreement set forth opposite such term:

Defined Term	Section Reference
Agreement	Preamble
Ancillary Agreements	5.7
Caza	Preamble
Caza Assets	2.3
Caza Balance Sheet	3.4(e)
Caza Consideration	2.3
Caza Financial Statements	3.4(e)
Chase	Preamble
Chase Accredited Investors	2.6(c)
Chase Assets	2.2
Chase Balance Sheet	3.3(e)
Chase Consideration	2.2
Chase Entities	5.8
Chase Financial Statements	3.3(e)
Chase Non-Accredited Investors	2.6
Closing	7.1
Closing Date	7.1
Code	2.5
Concho Holdings	Preamble
Concho Holdings Balance Sheet	3.1(e)
Concho Holdings Common Consideration	2.1(a)
Concho Holdings Financial Statements	3.1(e)
Concho Holdings Preferred Consideration	2.1(b)
Concho Holdings Stockholders	Preamble
Concho Non-Accredited Investors	2.6

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Defined Term	Section Reference
Concho Non-Participating Investors	2.6(a)
Concho Resources	Preamble
Concho Resources Entities	5.8
Consents	5.15
ERISA	3.1(j)
Indemnified Party	5.10
IPO	5.16
Merger Sub	2.6(a)
Preferential Rights	5.15
Proscribed Action	2.5
Transfer Taxes	5.12
WI Assets	2.4
WI Consideration	2.4
WI Owners	Preamble
II. PURCHASE OF EQUITY INTERESTS AND ASSETS
     Subject to the terms and conditions of this Agreement, on the Closing Date:
     2.1 Concho Holdings Stockholders.
     (a) Each Concho Holdings Stockholder shall transfer and assign to Concho Resources all shares of the outstanding Concho Holdings Common Stock then owned by such Concho Holdings Stockholder free and clear of any Liens, and, in exchange therefor, such Concho Holdings Stockholder shall receive one (1) share of Concho Resources Common Stock for each share of Concho Holdings Common Stock so transferred and assigned (the aggregate number of such shares of Concho Resources Common Stock being hereinafter referred to as the “Concho Holdings Common Consideration”).
          1. Each Concho Holdings Stockholder shall transfer and assign to Concho Resources all shares of the outstanding Concho Holdings Preferred Stock then owned by such Concho Holdings Stockholder free and clear of any Liens, and, in exchange therefor, such Concho Holdings Stockholder shall receive one and one-half (1.5) shares of Concho Resources Common Stock for each share of Concho Holdings Preferred Stock so transferred and assigned (the aggregate number of such shares of Concho Resources Preferred Stock being hereinafter referred to as the “Concho Holdings Preferred Consideration”).
     (b) At or prior to the Closing, the Concho Holdings Stock Option Plan will be assumed and adopted by Concho Resources. At the Closing, each Concho Holdings Stock Option that is outstanding and unexercised immediately prior to the Closing shall be assumed by Concho Resources and adjusted to become an option to purchase shares of Concho Resources Common Stock in accordance with the rules set forth in Treasury Regulations Section 1.424-1(a).
     2.2 Chase Assets. Chase shall transfer and assign to Concho Resources all of its right, title and interest in and to the Assets (the “Chase Assets”) free and clear of any Liens,

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other than Permitted Liens, and Concho Resources shall acquire the Chase Assets in exchange for 56,009,965 shares of Concho Resources Common Stock and $322,979,318 in cash (the “Chase Consideration”).
     2.3 Caza Assets. Caza shall transfer and assign to Concho Resources all of its right, title and interest in and to the Assets (the “Caza Assets”) free and clear of any Liens, other than Permitted Liens, and Concho Resources shall acquire the Caza Assets in exchange for 4,999,851 shares of Concho Resources Common Stock and $28,831,450 in cash (the “Caza Consideration”).
     2.4 WI Assets. Each WI Owner shall transfer and assign to Concho Resources all of such WI Owner’s right, title and interest in and to the Assets (such Assets of all WI Owners being hereinafter collectively referred to as, the “WI Assets”) free and clear of any Liens, other than Permitted Liens, and Concho Resources shall acquire the WI Assets in exchange for an aggregate of 8,356,811 shares of Concho Resources Common Stock and $48,189,232 in cash (the “WI Consideration”). The WI Consideration shall be paid to each of the WI Owners as set forth on Schedule II hereto.
     2.5 Tax Treatment. The parties hereto intend for the transactions described herein to qualify for nonrecognition of gain or loss under Section 351(a) of the Internal Revenue Code of 1986, as amended (the “Code”). The parties agree to report the transactions in accordance with the foregoing sentence for all federal income tax purposes. Each party agrees to take no action which, alone or in combination with the actions of others, reasonably could prevent the transactions from qualifying for nonrecognition of gain or loss under Section 351(a) of the Code (a “Proscribed Action”), including, but not limited to, any prearranged sale, distribution, contribution or other disposition of Concho Resources Common Stock. For purposes of this Section 2.5, the parties shall assume that the Sellers will sell to third parties in a registered secondary offering in connection with the IPO 20% of the shares of Concho Resources Common Stock and any such sale by the Sellers of up to 20% of the shares of Concho Resources Common Stock shall not, with respect to the Sellers, be considered a Proscribed Action. A Proscribed Action shall not include a redemption of Concho Resources Common Stock by Concho Resources.
     2.6 Non-Accredited Investors and Non-Selling Accredited Investors. The parties to this Agreement acknowledge that the Concho Non-Participating Investors (defined below) own certain shares of Concho Holdings Common Stock and Concho Holdings Preferred Stock, and the Chase Non-Accredited Investors (defined below) and Chase Accredited Investors (as defined below) own certain interests in the Assets, which are integral and vital to the transactions contemplated by this Agreement and the future success of Concho Resources. The parties to this Agreement acknowledge it is contemplated that (i) with respect to the Concho Non-Participating Investors and the Chase Non-Accredited Investors, as soon as possible after the informational requirements of Regulation D under the Securities Act are met and (ii) with respect to the Chase Accredited Investors, as soon as possible:
     (a) (1) Concho Resources will contribute 100% of the shares of Concho Holdings received from the Concho Holdings Stockholders to a newly-created wholly-owned subsidiary of Concho Resources (“Merger Sub”); (2) Merger Sub will merge with and into Concho Holdings (with Concho Holdings being the surviving entity)

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pursuant to Section 253 of the General Corporation Law of the State of Delaware in a merger intended to qualify as a reorganization under Section 368(a) of the Code; and (3) as a result of such merger, each holder of capital stock of Concho Holdings other than Merger Sub (the “Concho Non-Participating Investors”) shall be entitled to receive (upon surrender of each share of capital stock of Concho Holdings then held by such Person) such number of shares of Concho Resources Common Stock as such holder would have been entitled to receive had such holder been a party to the Escrow Agreement; and
     (b) each of the non-accredited investors listed in Schedule IV to this Agreement (the “Chase Non-Accredited Investors”) shall transfer and assign to Concho Resources using substantially the same form of assignment used to convey the Assets to Concho Resources or its Affiliates all of such Chase Non-Accredited Investor’s right, title and interest in and to the Additional Non-Accredited Assets free and clear of any Liens, other than Permitted Liens, and Concho Resources, as of the Effective Date, shall acquire such Chase Non-Accredited Investor’s right, title and interest in and to the Additional Non-Accredited Assets in exchange for total aggregate consideration not to exceed $905,928.45 in the form of, at the option of such Chase Non-Accredited Investor, shares of Concho Resources Common Stock (at a per share price of $6.00) and/or cash.
     (c) each of the non-participating accredited investors listed in Schedule V to this Agreement (the “Chase Accredited Investors”) shall transfer and assign to Concho Resources using substantially the same form of assignment used to convey the Assets all of such Chase Accredited Investor’s right, title and interest in and to the Additional Accredited Assets free and clear of any Liens, other than Permitted Liens, and Concho Resources, as of the Effective Date, shall acquire such Chase Accredited Investor’s right, title and interest in and to the Additional Accredited Assets in exchange for total aggregate consideration not to exceed $10,267,059.99 in the form of, at the option of such Chase Accredited Investor, shares of Concho Resources Common Stock (at a per share price of $6.00) and/or cash.
III. REPRESENTATIONS AND WARRANTIES
     3.1 Representations and Warranties of Concho Holdings. Concho Holdings hereby represents and warrants to Concho Resources and the Sellers as follows, except as set forth, specifically with reference to a particular section below, on the Concho Holdings Disclosure Schedule:
     (a) Organization. Each of the Concho Holdings Companies is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized; has the requisite power and authority to own, lease and operate its properties and to conduct its business as it is presently being conducted; and is duly qualified to do business as a foreign entity and is in good standing, in each jurisdiction where the character of the properties owned or leased by it or the nature of its activities makes such qualification necessary (except where any failure to be so qualified or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Concho Holdings or Concho Resources).

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     (b) Authority and Enforceability. Concho Holdings has the requisite corporate power and authority to enter into and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Concho Holdings of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, including approval by the board of directors and the stockholders of Concho Holdings, and no other corporate proceedings are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered and constitutes a valid and binding obligation of Concho Holdings enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws affecting creditors generally and by the availability of equitable remedies.
     (c) No Violations. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not, conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien on any of the properties or assets of the Concho Holdings Companies under, any provision of: (i) the certificate of incorporation, bylaws or any other organizational documents of any of the Concho Holdings Companies; (ii) any agreement including any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or other agreement or instrument applicable to the Concho Holdings Companies or by which any of their respective assets or properties may be bound; or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Concho Holdings Companies or any of their respective properties or assets, other than, in the case of clause (ii) or (iii) above, any such conflict, violation, default, right, loss or Lien that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Concho Holdings or Concho Resources.
     (d) No Consents. No consent, approval, order or authorization of, registration, declaration or filing with, or permit from, any Governmental Authority is required by or with respect to any of the Concho Holdings Companies in connection with the execution and delivery by Concho Holdings of this Agreement or the consummation by Concho Holdings of the transactions contemplated hereby. No Third-Party Consent is required by or with respect to any of the Concho Holdings Companies in connection with the execution and delivery by it of this Agreement or the consummation by Concho Holdings of the transactions contemplated hereby, except for any such Third-Party Consent which the failure to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Concho Holdings.
     (e) Financial Statements. Concho Holdings has delivered to Concho Resources and the Sellers copies of the financial statements listed on Schedule 3.1(e) of the Concho Holdings Disclosure Schedule (such financial statements collectively being referred to as the “Concho Holdings Financial Statements”). The Concho Holdings Financial Statements, including the notes thereto, were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except to the extent disclosed therein or required by changes in GAAP) and fairly present in all

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material respects the consolidated financial position of Concho Holdings at the dates thereof and the consolidated results of the operations of Concho Holdings for the periods indicated. There is no liability or obligation of any kind, whether accrued, absolute, fixed, contingent, or otherwise, of Concho Holdings other than (i) liabilities adequately reflected or reserved against in the Concho Holdings Balance Sheet (or expressly identified in the notes to the Concho Holdings Financial Statements), (ii) liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2005 or (iii) any such liabilities which would not be required to be presented in financial statements or the notes thereto prepared in conformity with GAAP applied, in a manner consistent with past practice, in the preparation of the Concho Holdings Financial Statements and which, individually or in the aggregate (A) would not reasonably be expected to have a Material Adverse Effect on Concho Holdings, taken as a whole, or Concho Resources and (B) do not in any case exceed $1,000,000 in the aggregate (provided that this clause (B) shall not constitute evidence of whether a liability, obligation or other fact, event or occurrence shall constitute a Material Adverse Effect).
     (f) Capital Structure. The authorized capital stock of Concho Holdings consists of 30,000,000 shares of common stock and 30,000,000 shares of preferred stock. There are 21,891,184 shares of common stock issued and outstanding, and 17,411,025 shares of preferred stock issued and outstanding. There are 1,879,334 issued and outstanding Concho Holdings Stock Options. No shares of capital stock are reserved for issuance for any other purpose. All the issued and outstanding shares of capital stock of Concho Holdings are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights. There are no Equity Interest Equivalents or other contracts of any character to which Concho Holdings is a party or by which it is bound obligating Concho Holdings to issue, deliver, sell, pledge, dispose of or encumber or cause to be, issued, delivered, sold, pledged, disposed of or encumbered additional Equity Interests of Concho Holdings. There are no outstanding obligations of Concho Holdings to repurchase, redeem, or otherwise acquire any Equity Interests of Concho Holdings. Schedule 3.1(f) of the Concho Holdings Disclosure Schedule identifies as of the date of this Agreement the record and beneficial owner, if different, of the issued and outstanding Concho Holdings Equity Interests. On the Closing Date pursuant to the terms and conditions of this Agreement, Concho Resources will acquire at least 98% of the issued and outstanding shares of Concho Holdings Common Stock, free and clear of any Liens and at least 98% of the issued and outstanding shares of Concho Holdings Preferred Stock, free and clear of any Liens.
     (g) Violations; Defaults; Permits. None of the Concho Holdings Companies is in violation of, or in default in any material respect under, and no event has occurred that (with notice or the lapse of time or both) would constitute a violation of or default under (i) its certificate of incorporation, bylaws or other organizational documents, (ii) any applicable law, rule, regulation, ordinance, order, writ, decree or judgment of any Governmental Authority, or (iii) any agreement of the Concho Holdings Companies, except (in the case of clause (ii) or (iii) above) for any violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Concho Holdings. The Concho Holdings Companies have obtained and hold all permits, licenses, variances, exemptions, orders, franchises, approvals and authorizations of all Persons necessary for the lawful conduct of their respective

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businesses and the lawful ownership, use and operation of their respective assets, except for such permits, licenses, variances, exemptions, orders, franchises, approvals and authorizations which the failure to obtain or hold would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Concho Holdings.
     (h) Litigation. No litigation, arbitration, investigation or other proceeding of any Person is pending or, to the knowledge of Concho Holdings, threatened against Concho Holdings or its assets, nor to the knowledge of Concho Holdings are there any facts or circumstances existing which could reasonably give rise to any such litigation, arbitration, investigation or proceeding. Concho Holdings is not subject to any outstanding injunction, judgment, order, decree, settlement agreement, conciliation agreement, letter of commitment, deficiency letter or ruling (other than routine oil and gas field regulatory orders).
     (i) Taxes. Each of the Concho Holdings Companies has filed accurately and completely all federal, state, local and foreign tax returns and reports required to be filed by it and has paid all applicable taxes due. No taxing authority or agency, domestic or foreign, is now asserting or, to the knowledge of Concho Holdings, threatening to assert against any of the Concho Holdings Companies any adjustment, deficiency or claim for additional taxes or interest thereon or penalties in connection therewith. None of the Concho Holdings Companies has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any federal, state, county, municipal or foreign tax. The accruals and reserves for taxes reflected in the Concho Holdings Financial Statements are adequate to cover all taxes accruable through such date (including interest and penalties, if any, thereon) in accordance with GAAP. There are no tax Liens on the assets of the Concho Holdings Companies other than Liens for taxes not yet due and payable.
     (j) ERISA. During the past six years, none of the Concho Holdings Companies or any Affiliate have made or been required to make contributions to any “multiemployer plan,” as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974 (“ERISA”). The Concho Holdings Companies and their Affiliates have paid and discharged promptly when due all liabilities and obligations arising under ERISA or the Code of a character which if unpaid or unperformed might result in the imposition of a lien against any of the assets or properties of the Concho Holdings Companies. For purposes of this subsection, “Affiliate” means any trade or business (whether or not incorporated) that is as of the date of this Agreement, or at any time within the six years preceding the date hereof would have been, treated as a “single employer” with any of the Concho Holdings Companies under Section 414(b), (c), (m) or (o) of the Code.
     (k) Title to Assets. The Concho Holdings Companies have (i) good and defensible title to their respective assets, including, without limitation, the Concho Holdings Companies’ Oil and Gas Interests, and the Concho Holding Companies’ respective ownership interests in the Concho Holdings Companies’ Oil and Gas Interests is at least equal to that reflected in the Concho Holdings Reserve Report, (ii) good and marketable title to all other real property owned by them (including pipeline easement

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rights) to the extent necessary to carry on their business, and (iii) good and marketable title to all personal property owned by them, in each case free and clear of all Liens, other than Permitted Liens. All Basic Documents of the Concho Holdings Companies pursuant to which the Concho Holdings Companies own, operate or hold any material assets are in full force and effect, and none of the Concho Holdings Companies have received any notice, whether written or oral, of default under any Basic Document of the Concho Holdings Companies or of termination of or intention to terminate any Basic Document of the Concho Holdings Companies and, to Concho Holdings’ knowledge, no event has occurred which (with notice or lapse of time, or both) would constitute a default under any Basic Document of the Concho Holdings Companies or give any of the Concho Holdings Companies or any other party to any Basic Document of the Concho Holdings Companies the right to terminate any Basic Document of the Concho Holdings Companies.
     (l) Oil and Gas Interests. All proceeds from the sale of the Concho Holdings Companies’ share of the Hydrocarbons being produced from Concho Holdings Companies’ Properties are currently being paid in full to the Concho Holdings Companies by the purchasers thereof on a timely basis, and none of such proceeds are currently being held in suspense by such purchaser or any other party. No Properties of the Concho Holdings Companies is subject to (or has related to it) any area of mutual interest agreements, non-competition agreements or other similar agreements or any farm-out or farm-in agreement or any other agreements under which any party thereto is entitled to receive assignments not yet made, or could earn additional assignments. No Properties of the Concho Holdings Companies is held pursuant to an arrangement that is subject to (or has not properly elected out of the provisions of) Subchapter K of the Code.
     (m) Production Data. Subject to such adjustments as are ordinary and customary in the oil and gas industry, to Concho Holdings’ knowledge, the production and other data furnished by Concho Holdings to Concho Resources and the Sellers in their review of the Concho Holdings Companies’ Properties, and any supplements thereto, is now, and on the Closing Date will be, complete and correct, in all material respects, and production has not decreased other than normal declines in production rates over time, individually, on a property-by-property or well-by-well basis or in the aggregate, from the production information furnished to Concho Resources and the Sellers, except that no representation or warranty is made as to reserve estimates, price projections, values assigned to reserves or other assumptions or projections, interpretive data or geophysical or seismic data included therein.
     (n) Gas or Pipeline Imbalances. There are no wellhead or pipeline imbalances as of the Closing Date attributable to the Oil and Gas Interests of the Concho Holdings Companies.
     (o) Environmental Matters. Except as set forth herein this Section 3.1(o), none of the Concho Holding Companies make any representation or warranty in this Agreement with respect to the Concho Assets as they relate to any Hazardous Materials or to any alleged compliance with, or potential liability under, any Environmental Law.

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          1. The Concho Assets and any of the Concho Holding Companies’ businesses with respect thereto and any operations thereof are, and within all applicable statute of limitation periods have been, in material compliance with all applicable Environmental Laws.
          2. All material Permits required under applicable Environmental Laws for operating the Concho Assets as they are currently being operated have been obtained and are currently in full force and effect, and none of the Concho Holding Companies has received any written notice that any such existing Permit will be revoked or any pending application for any new Permit or renewal of any existing Permit will be protested or denied.
          3. None of the Concho Holding Companies has received any written notice of any claim, suit, investigation, request for information, or proceeding concerning any alleged material violation of, or any potential material liability under, any applicable Environmental Law with respect to the Concho Assets and, to the knowledge of any of the Concho Holding Companies, there are no circumstances that would reasonably be likely to result in the receipt of such notice of claim, suit, investigation, request for information, or proceeding.
          4. There has been no Release or disposal of Hazardous Materials in any material respect at, on, under or from any of the Concho Assets.
          5. None of the Concho Holding Companies has received any written notice asserting a potential material liability under applicable Environmental Law with respect to the Release or disposal of Hazardous Materials at, under, or from any real properties offsite the Concho Assets where such Hazardous Materials had been transported to or disposed of by or on behalf of any of the Concho Holding Companies.
          6. To the knowledge of any of the Concho Holding Companies, there has been no exposure of any Person or property to any Hazardous Materials as a result of or in connection with operation of the Concho Assets that would reasonably be expected to form the basis for a claim for damages or compensation.
          7. Each of the Concho Holding Companies has made available to Chase, Caza, and the WI Owners, as requested, copies of all environmental reports, analyses, and correspondence relating to the Concho Assets that are in any of the Concho Holding Companies’ possession or control and relating to alleged material compliance with, or potential material liability under, any applicable Environmental Laws.
          (p) Basic Documents. To Concho Holdings’ knowledge:
          1. all payments (including all delay rentals, royalties, shut-in royalties and payments and valid calls for payment or prepayment) due under the Basic Documents of the Concho Holdings Companies have been and are being made (timely, and before the same became delinquent) by the Concho Holdings Companies in all material respects, or if such payments have been or are being made by third parties, such payments have been and are being made by such third parties where the non-payment of same by such third party could materially and adversely affect the ownership, exploration, development, operation, maintenance, value or use of any of the Oil and Gas Interests of the Concho Holdings Companies; and

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          2. no pending or threatened disputes for payments under any joint operating agreements affecting the Oil and Gas Interests of the Concho Holdings Companies exist including, without limitation, outstanding audit exceptions.
          For the purposes of the representations contained in this subsection (and without limitation of such representations), the non-payment of an amount, or non-performance of an obligation, where such non-payment, or non-performance, could result in the forfeiture or termination of rights of any of the Concho Holdings Companies under a Basic Document of the Concho Holdings Companies, shall be considered material.
     (q) State of Repair. To such Concho Holdings’ knowledge, the properties included in the Oil and Gas Interests of the Concho Holdings Companies have been maintained in a state of repair so as to be reasonably adequate for normal operations.
     (r) Certain Agreements. Except for casinghead gas purchase contracts and AFE’s entered into in the normal course of business, there are no agreements, contracts or commitments (including, without limitation, any management, service, consulting, or other similar contract) to which the assets and properties of the Concho Holdings Companies are subject (i) which involve payment of more than $250,000, (ii) which cannot be terminated by the Concho Holdings Companies upon written notice of 60 days or less and without penalty or other obligation, (iii) limiting in any respect the Concho Holdings Companies’ ability to compete with any Person or otherwise conduct business of any line or nature or (iv) solely among the Concho Holdings Companies and any of their affiliate which will survive the Closing. There are no joint venture or general or limited partnership agreements to which any of the Concho Holdings Companies is subject.
     (s) Disputes and Inquiries. There are no (i) disputes pending, or, to the knowledge of Concho Holdings, threatened, which involve any of the Concho Holdings Companies and any Person regarding any claim involving an amount in excess of $250,000 or (ii) inquiries or notices from any Governmental Authorities relating to the assets, properties or operations of any of the Concho Holdings Companies.
     (t) Brokers. Except for J.P. Morgan Securities Inc., no broker, finder, investment banker or other Person is or will be, in connection with the transactions contemplated by this Agreement, entitled to any brokerage, finder’s or other fee or compensation based on any arrangement or agreement made by or on behalf of any of the Concho Holdings Companies for which any party will have any obligation or liability.
     3.2 Representations and Warranties of the Concho Holdings Stockholders. Each of the Concho Holdings Stockholders, severally as to itself and not jointly, hereby represents and warrants to Concho Resources and the Sellers as follows, except as set forth, specifically with reference to a particular section below, on the Concho Holdings Stockholder Disclosure Schedule:
     (a) Organization and Good Standing. Such Concho Holdings Stockholder (if such Concho Holdings Stockholders is not a natural Person) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized;

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has the requisite power and authority, and if such Concho Holdings Stockholder is a natural Person, capacity, to own, lease and operate its properties and to conduct its business as it is presently being conducted; and is duly qualified to do business as a foreign entity and is in good standing, in each jurisdiction where the character of the properties owned or leased by it or the nature of its activities makes such qualification necessary (except where any failure to be so qualified or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on such Concho Holdings Stockholder).
     (b) Authority and Enforceability. Such Concho Holdings Stockholder (if such Concho Holdings Stockholder is not a natural Person) has the requisite corporate or other power and authority to enter into and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by such Concho Holdings Stockholder of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or other action and no other corporate or other proceedings are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered and constitutes a valid and binding obligation of such Concho Holdings Stockholder enforceable against such Concho Holdings Stockholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws affecting creditors generally and by the availability of equitable remedies.
     (c) No Conflict; Required Filings and Consents. The execution and delivery of this Agreement by such Concho Holdings Stockholder do not, and the performance by such Concho Holdings Stockholder of the transactions contemplated hereby or thereby will not violate, conflict with, require any consent under or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or give any party the right to terminate or accelerate any obligation, or give rise to the creation of any Lien upon any Concho Holdings Equity Interest under, any of the terms, conditions, or provisions of any organizational document, contract or other instrument or obligation to which such Concho Holdings Stockholder is a party or by which it may be bound, or violate any order, writ, judgment, injunction, decree, statute, law, rule, or regulation of any Governmental Authority binding upon such Concho Holdings Stockholder. No consent of or registration, declaration, or filing with any Governmental Authority is required by or with respect to such Concho Holdings Stockholder in connection with the execution and delivery of this Agreement by such Concho Holdings Stockholder or the consummation of the transactions contemplated hereby.
     (d) Ownership. Such Concho Holdings Stockholder is the holder of record of and owns beneficially the Concho Holdings Equity Interests identified as being owned by such Concho Holdings Stockholder in Schedule 3.1(f) of the Concho Holdings Disclosure Schedule and to be acquired by Concho Resources in accordance with Section 2.1 hereof, and, as of the Closing Date, such Concho Holdings Stockholder will be the holder of record and will own beneficially the Concho Holdings Equity Interests, free and clear of all Liens. On the Closing Date, Concho Resources will receive good and valid title to the Concho Holdings Equity Interests owned by such Concho Holdings Stockholder, free and clear of all Liens.

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     (e) Accredited Investor. Such Concho Holdings Stockholder is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Commission.
     (f) Restricted Securities. Such Concho Holdings Stockholder understands that the shares of Concho Resources Common Stock will not have been registered pursuant to the Securities Act or any applicable state securities laws, that the shares of Concho Resources Common Stock will be characterized as “restricted securities” under federal securities laws, and that under such laws and applicable regulations the shares of Concho Resources Common Stock cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this connection, such Concho Holdings Stockholder represents that it is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. A legend indicating that the shares of Concho Resources Common Stock have not been registered under applicable federal and state securities laws and referring to the restrictions on transferability and sale of the Concho Resources Common Stock pursuant to this Agreement or otherwise may be placed on any certificate(s) or other document delivered to such Concho Holdings Stockholder or any substitute therefor and any transfer agent of Concho Resources may be instructed to require compliance therewith.
     (g) Investment Intent. The Concho Resources Common Stock is being acquired for such Concho Holdings Stockholder’s own investment portfolio and account (and not on behalf of, and without the participation of, any other Person) with the intent of holding the Concho Resources Common Stock for investment and without the intent of participating, directly or indirectly, in a distribution of the Concho Resources Common Stock and not with a view to, or for resale in connection with, any distribution of the Concho Resources Common Stock in violation of applicable securities laws or any portion thereof in violation of applicable securities laws. As of the Closing Date, no Concho Holdings Stockholder has plans to transfer any of the Concho Resources Common Stock on a specified date or to a specified person, other than in connection with the IPO.
     3.3 Representations and Warranties of Chase. Chase hereby represents and warrants to Concho Resources and the Concho Holdings Stockholders as follows, except as set forth, specifically with reference to a particular section below, on the Chase Disclosure Schedule:
     (a) Organization. Chase is a corporation duly organized, validly existing and in good standing under the laws of the State of New Mexico; has the requisite power and authority to own, lease and operate its properties and to conduct its business as it is presently being conducted; and is duly qualified to do business as a foreign corporation and is in good standing, in each jurisdiction where the character of the properties owned or leased by it or the nature of its activities makes such qualification necessary (except where any failure to be so qualified or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Assets).

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     (b) Authority and Enforceability. Chase has the requisite corporate power and authority to enter into and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Chase of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, including approval by the board of directors and stockholders of Chase, and no other corporate proceedings are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered and constitutes a valid and binding obligation of Chase enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws affecting creditors generally and by the availability of equitable remedies.
     (c) No Violations. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not, conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien on any of the properties or assets of Chase under, any provision of: (i) the certificate of incorporation, bylaws or any other organizational documents of Chase; (ii) any agreement including any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or other agreement or instrument applicable to Chase or by which any of its assets or properties may be bound; or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Chase or any of its properties or assets, other than, in the case of clause (ii) or (iii) above, any such conflict, violation, default, right, loss or Lien that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Assets.
     (d) No Consents. No consent, approval, order or authorization of, registration, declaration or filing with, or permit from, any Governmental Authority is required by or with respect to Chase in connection with the execution and delivery by Chase of this Agreement or the consummation by Chase of the transactions contemplated hereby. No Third-Party Consent is required by or with respect to Chase in connection with the execution and delivery by it of this Agreement or the consummation by it of the transactions contemplated hereby, except for any such Third-Party Consent which the failure to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Assets.
     (e) Financial Statements. Chase has delivered to Concho Resources copies of the financial statements listed on Schedule 3.3(e) of the Chase Disclosure Schedule (such financial statements collectively being referred to as the “Chase Financial Statements”). The Chase Financial Statements, including the notes thereto, if any, fairly present in all material respects the financial position of Chase at the dates thereof and the results of the operations of Chase for the periods indicated. There is no liability or obligation of any kind, whether accrued, absolute, fixed, contingent, or otherwise, of Chase other than (i) liabilities adequately reflected or reserved against in the Chase Balance Sheet (or expressly identified in the notes to the Chase Financial Statements), (ii) liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2005, or (iii) any such liabilities which, individually or in aggregate (A) would not

19

reasonably be expected to have a Material Adverse Effect on Chase, taken as a whole and (B) do not in any case exceed $1,000,000 in the aggregate (provided that this clause (B) shall not constitute evidence of whether a liability, obligation or other fact, event or occurrence shall constitute a Material Adverse Effect).
     (f) Capital Structure. There are no Equity Interest Equivalents or other contracts of any character to which Chase is a party or by which it is bound obligating Chase to issue, deliver, or sell, or cause to be, issued, delivered or sold, additional Equity Interests of Chase. There are no outstanding obligations of Chase to repurchase, redeem, or otherwise acquire any Equity Interests of Chase. Schedule 3.3(f) of the Chase Disclosure Schedule identifies as of the date of this Agreement the record and beneficial owner, if different, of the issued and outstanding Chase Equity Interests.
     (g) Violations; Defaults; Permits. Chase is not in violation of, or in default in any material respect under, and no event has occurred that (with notice or the lapse of time or both) would constitute a violation of or default under (i) its certificate of incorporation, bylaws or other organizational documents, (ii) any applicable law, rule, regulation, ordinance, order, writ, decree or judgment of any Governmental Authority, or (iii) any agreement of Chase, except (in the case of clause (ii) or (iii) above) for any violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Assets. Chase has obtained and holds all permits, licenses, variances, exemptions, orders, franchises, approvals and authorizations of all Persons necessary for the lawful conduct of its business and the lawful ownership, use and operation of the Chase Assets, except for such permits, licenses, variances, exemptions, orders, franchises, approvals and authorizations which the failure to obtain or hold would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Assets.
     (h) Litigation. No litigation, arbitration, investigation or other proceeding of any Person is pending or, to the knowledge of Chase, threatened against Chase or the Chase Assets, nor to the knowledge of Chase are there any facts or circumstances existing which could reasonably give rise to any such litigation, arbitration, investigation or other proceeding. Neither Chase nor the Chase Assets is subject to any outstanding injunction, judgment, order, decree, settlement agreement, conciliation agreement, letter of commitment, deficiency letter or ruling (other than routine oil and gas field regulatory orders).
     (i) Title to Assets. Chase has (i) good and defensible title to the Chase Assets, including without limitation, Chase’s Oil and Gas Interests, and Chase’s ownership interest in Chase’s Oil and Gas Interests, together with the Oil and Gas Interests of the other Sellers, is at least equal to that reflected in the Sellers Reserve Report, (ii) good and marketable title to all other real property owned by it and included in the Chase Assets (including pipeline easement rights) to the extent necessary to carry on its business as it relates to the Chase Assets, and (iii) good and marketable title to all personal property owned by it and included in the Chase Assets, in each case free and clear of all Liens, other than Permitted Liens. All Basic Documents of Chase pursuant to which Chase owns, operates or holds any of the Assets are in full force and effect, and Chase has not received any notice, whether written or oral, of default under any Basic

20

Document of Chase or of termination of or intention to terminate any Basic Document of Chase and, to its knowledge, no event has occurred which (with notice or lapse of time, or both) would constitute a default under any Basic Document of Chase or give Chase or any other party to any Basic Document of Chase the right to terminate any Basic Document of Chase.
     (j) Oil and Gas Interests. All proceeds from the sale of Chase’s share of the Hydrocarbons being produced from the Properties included in the Chase Assets are currently being paid in full to Chase by the purchasers thereof on a timely basis, and none of such proceeds are currently being held in suspense by such purchaser or any other party. No Properties included in the Chase Assets is subject to (or has related to it) any area of mutual interest agreements, non-competition agreements or other similar agreements or any farm-out or farm-in agreement or any other agreements under which any party thereto is entitled to receive assignments not yet made, or could earn additional assignments after the Effective Date. No Properties included in the Chase Assets is held pursuant to an arrangement that is subject to (or has not properly elected out of the provisions of) Subchapter K of the Code.
     (k) Production Data. Subject to such adjustments as are ordinary and customary in the oil and gas industry, to Chase’s knowledge, the production and other data furnished by Chase to Concho Resources and to Concho Holdings in their review of their Properties included in the Chase Assets, and any supplements thereto, are what is reflected in the books and records of Chase. Notwithstanding the foregoing, no representation or warranty is made as to reserve estimates, price projections, values assigned to reserves or other assumptions or projections, interpretive data or geophysical or seismic data included therein.
     (l) Gas or Pipeline Imbalances. There are no wellhead or pipeline imbalances in excess of 10 MMcf, in the aggregate, as of the Closing Date attributable to the Oil and Gas Interests included in the Chase Assets.
     (m) Environmental Matters. Except as set forth herein this Section 3.3(m), Chase does not make any representation or warranty in this Agreement with respect to the Chase Assets as they relate to any Hazardous Materials or to any alleged compliance with, or potential liability under, any Environmental Law.
          1. The Chase Assets and Chase’s business with respect thereto and its operation thereof are, and within all applicable statute of limitation periods have been, in material compliance with all applicable Environmental Laws.
          2. All material Permits required under applicable Environmental Laws for operating the Chase Assets as they are currently being operated have been obtained and are currently in full force and effect, and Chase has not received any written notice that any such existing Permit will be revoked or any pending application for any new Permit or renewal of any existing Permit will be protested or denied.
          3. Chase has not received any written notice of any claim, suit, investigation, request for information, or proceeding concerning any alleged material violation of, or any

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potential material liability under, any applicable Environmental Law with respect to the Chase Assets and, to the knowledge of Chase, there are no circumstances that would reasonably be likely to result in the receipt of such notice of claim, suit, investigation, request for information, or proceeding.
          4. There has been no Release or disposal of Hazardous Materials in any material respect at, on, under or from any of the Chase Assets.
          5. Chase has not received any written notice asserting a potential material liability under applicable Environmental Law with respect to the Release or disposal of Hazardous Materials at, under, or from any real properties offsite the Chase Assets where such Hazardous Materials had been transported to or disposed of by or on behalf of Chase.
          6. To the knowledge of Chase, there has been no exposure of any Person or property to any Hazardous Materials as a result of or in connection with operation of the Chase Assets that would reasonably be expected to form the basis for a claim for damages or compensation.
          7. Chase has made available to Concho Holding Companies, Caza, and the WI Owners copies, as requested, of all environmental reports, analyses, and correspondence relating to the Chase Assets that are in Chase’s possession or control and relating to alleged material compliance with, or potential material liability under, any applicable Environmental Laws.
          (n) Basic Documents. To Chase’s knowledge:
          1. all payments (including all delay rentals, royalties, shut-in royalties and payments and valid calls for payment or prepayment) due under the Basic Documents of Chase have been and are being made (timely, and before the same became delinquent) by Chase in all material respects, or if such payments have been or are being made by third parties, such payments have been and are being made by such third parties where the non-payment of same by such third party could materially and adversely affect the ownership, exploration, development, operation, maintenance, value or use of any of the Oil and Gas Interests of Chase after the Effective Date, and
          2. no pending or threatened disputes for payments under any joint operating agreements affecting the Oil and Gas Interests exist including, without limitation, outstanding audit exceptions.
          For the purposes of the representations contained in this subsection (and without limitation of such representations), the non-payment of an amount, or non-performance of an obligation, where such non-payment, or non-performance, could result in the forfeiture or termination of rights of Chase under a Basic Document of Chase, shall be considered material.
     (o) Preferential Rights and Consents to Assign. Except for consents to assignment required from Governmental Authorities in connection with the sale or conveyance of oil and gas properties if the same are customarily obtained subsequent to such sale or conveyance without penalty and, to Chase’s knowledge, there are no

22

consents to assignment or waivers of preferential rights to purchase that must be obtained from any Person in order for Chase to consummate the transactions contemplated by this Agreement without violating or breaching a duty or obligation of Chase.
     (p) State of Repair. To the Chase’s knowledge, the properties in the Oil and Gas Interests included in the Chase Assets have been maintained in a state of repair so as to be reasonably adequate for normal operations.
     (q) Certain Agreements. Except for casinghead gas purchase contracts and AFE’s entered into in the normal course of business, there are no agreements, contracts or commitments (including, without limitation, any management, service, consulting, or other similar contract) to which the Chase Assets are subject (i) which involve payment of more than $250,000, (ii) which cannot be terminated by Chase upon written notice of 60 days or less and without penalty or other obligation, (iii) limiting in any respect Chase’s ability to compete with any Person or otherwise conduct business of any line or nature or (iv) solely among Chase and any of its affiliates which will survive the Closing. There are no joint venture or general or limited partnership agreements to which the Chase Assets are subject.
     (r) Disputes and Inquiries. There are no (i) disputes pending, or, to the knowledge of Chase, threatened, which involve Chase or the Chase Assets and any Person regarding any claim involving an amount in excess of $250,000 or (ii) inquiries or notices from any Governmental Authorities relating to the Chase Assets.
     (s) Brokers. No broker, finder, investment banker or other Person is or will be, in connection with the transactions contemplated by this Agreement, entitled to any brokerage, finder’s or other fee or compensation based on any arrangement or agreement made by or on behalf of Chase for which any party will have any obligation or liability.
     (t) Accredited Investor. Chase is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Commission.
     (u) Restricted Securities. Chase understands that the shares of Concho Resources Common Stock will not have been registered pursuant to the Securities Act or any applicable state securities laws, that the shares of Concho Resources Common Stock will be characterized as “restricted securities” under federal securities laws, and that under such laws and applicable regulations the shares of Concho Resources Common Stock cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this connection, Chase represents that it is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. A legend indicating that the shares of Concho Resources Common Stock have not been registered under applicable federal and state securities laws and referring to the restrictions on transferability and sale of the Concho Resources Common Stock pursuant to this Agreement or otherwise may be placed on any certificate(s) or other document delivered to Chase or any substitute therefor and any transfer agent of Concho Resources may be instructed to require compliance therewith.

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     (v) Investment Intent. The Concho Resources Common Stock is being acquired for the investment portfolio and account of Chase and its Affiliates (and not on behalf of, and without the participation of, any other Person) with the intent of holding the Concho Resources Common Stock for investment and without the intent of participating, directly or indirectly, in a distribution of the Concho Resources Common Stock and not with a view to, or for resale in connection with, any distribution of the Concho Resources Common Stock in violation of applicable securities laws or any portion thereof in violation of applicable securities laws. As of the Closing Date, Chase has no plans to transfer any of the Concho Resources Common Stock on a specified date or to a specified person other than to its Affiliates or in connection with the IPO.
     3.4 Representations and Warranties of Caza. Caza hereby represents and warrants to Concho Resources and the Concho Holdings Stockholders as follows, except as set forth, specifically with reference to a particular section below, on the Caza Disclosure Schedule:
     (a) Organization. Caza is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New Mexico; has the requisite power and authority to own, lease and operate its properties and to conduct its business as it is presently being conducted; and is duly qualified to do business as a foreign limited liability company and is in good standing, in each jurisdiction where the character of the properties owned or leased by it or the nature of its activities makes such qualification necessary (except where any failure to be so qualified or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Assets).
     (b) Authority and Enforceability. Caza has the requisite limited liability company power and authority to enter into and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Caza of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary limited liability company action, including approval by the managers and members of Caza, and no other proceedings are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered and constitutes a valid and binding obligation of Caza enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws affecting creditors generally and by the availability of equitable remedies.
     (c) No Violations. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not, conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien on any of the properties or assets of Caza under, any provision of: (i) the certificate of incorporation, bylaws or any other organizational documents of Caza; (ii) any agreement including any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or other agreement or instrument applicable to Caza or by which any of its assets or properties may be bound; or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Caza or any of its properties or assets, other than, in the

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case of clause (ii) or (iii) above, any such conflict, violation, default, right, loss or Lien that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Assets.
     (d) No Consents. No consent, approval, order or authorization of, registration, declaration or filing with, or permit from, any Governmental Authority is required by or with respect to Caza in connection with the execution and delivery by Caza of this Agreement or the consummation by Caza of the transactions contemplated hereby. No Third-Party Consent is required by or with respect to Caza in connection with the execution and delivery by it of this Agreement or the consummation by it of the transactions contemplated hereby, except for any such Third-Party Consent which the failure to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Assets.
     (e) Financial Statements. Caza has delivered to Concho Resources copies of the financial statements listed on Schedule 3.4(e) of the Caza Disclosure Schedule (such financial statements collectively being referred to as the “Caza Financial Statements”). The Caza Financial Statements, including the notes thereto, fairly present in all material respects the financial position of Caza at the dates thereof and the results of the operations of Caza for the periods indicated. There is no liability or obligation of any kind, whether accrued, absolute, fixed, contingent, or otherwise, of Caza other than (i) liabilities adequately reflected or reserved against in the Caza Balance Sheet (or expressly identified in the notes to the Caza Financial Statements), (ii) liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2005, or (iii) any such liabilities which, individually or in aggregate (A) would not reasonably be expected to have a Material Adverse Effect on Caza, taken as a whole and (B) do not in any case exceed $1,000,000 in the aggregate (provided that this clause (B) shall not constitute evidence of whether a liability, obligation or other fact, event or occurrence shall constitute a Material Adverse Effect).
     (f) Violations; Defaults; Permits. Caza is not in violation of, or in default in any material respect under, and no event has occurred that (with notice or the lapse of time or both) would constitute a violation of or default under (i) its certificate of formation, operating agreement or other organizational documents, (ii) any applicable law, rule, regulation, ordinance, order, writ, decree or judgment of any Governmental Authority, or (iii) any agreement of Caza, except (in the case of clause (ii) or (iii) above) for any violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Assets. Caza has obtained and holds all permits, licenses, variances, exemptions, orders, franchises, approvals and authorizations of all Persons necessary for the lawful conduct of its business and the lawful ownership, use and operation of the Caza Assets, except for such permits, licenses, variances, exemptions, orders, franchises, approvals and authorizations which the failure to obtain or hold would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Assets.
     (g) Litigation. No litigation, arbitration, investigation or other proceeding of any Person is pending or, to the knowledge of Caza, threatened against Caza or the Caza Assets, nor to the knowledge of Caza are there any facts or circumstances existing which

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could reasonably give rise to any such litigation, arbitration, investigation or other proceeding. Neither Caza nor the Caza Assets is subject to any outstanding injunction, judgment, order, decree, settlement agreement, conciliation agreement, letter of commitment, deficiency letter or ruling (other than routine oil and gas field regulatory orders).
     (h) Title to Assets. Caza has (i) good and defensible title to the Caza Assets, including without limitation, Caza’s Oil and Gas Interests, and Caza’s ownership interest in Caza’s Oil and Gas Interests, together with the Oil and Gas Interests of the other Sellers, is at least equal to that reflected in the Sellers Reserve Report, (ii) good and marketable title to all other real property owned by it and included in the Caza Assets (including pipeline easement rights) to the extent necessary to carry on its business as it relates to the Caza Assets, and (iii) good and marketable title to all personal property owned by it and included in the Caza Assets, in each case free and clear of all Liens, other than Permitted Liens. All Basic Documents of Caza pursuant to which Caza owns, operates or holds any of the Assets are in full force and effect, and Caza has not received any notice, whether written or oral, of default under any Basic Document of Caza or of termination of or intention to terminate any Basic Document of Caza and, to its knowledge, no event has occurred which (with notice or lapse of time, or both) would constitute a default under any Basic Document of Caza or give Caza or any other party to any Basic Document of Caza the right to terminate any Basic Document of Caza .
     (i) Oil and Gas Interests. All proceeds from the sale of Caza’s share of the Hydrocarbons being produced from the Properties included in the Caza Assets are currently being paid in full to Caza by the purchasers thereof on a timely basis, and none of such proceeds are currently being held in suspense by such purchaser or any other party. No Properties included in the Caza Assets is subject to (or has related to it) any area of mutual interest agreements, non-competition agreements or other similar agreements or any farm-out or farm-in agreement or any other agreements under which any party thereto is entitled to receive assignments not yet made, or could earn additional assignments after the Effective Date. No Properties included in the Caza Assets is held pursuant to an arrangement that is subject to (or has not properly elected out of the provisions of) Subchapter K of the Code.
     (j) Production Data. Subject to such adjustments as are ordinary and customary in the oil and gas industry, to Caza’s knowledge, the production and other data furnished by Caza to Concho Resources and Concho Holdings in their review of the Properties included in the Caza Assets, and any supplements thereto, are what is reflected in the books and records of Caza. Notwithstanding the foregoing, no representation or warranty is made as to reserve estimates, price projections, values assigned to reserves or other assumptions or projections, interpretive data or geophysical or seismic data included therein.
     (k) Gas or Pipeline Imbalances. There are no wellhead or pipeline imbalances in excess of 10 MMcf, in the aggregate, as of the Closing Date attributable to the Oil and Gas Interests included in the Caza Assets.

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     (l) Environmental Matters. Except as set forth herein this Section 3.4(l), Caza does not make any representation or warranty in this Agreement with respect to the Caza Assets as they relate to any Hazardous Materials or to any alleged compliance with, or potential liability under, any Environmental Law.
          1. The Caza Assets and Caza’s business with respect thereto and its operation thereof are, and within all applicable statute of limitation periods have been, in material compliance with all applicable Environmental Laws.
          2. All material Permits required under applicable Environmental Laws for operating the Caza Assets as they are currently being operated have been obtained and are currently in full force and effect, and Caza has not received any written notice that any such existing Permit will be revoked or any pending application for any new Permit or renewal of any existing Permit will be protested or denied.
          3. Caza has not received any written notice of any claim, suit, investigation, request for information, or proceeding concerning any alleged material violation of, or any potential material liability under, any applicable Environmental Law with respect to the Caza Assets and, to the knowledge of Caza, there are no circumstances that would reasonably be likely to result in the receipt of such notice of claim, suit, investigation, request for information, or proceeding.
          4. There has been no Release or disposal of Hazardous Materials in any material respect at, on, under or from any of the Caza Assets.
          5. Caza has not received any written notice asserting a potential material liability under applicable Environmental Law with respect to the Release or disposal of Hazardous Materials at, under, or from any real properties offsite the Caza Assets where such Hazardous Materials had been transported to or disposed of by or on behalf of Caza.
          6. To the knowledge of Caza, there has been no exposure of any Person or property to any Hazardous Materials as a result of or in connection with operation of the Caza Assets that would reasonably be expected to form the basis for a claim for damages or compensation.
     7. Caza has made available to Concho Holding Companies, Chase, and the WI Owners, as requested, copies of all environmental reports, analyses, and correspondence relating to the Caza Assets that are in Caza’s possession or control and relating to alleged material compliance with, or potential material liability under, any applicable Environmental Laws.
     (m) Basic Documents. To Caza’s knowledge:
          1. all payments (including all delay rentals, royalties, shut-in royalties and payments and valid calls for payment or prepayment) due under the Basic Documents of Caza have been and are being made (timely, and before the same became delinquent) by Caza in all material respects, or if such payments have been or are being made by third parties, such payments have been and are being made by such third parties where the non-payment of same by such third party could materially and adversely affect

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the ownership, exploration, development, operation, maintenance, value or use of any of the Oil and Gas Interests of Caza after the Effective Date; and
          2. no pending or threatened disputes for payments under any joint operating agreements affecting the Oil and Gas Interests of Caza exist including, without limitation, outstanding audit exceptions.
          For the purposes of the representations contained in this subsection (and without limitation of such representations), the non-payment of an amount, or non-performance of an obligation, where such non-payment, or non-performance, could result in the forfeiture or termination of rights of Caza under a Basic Document of Caza, shall be considered material.
     (n) Preferential Rights and Consents to Assign. Except for consents to assignment required from Governmental Authorities in connection with the sale or conveyance of oil and gas properties if the same are customarily obtained subsequent to such sale or conveyance without penalty, to Caza’s knowledge, there are no consents to assignment or waivers of preferential rights to purchase that must be obtained from third parties in order for Caza to consummate the transactions contemplated by this Agreement without violating or breaching a duty or obligation of Caza.
     (o) State of Repair. To Caza’s knowledge, the properties in the Oil and Gas Interests included in the Caza Assets have been maintained in a state of repair so as to be reasonably adequate for normal operations.
     (p) Certain Agreements. Except for casinghead gas purchase contracts and AFE’s entered into in the normal course of business, there are no agreements, contracts or commitments (including, without limitation, any management, service, consulting, or other similar contract) to which the Caza Assets are subject (i) which involve payment of more than $250,000, (ii) which cannot be terminated by Chase upon written notice of 60 days or less and without penalty or other obligation, (iii) limiting in any respect the Caza’s ability to compete with any Person or otherwise conduct business of any line or nature or (iv) solely among Caza and any of its affiliates which will survive the Closing. There are no joint venture or general or limited partnership agreements to which the Caza Assets are subject.
     (q) Disputes and Inquiries. There are no (i) disputes pending, or, to the knowledge of Caza, threatened, which involve Caza or the Caza Assets and any Person regarding any claim involving an amount in excess of $250,000 or (ii) inquiries or notices from any Governmental Authorities relating to the Caza Assets.
     (r) Brokers. No broker, finder, investment banker or other Person is or will be, in connection with the transactions contemplated by this Agreement, entitled to any brokerage, finder’s or other fee or compensation based on any arrangement or agreement made by or on behalf of Caza and for which any party will have any obligation or liability.
     (s) Accredited Investor. Caza is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Commission.

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     (t) Restricted Securities. Caza understands that the shares of Concho Resources Common Stock will not have been registered pursuant to the Securities Act or any applicable state securities laws, that the shares of Concho Resources Common Stock will be characterized as “restricted securities” under federal securities laws, and that under such laws and applicable regulations the shares of Concho Resources Common Stock cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this connection, Caza represents that it is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. A legend indicating that the shares of Concho Resources Common Stock have not been registered under applicable federal and state securities laws and referring to the restrictions on transferability and sale of the Concho Resources Common Stock pursuant to this Agreement or otherwise may be placed on any certificate(s) or other document delivered to Caza or any substitute therefor and any transfer agent of Concho Resources may be instructed to require compliance therewith.
     (u) Investment Intent. The Concho Resources Common Stock is being acquired for the investment portfolio and account of Caza and its Affiliates (and not on behalf of, and without the participation of, any other Person) with the intent of holding the Concho Resources Common Stock for investment and without the intent of participating, directly or indirectly, in a distribution of the Concho Resources Common Stock and not with a view to, or for resale in connection with, any distribution of the Concho Resources Common Stock in violation of applicable securities laws or any portion thereof in violation of applicable securities laws. As of the Closing Date, Caza has no plans to transfer any of the Concho Resources Common Stock on a specified date or to a specified person other than to its Affiliates or in connection with the IPO.
     3.5 Representations and Warranties of WI Owners. Each of the WI Owners, severally and not jointly, hereby represents and warrants to Concho Resources and the Concho Holdings Stockholders as follows:
     (a) Organization and Good Standing. Such WI Owner (if such WI Owner is not a natural Person) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized; has the requisite power and authority, and if such WI Owner is a natural Person, capacity, to own, lease and operate its properties and to conduct its business as it is presently being conducted; and is duly qualified to do business as a foreign entity and is in good standing, in each jurisdiction where the character of the properties owned or leased by it or the nature of its activities makes such qualification necessary (except where any failure to be so qualified or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Assets).
     (b) Authority and Enforceability. Such WI Owner (if such WI Owner is not a natural Person) has the requisite corporate or other power and authority to enter into and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by such WI Owner of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or other action and no other corporate or other proceedings are

29

necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered and constitutes a valid and binding obligation of such WI Owner enforceable against such WI Owner in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws affecting creditors generally and by the availability of equitable remedies.
     (c) No Violations. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not, conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien on any of the properties or assets of such WI Owner under, any provision of: (i) if such WI Owner is not a natural person, the certificate of incorporation, bylaws or any other organizational documents of such WI Owner; (ii) any agreement including any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or other agreement or instrument applicable to such WI Owner or by which any of such WI Owner’s assets or properties may be bound; or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such WI Owner or any of such WI Owner’s properties or assets, other than, in the case of clause (ii) or (iii) above, any such conflict, violation, default, right, loss or Lien that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Assets.
     (d) No Consents. No consent, approval, order or authorization of, registration, declaration or filing with, or permit from, any Governmental Authority is required by or with respect to such WI Owner in connection with the execution and delivery by such WI Owner of this Agreement or the consummation by such WI Owner of the transactions contemplated hereby. No Third-Party Consent is required by or with respect to such WI Owner in connection with the execution and delivery by it of this Agreement or the consummation by it of the transactions contemplated hereby, except for any such Third-Party Consent which the failure to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Assets.
     (e) Violations; Defaults; Permits. Such WI Owner is not in violation of, or in default in any material respect under, and no event has occurred that (with notice or the lapse of time or both) would constitute a violation of or default under (i) its certificate of incorporation, bylaws or other organizational documents, (ii) any applicable law, rule, regulation, ordinance, order, writ, decree or judgment of any Governmental Authority, or (iii) any agreement of such WI Owner, except (in the case of clause (ii) or (iii) above) for any violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Assets. Such WI Owner has obtained and holds all permits, licenses, variances, exemptions, orders, franchises, approvals and authorizations of all Persons necessary for the lawful conduct of its business and the lawful ownership, use and operation of its business, including, without limitation, the WI Assets of such WI Owner, except for such permits, licenses, variances, exemptions, orders, franchises, approvals and authorizations which the failure to obtain or hold would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Assets.

30

     (f) Litigation. No litigation, arbitration, investigation or other proceeding of any Person is pending or, to the knowledge of such WI Owner, threatened against the WI Assets of such WI Owner, nor to the knowledge of such WI Owner are there any facts or circumstances existing which could reasonably give rise to any such litigation, arbitration, investigation or proceeding. The WI Assets of such WI Owner is not subject to any outstanding injunction, judgment, order, decree, settlement agreement, conciliation agreement, letter of commitment, deficiency letter or ruling (other than routine oil and gas field regulatory orders).
     (g) Title to Assets. Such WI Owner has (i) good and defensible title to the WI Assets of such WI Owner, including without limitation, such WI Owner’s Oil and Gas Interests, and such WI Owner’s ownership interest in such WI Owner’s Oil and Gas Interests, together with the Oil and Gas Interests of the other Sellers, is at least equal to that reflected in the Sellers Reserve Report, (ii) good and marketable title to all other real property included in the WI Assets owned by such WI Owner (including pipeline easement rights) to the extent necessary to carry on its business, and (iii) good and marketable title to all personal property owned by such WI Owner and included in the WI Assets owned by such WI Owner, in each case free and clear of all Liens, other than Permitted Liens. All Basic Documents of such WI Owner pursuant to which such WI Owner owns, operates or holds any of the Assets are in full force and effect, and such WI Owner has not received any notice, whether written or oral, of a default under any Basic Document of such WI Owner or termination of, or intention to terminate, any Basic Document of such WI Owner and, to its knowledge, no event has occurred which (with notice or lapse of time, or both), would constitute a default under any Basic Document of such WI Owner or give such WI Owner or any other party to any Basic Document of such WI Owner the right to terminate any Basic Document of such WI Owner.
     (h) Oil and Gas Interests. All proceeds from the sale of such WI Owner’s share of the Hydrocarbons being produced from Properties included in such WI Owner’s portion of the WI Assets are currently being paid in full to such WI Owner by the purchasers thereof on a timely basis, and none of such proceeds are currently being held in suspense by such purchaser or any other party. No Properties included in such WI Owner’s portion of the WI Assets is subject to (or has related to it) any area of mutual interest agreements, non-competition agreements or other similar agreements or any farm-out or farm-in agreement or any other agreements under which any party thereto is entitled to receive assignments not yet made, or could earn additional assignments after the Effective Date. No Properties included in such WI Owner’s portion of the WI Assets is subject to (or has related to it) any tax partnership.
     (i) Environmental Matters. Except as set forth herein this Section 3.5(i), none of the WI Owners make any representation or warranty in this Agreement with respect to the WI Assets as they relate to any Hazardous Materials or to any alleged compliance with, or potential liability under, any Environmental Law.
          1. Such WI Owner has not received any written notice of any claim, suit, investigation, request for information, or proceeding concerning any alleged material violation of, or any potential material liability under, any applicable Environmental Law with respect to such WI Owner’s portion of the WI Assets and, to the knowledge of such WI Owner, there are

31

no circumstances that would reasonably be likely to result in the receipt of such notice of claim, suit, investigation, request for information, or proceeding.
          2. Such WI Owner has not received any written notice asserting a potential material liability under applicable Environmental Law with respect to the release or disposal of Hazardous Materials at, under, or from any real properties offsite such WI Owner’s portion of the WI Assets where such Hazardous Materials had been transported to or disposed of by or on behalf of such WI Owner.
          3. To the knowledge of such WI Owner, there has been no exposure of any Person or property to any Hazardous Materials as a result of or in connection with operation of such WI Owner’s portion of the WI Assets that would reasonably be expected to form the basis for a claim for damages or compensation.
     (j) Brokers. No broker, finder, investment banker or other Person is or will be, in connection with the transactions contemplated by this Agreement, entitled to any brokerage, finder’s or other fee or compensation based on any arrangement or agreement made by or on behalf of such WI Owner and for which any party will have any obligation or liability.
     (k) Accredited Investor. Such WI Owner is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the Commission.
     (l) Restricted Securities. Such WI Owner understands that the shares of Concho Resources Common Stock will not have been registered pursuant to the Securities Act or any applicable state securities laws, that the shares of Concho Resources Common Stock will be characterized as “restricted securities” under federal securities laws, and that under such laws and applicable regulations the shares of Concho Resources Common Stock cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this connection, such WI Owner represents that it is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. A legend indicating that the shares of Concho Resources Common Stock have not been registered under applicable federal and state securities laws and referring to the restrictions on transferability and sale of the Concho Resources Common Stock pursuant to this Agreement or otherwise may be placed on any certificate(s) or other document delivered to WI Owner or any substitute therefor and any transfer agent of Concho Resources may be instructed to require compliance therewith.
     (m) Investment Intent. The Concho Resources Common Stock is being acquired for the investment portfolio and account of such WI Owner and its Affiliates (and not on behalf of, and without the participation of, any other Person) with the intent of holding the Concho Resources Common Stock for investment and without the intent of participating, directly or indirectly, in a distribution of the Concho Resources Common Stock and not with a view to, or for resale in connection with, any distribution of the Concho Resources Common Stock in violation of applicable securities laws or any portion thereof in violation of applicable securities laws. As of the Closing Date, such WI Owner has no plans to transfer any of the Concho Resources Common Stock on a

32

specified date or to a specified person other than to its Affiliates or in connection with the IPO.
     3.6 Representations and Warranties of Concho Resources. Concho Resources hereby represents and warrants to the other parties to this Agreement as follows, except as set forth, specifically with reference to a particular section below, on the Concho Resources Disclosure Schedule:
     (a) Organization. Concho Resources is a corporation duly organized, validly existing and in good standing under the laws of Delaware; has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as it is presently being conducted; and is duly qualified to do business as a foreign corporation and is in good standing, in each jurisdiction where the character of the properties owned or leased by it or the nature of its activities makes such qualification necessary (except where any failure to be so qualified or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Concho Resources).
     (b) Authority and Enforceability. Concho Resources has the requisite corporate power and authority to enter into and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Concho Resources of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, including approval by the board of directors and stockholder of Concho Resources, and no other proceedings are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered and constitutes a valid and binding obligation of Concho Resources enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization and similar laws affecting creditors generally and by the availability of equitable remedies.
     (c) No Violations. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not, conflict with, result in any violation of or default (with or without notice or lapse of time or both) under, give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any Lien on any of the properties or assets of Concho Resources under, any provision of: (i) the certificate of incorporation, bylaws or any other organizational documents of Concho Resources; (ii) any agreement including any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or other agreement or instrument applicable to Concho Resources or by which any of its assets or properties may be bound; or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Concho Resources or any of its properties or assets, other than, in the case of clause (ii) or (iii) above, any such conflict, violation, default, right, loss or Lien that, individually or in the aggregate, would not have a Material Adverse Effect on Concho Resources.

33

     (d) No Consents. No consent, approval, order or authorization of, registration, declaration or filing with, or permit from, any Governmental Authority is required by or with respect to Concho Resources in connection with the execution and delivery by Concho Resources of this Agreement or the consummation by Concho Resources of the transactions contemplated hereby. No Third-Party Consent is required by or with respect to Concho Resources in connection with the execution and delivery by it of this Agreement or the consummation by it of the transactions contemplated hereby, except for any such Third-Party Consent which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Concho Resources.
     (e) Capital Structure. The authorized capital stock of Concho Resources consists of 1,000 shares of common stock. There is one (1) share of common stock issued and outstanding. Other than as contemplated by this Agreement, no shares of capital stock are reserved for issuance for any other purpose. All the issued and outstanding shares of capital stock of Concho Resources are duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any preemptive or similar rights. Other than as contemplated by this Agreement, there are no Equity Interest Equivalents or other contracts of any character to which Concho Resources is a party or by which it is bound obligating Concho Resources to issue, deliver, or sell, or cause to be, issued, delivered or sold, additional Equity Interests of Concho Resources. There are no outstanding obligations of Concho Resources to repurchase, redeem, or otherwise acquire Equity Interests of Concho Resources.
     (f) Litigation. No litigation, arbitration, investigation or other proceeding of any Person is pending or, to the knowledge of Concho Resources, threatened against Concho Resources or its assets, nor to the knowledge of Concho Resources are there any facts or circumstances existing which could reasonably give rise to any such litigation, arbitration, investigation or proceeding. Concho Resources is not subject to any outstanding injunction, judgment, order, decree, settlement agreement, conciliation agreement, letter of commitment, deficiency letter or ruling (other than routine oil and gas field regulatory orders).
     (g) Brokers. No broker, finder, investment banker or other Person is or will be, in connection with the transactions contemplated by this Agreement, entitled to any brokerage, finder’s or other fee or compensation based on any arrangement or agreement made by or on behalf of Concho Resources and for which any party will have any obligation or liability.
     (h) No Operations. As of the Closing Date and immediately prior to the consummation of the transactions contemplated hereby, Concho Resources has no assets, liabilities or operations.
IV. CONDUCT OF BUSINESS PRIOR TO CLOSING
     Each of Concho Holdings, the Concho Holdings Stockholders, Chase, Caza and the WI Owners severally covenants and agrees (only with respect to itself) that during the period from the date of this Agreement until the Closing Date or the date, if any, on which this Agreement is earlier terminated pursuant to Article VIII, except as (w) disclosed in Section 4.1 of such party’s

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disclosure schedule, (x) expressly contemplated or permitted by this Agreement, (y) required by applicable law or (z) agreed to in writing by Chase and Concho Holdings, after the date of this Agreement and prior to the Closing Date
     4.1 Ordinary Course. The Concho Holdings Companies, Chase and Caza shall carry on their businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and shall use all commercially Reasonable Efforts to preserve intact its present business organizations, keep available the services of its current officers and employees, and endeavor to preserve its relationship with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect on the Closing Date.
     4.2 Dividends; Changes in Equity Interests. None of the Concho Holdings Companies shall: (a) declare or pay any dividends on or make other distributions in respect of any of their equity securities, except as due on the Concho Holdings Preferred Stock; (b) split, combine or reclassify any of their equity securities or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for such equity securities; or (c) repurchase, redeem or otherwise acquire, any of its securities.
     4.3 Issuance of Securities. None of the Concho Holdings Companies shall issue, deliver or sell, or authorize or propose to issue, deliver or sell, any of its equity securities of any class, any voting debt or other securities or any securities convertible into, or any rights, warrants or options to acquire, any such equity securities, voting debt, other securities or convertible securities, except pursuant to the Concho Holdings Stock Option Plan and capital calls pursuant to the Concho Holdings Stock Purchase Agreement.
     4.4 Encumbrances. None of the Concho Holdings Stockholders shall sell, pledge, encumber or otherwise dispose of any shares of Concho Holdings Common Stock or Concho Holdings Preferred Stock other than pledges in favor of Concho Holdings.
     4.5 Governing Documents. None of the Concho Holdings Companies shall amend or propose to amend its organizational documents.
     4.6 No Acquisitions. None of the Concho Holdings Companies shall acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or any of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, except such acquisitions of interests made in the ordinary course of business and as to which the aggregate acquisition purchase price thereof does not exceed $15,000,000.
     4.7 No Dispositions. None of the Concho Holdings Companies shall sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, any of its assets, other than sales, leases, encumbrances or other dispositions in the ordinary course of business consistent with past practice (including without limitation the sale of production and transfer of inventory) or that are not material, individually or in the aggregate, to the Concho Holdings Companies. None of Chase, Caza or the WI Owners shall, respectively, sell, lease, encumber or otherwise dispose of,

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or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of any of the Assets.
     4.8 No Dissolution. Except as otherwise permitted or contemplated by this Agreement, none of the Concho Holdings Companies shall authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution.
     4.9 Accounting. None of the Concho Holdings Companies shall make any changes in their respective accounting methods, except as required by law, rule, regulation or generally accepted accounting practices and as recommended by Concho Holdings’ independent accountants.
     4.10 Insurance. Each of the Concho Holdings Companies, Chase and Caza shall use commercially Reasonable Efforts to maintain all insurance policies each such entity has in effect as of the date of this Agreement without reduction in the terms or coverage of such policies, including without limitation the amount of coverage.
     4.11 Tax Matters. None of the Concho Holdings Companies shall (a) make or rescind any material election relating to taxes; (b) change any material tax accounting method or (c) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to taxes.
     4.12 Certain Employee Matters. None of the Concho Holdings Companies shall: (a) amend or modify in any respect or receive any assets from any pension plan; (b) enter into any new or amend any existing, employment or severance or termination agreement with any director, officer or employee; (c) grant any options or other awards to any director, officer, employee or agent, except for any such options or other awards which are currently or become due under the Concho Holdings Stock Option Plan; or (d) become obligated under any new employee benefit plan or pension plan which was not in existence or approved appropriately prior to the date hereof, or amend any such plan or arrangement in existence on the date hereof.
     4.13 Indebtedness; Agreements; Capital Expenditures; Litigation. None of the Concho Holdings Companies shall (a) incur any indebtedness for borrowed money; (b) enter into any material lease (whether such lease is an operating or capital lease), other than oil, gas and mineral leases in the ordinary course of business; (c) make or commit to make aggregate capital expenditures in excess of those required by Concho Holdings’ 2006 capital budget (a copy of which has been provided to Chase), or otherwise bind itself under any agreement not terminable by the Concho Holdings Companies upon not more than thirty (30) days notice without penalty; or (d) settle any litigation for amounts in excess of the applicable insurance coverage limits.
V. ADDITIONAL AGREEMENTS
     5.1 Access to Information and Field Assets. Upon reasonable notice, the Concho Holdings Companies, Chase, Caza and the WI Owners shall from the date hereof until the Closing Date or the date, if any, on which this Agreement is earlier terminated pursuant to Article VIII:
     (a) afford to each other’s and Concho Resources’ officers, employees, accountants, counsel and other representatives access, to all their properties, books,

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contracts, commitments, files and records, as well as to its officers and employees and, during such period, shall furnish all other information concerning its business, properties and personnel as such other party may reasonably request; and
     (b) permit, or in case of any third-party operated Oil and Gas Interests of such party, use its best good faith efforts to cause the operator thereof to permit, each other’s and Concho Resources’ authorized representatives to consult with such party’s or third-party operator’s agents and employees and to conduct, at the reviewing party’s sole risk and expense, on-site inspections, tests and inventories of the Oil and Gas Interests of such party.
Each party hereto agrees that it will not, and will cause its respective representatives not to, use any information obtained pursuant to this Section 5.1 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement.
     5.2 Regulatory Approvals. Each party hereto shall cooperate and use its reasonable best efforts to promptly prepare and file all necessary documentation to effect all necessary applications, notices, petitions, filings and other documents, and use all commercially Reasonable Efforts to obtain (and will cooperate with each other in obtaining) any consent, acquiescence, authorization, order or approval of, and any exemption or nonopposition by, any Governmental Entity required to be obtained or made by any party hereto in connection with the taking of any action contemplated thereby or by this Agreement.
     5.3 Agreement to Defend. In the event any claim, action, suit, investigation or other proceeding by any governmental body or other Person or other legal or administrative proceeding is commenced that questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, the parties hereby agree to cooperate and use their commercially Reasonable Efforts to defend against and respond thereto.
     5.4 Public Announcements. Prior to the Closing, no party hereto shall issue any press release or otherwise make any public statements with respect to the transactions contemplated by this Agreement, without the consent of Chase and Concho Holdings, except as may be required by applicable law and so long as the disclosing party notifies Chase and Concho Holdings of such press release or public statement and provides Chase and Concho Holdings a copy of the proposed press release or public statement at least 12 hours prior to the time the release or statement is made public; provided, that after the Closing, all press releases concerning the transactions contemplated by this Agreement, shall be made by Concho Resources.
     5.5 Certain Actions of Concho Holdings and the Concho Holdings Stockholders. Prior to the Closing Date:
     (a) the Concho Holdings Stockholders will take such action as shall be necessary to eliminate any obligation on the part of Concho Holdings to pay the “Liquidation Price” (as such term is defined in the Certificate of Incorporation of Concho Holdings) upon the consummation of the transactions contemplated by this Agreement;
     (b) Concho Holdings and the Concho Holdings Stockholders shall terminate the Concho Holdings Stock Purchase Agreement; and

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     (c) Concho Holdings and the Concho Holdings Stockholders shall terminate the Concho Holdings Stockholders’ Agreement.
     5.6 Ancillary Agreements. Each of the parties hereto, to the extent that they are a party thereto, shall, at or prior to the Closing (but effective as of and conditioned upon the Closing), enter into each of the following agreements (collectively, the “Ancillary Agreements”) to which they are a party:
     (a) Stockholders’ Agreement in the form attached hereto as Exhibit 5.6(a);
     (b) Registration Rights Agreement in the form attached hereto as Exhibit 5.6(b);
     (c) Voting Agreement in the form attached hereto as Exhibit 5.6(c);
     (d) Business Opportunities Agreement in the form attached hereto as Exhibit 5.6(d);
     (e) Contract Operator Agreement in the form attached hereto as Exhibit 5.6(e);
     (f) Assignment, Bill of Sale and Conveyance of Salt Water Disposal System Facilities in the form attached hereto as Exhibit 5.6(f); and
     (g) Salt Water Disposal System Ownership and Operating Agreement in the form attached hereto as Exhibit 5.6(g).
     5.7 Credit Agreements. As used in this Section 5.7, “Concho Resources Entities” means Concho Resources and its subsidiaries and “Chase Entities” means Chase and its Affiliates other than the Concho Resources Entities. The parties anticipate that the Concho Resources Entities will from time to time be subsidiaries of Chase, but it is the mutual expectation of the parties (on which they are relying) that the borrowing arrangements and financial affairs of the Concho Resources Entities will be conducted separately from those of the Chase Entities. To confirm this expectation, Chase hereby agrees that Chase will not enter into (and Chase will insure that the other Chase Entities do not enter into) any agreement with third party lenders, bondholders, indenture trustees or other Persons under which any Concho Resources Entity will be obligated to, or any Chase Entity will be obligated to cause any Concho Resources Entity to, guarantee any indebtedness or other financial obligations of any Chase Entity or comply with any covenants, conditions or restrictions relating to any such indebtedness or other financial obligations.
     5.8 Other Actions. Except as contemplated by this Agreement, no party shall take or agree or commit to take any action that is reasonably likely to result in any of its respective representations or warranties hereunder being untrue in any material respect or in any of the conditions to closing set forth in Article VI not being satisfied. Each of the parties agrees to use its reasonable best efforts to satisfy the conditions to closing set forth in this Agreement.
     5.9 Indemnification Arrangements. Following the transfer of the Concho Holdings Stockholders’ Equity Interests in Concho Holdings to Concho Resources, Concho Resources

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shall either (i) maintain the corporate existence of Concho Holdings and leave any and all indemnification provisions contained in its organizational documents or other indemnification agreements or other similar arrangements unaltered from and after the Closing Date for a period of six years, in order that any Person serving as a director or officer of Concho Holdings at any time prior to the Closing Date (each, and “Indemnified Party”) would continue to be entitled to the indemnification afforded such person pursuant to such organizational documents or other indemnification agreements or arrangements from and after the Closing Date for a period of six years or (ii) make proper provisions to ensure that each Indemnified Party is afforded at least the same level of indemnification provided under the organizational documents, indemnification agreements or other arrangement of Concho Holdings existing immediately prior to the Closing for a period of six years after the Closing Date. The provisions of this Section 5.9 are intended to be for the benefit of, and shall be enforceable by, the parties hereto and each Indemnified Party, his heirs and representatives. The rights provided the Indemnified Parties under this Section shall be in addition to, and not in lieu of, any rights to indemnity that such Persons may have under any other agreements.
     5.10 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such taxes and fees (“Transfer Taxes”) incurred in connection with the transfer of the Chase Assets, the Caza Assets, the WI Assets or the Concho Holdings Common Stock to Concho Resources shall be paid by Concho Resources. The parties, including Concho Resources, shall reasonably cooperate with each other to provide any information and documentation reasonably requested that may be necessary to obtain any exemption from any Transfer Taxes.
     5.11 Proration of Property Taxes. All real and personal property taxes imposed on or with respect to any of the Assets shall be prorated as of the Effective Date among Concho Resources, on the one hand, and the Sellers, on the other hand, as applicable. Each of the Sellers, as applicable, shall be responsible for purposes of such proration, for those days before the Effective Date, and Concho Resources shall be responsible, for purposes of such proration, for those days on or after the Effective Date.
     5.12 Adjustments. Adjustments shall be made between Concho Resources and Sellers so that (a) all expenses (including all drilling costs, all capital expenditures, and all overhead charges under applicable operating agreements, and all other overhead charges actually charged by third parties) which are incurred in the operation of the Assets from and after the Effective Date will be borne by Concho Resources, and all proceeds (net of applicable production, severance, and similar taxes) from the sale of oil, gas and/or other minerals produced from the Assets from and after the Effective Date will be received by Concho Resources, and (b) all expenses which are incurred in the operation of the Assets before the Effective Date will be borne by Sellers, as applicable, and all proceeds (net of applicable production, severance, and similar taxes) from the sale of oil, gas and/or other minerals produced from the Assets before the Effective Date will be received by Sellers, as applicable. It is agreed that, in making such adjustments: (i) oil which was produced from the Assets and which was, on the Effective Date, stored in tanks located on the Assets (or located elsewhere but used to store oil produced from the Assets prior to delivery to oil purchasers) and above pipeline connections shall be deemed to have been produced before the Effective Date (it is recognized that such tanks were not gauged on the Effective Date for the purposes of this Agreement and that determination of the volume of such oil in storage will be based on the best available data, which may include estimates), and (ii) no consideration shall be given to the local, state or federal income tax liabilities of any

39

party. On or before 120 days after Closing, Chase and Concho Resources shall review any additional information which may then be available pertaining to the adjustments provided for in this section, shall determine the adjustments to be made hereunder, and shall make any such adjustments by appropriate payments in cash from Sellers to Concho Resources or from Concho Resources to Sellers. Thereafter, should any additional items which would be the subject of adjustments provided for in this section come to the attention of Sellers or Concho Resources, such adjustments shall be made by appropriate payments from Sellers to Concho Resources or from Concho Resources to Sellers.
     5.13 Concho Resources Board of Directors. At the Closing Date, the parties hereto shall cause each of Bradley D. Bartek, John A. Knorr, Robert C. Chase, Timothy A. Leach, Steven L. Beal, W. Howard Keenan, Jr., Tucker S. Bridwell, and A. Wellford Tabor to be elected to the Board of Directors of Concho Resources. In addition, the parties hereto shall cause two individuals nominated by Chase and approved by the directors named in the preceding sentence (which approval shall not be unreasonably withheld) to be elected to the Board of Directors of Concho Resources (one of whom shall satisfy the independence standards of the New York Stock Exchange and the Nasdaq National Market for audit committee members and shall qualify as an audit committee financial expert under the rules and regulations of the Commission).
     5.14 Preferential Rights and Consents. As soon as practicable following Closing, Concho Resources shall prepare and send letters to any parties holding valid, exercisable preferential purchase rights covering any of the Assets, requesting a waiver of such rights if they apply to the transactions contemplated by this Agreement, but offering to sell to such holder, in accordance with the contractual provisions applicable to such right, the Assets covered by such right on the terms hereof. If any holder of a preferential purchase right notifies Concho Resources that it intends to consummate the purchase of the Assets to which its preferential purchase right applies, then Concho Resources shall sell such Assets to such holder for the value for such Assets determined in good faith by Concho Resources to be the amount that it would sell such property on an individual basis in the absence of the transaction contemplated hereby. Concho Resources shall satisfy all valid preferential purchase right obligations of the Sellers arising as a result of the consummation of the transactions contemplated by this Agreement and shall indemnify and hold the Sellers harmless from and against any and all claims, liabilities, losses, costs and expenses (including, without limitation, court costs and reasonable attorneys’ fees) in connection therewith.
     5.15 Registration Statement and Prospectus. Concho Resources, Concho Holdings, the Concho Holdings Stockholders holding five percent or more of the Concho Resources Common Stock and the Sellers shall cooperate and promptly prepare a Registration Statement on Form S-1 in connection with the initial public offering of shares of the Concho Resources Common Stock (the “IPO”), and, subject to Concho Resources’ receiving promptly the required information from Concho Holdings, the Concho Holdings Stockholders and the Sellers, Concho Resources shall file the Registration Statement with the Commission as soon as practicable after the Closing Date. Concho Resources shall use all Reasonable Efforts, and Concho Holdings, the Concho Holdings Stockholders and the Sellers shall cooperate with Concho Resources (including furnishing promptly all information respectively concerning Concho Holdings, the Concho Holdings Stockholders and the Sellers as may be reasonably requested by Concho Resources), to have such registration statement (as it may be amended or supplemented) declared effective under the Securities Act as promptly as practicable after such filing. Concho Resources shall use

40

all Reasonable Efforts, and Concho Holdings, the Concho Holdings Stockholders and the Sellers shall cooperate with Concho Resources, to obtain all necessary state securities laws or “blue sky” permits, approvals and registrations in connection with such initial public offering.
     5.16 Lease Purchase Agreement. As soon as practicable following the Closing, the parties shall enter into a mutually acceptable purchase agreement giving Concho Resources the right to purchase, at Chase and/or Caza’s actual cost therefor, thirty-five percent of the interest of Chase and/or Caza in the Oil and Gas Interests now owned by any of them in the lands previously identified by them to Concho Resources as the PRO prospect.
     5.17 Offer to Chase Non-Accredited Investors and Chase Accredited Investors.Concho Resources will (i) with respect to the Chase Non-Accredited Investors who elect to sell their right, title and interest in and to the Additional Non-Accredited Assets for consideration including shares of Concho Resources Common Stock, within 30 days after the informational requirements of Regulation D under the Securities Act are met, (ii) with respect to the Chase Non-Accredited Investors who elect to sell their right, title and interest in and to the Additional Non-Accredited Assets for cash, as soon as possible upon being notified by such Chase Non –Accredited Investor of its interest in selling such right, title and interest, and (iii) with respect to the Chase Accredited Investors, by March 3, 2006:
     (a) offer to purchase, subject to satisfactory diligence and documentation customary in the oil and gas industry, and, if the offer is accepted, thereafter consummate the purchase of, each such Chase Non-Accredited Investor’s right, title and interest in and to the Additional Non-Accredited Assets in exchange for total aggregate consideration set forth next to each such Chase Non-Accredited Investor’s name on Schedule IV in the form of, at the option of each such Chase Non-Accredited Investor, shares of Concho Resources Common Stock or a combination of shares of Concho Resources Common Stock (at a per share price of $6.00) and cash;
     (b) offer to purchase, subject to satisfactory diligence and documentation customary in the oil and gas industry, and, if the offer is accepted, thereafter consummate the purchase of, each such Chase Non-Accredited Investor’s right, title and interest in and to the Additional Non-Accredited Assets in exchange for total aggregate cash consideration set forth next to each such Chase Non-Accredited Investor’s name on Schedule IV;
     (c) offer to purchase, subject to satisfactory diligence and documentation customary in the oil and gas industry, and, if the offer is accepted, thereafter consummate the purchase of, each Chase Accredited Investor’s right, title and interest in and to the Additional Accredited Assets in exchange for total aggregate consideration set forth next to such Chase Accredited Investor’s name on Schedule V in the form of, at the option of such Chase Accredited Investor, shares of Concho Resources Common Stock (at a per share price of $6.00) and/or cash.

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VI. CONDITIONS TO CLOSING
     6.1 Conditions to Each Party’s Obligation to Effect the Transactions Contemplated by this Agreement. The respective obligation of each party to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction prior to and on the Closing Date of the following conditions:
     (a) Approvals. All filings required to be made prior to the Closing Date with, and all Third Party Consents and consents, approvals, permits and authorizations required to be obtained prior to the Closing Date from, any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained (as the case may be), except for such consents, approvals, permits and authorizations the failure of which to be obtained would not, in the aggregate, be reasonably likely to result in a Material Adverse Effect on the applicable party, and provided that and no such consent, approval, permit or authorization shall impose terms or conditions that would have, or would be reasonably likely to have, a Material Adverse Effect on the applicable party.
     (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction, no order of any Governmental Entity having jurisdiction over any party hereto, and no other legal restraint or prohibition shall be in effect preventing or making illegal the consummation of the transactions contemplated by this Agreement.
     (c) Representations and Warranties. Each of the representations and warranties of each party set forth in this Agreement shall have been accurate in all material respects as of the Closing Date as if made on the Closing Date, except for breaches or inaccuracies of representations or warranties the circumstances giving rise to which, individually or in the aggregate, do not constitute and could not reasonably be expected to have a material adverse effect on the transactions contemplated by this Agreement (it being understood that, for purposes of determining the accuracy of such representations and warranties, all “Material Adverse Effect” qualifications and other materiality qualifications and similar qualifications contained in such representations and warranties shall be disregarded).
     (d) Performance of Obligations. Each party shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, except for obligations which, individually or in the aggregate, do not constitute and could not reasonably be expected to have a material adverse effect on the transactions contemplated by this Agreement
     (e) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to Concho Holdings, Chase or Caza.
     (f) Bank Financing. Concho Resources shall have obtained a minimum of $400,000,000 in bank financing.

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     (g) Credit Agreements. Prior to the Closing Date, each of Chase and Concho Holdings shall have obtained any required consents of the lenders under their respective credit agreements to the transactions contemplated by this Agreement.
VII. CLOSING
     7.1 Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Thompson & Knight LLP, 1700 Pacific Avenue, Suite 3300, Dallas, Texas 75238 on the later of February 27, 2006 or the second business day after each of the conditions to closing in Article VI are satisfied, or at such other date, time or place as the parties hereto may agree (the “Closing Date”).
     7.2 Actions to Occur at Closing. On the Closing Date:
     (a) Each Concho Holdings Stockholder shall deliver to Concho Resources certificates representing such Concho Holdings Stockholder’s Equity Interest duly endorsed for transfer or accompanied by stock powers duly endorsed for transfer to Concho Resources.
     (b) Chase shall deliver to Concho Resources the Chase Assets;
     (c) Caza shall deliver to Concho Resources the Caza Assets;
     (d) The WI Owners shall deliver to Concho Resources the WI Assets; and
     (e) Concho Resources shall deliver (i) to each of the Concho Holdings Stockholders, their pro rata share of the Concho Holdings Consideration, (ii) to Chase, the Chase Consideration, (iii) to Caza, the Caza Consideration and (iv) to the WI Owners, their pro rata share of the WI Owner Consideration as set forth on Schedule II hereto.
     (f) Chase, Caza, and the WI Owners each shall deliver to Concho Resources a Certificate of Non-Foreign Status that satisfies Code Section 1445 and the accompanying Treasury regulations.
VIII. TERMINATION
     8.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:
     (a) by mutual written consent of all the parties hereto;
     (b) by any party hereto if (i) any Governmental Authority shall have issued any order or taken any action temporarily or permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions consummated by this Agreement or (ii) if the transactions contemplated hereby shall not have been consummated on or before March 31, 2006;
     (c) by the Concho Holdings Stockholders holding 51% of the outstanding Equity Interests of Concho Holdings if (i) there has been a breach of the representations

43

and warranties contained in this agreement made by Chase, Caza or the WI Owners such that the condition described in Section 6.1(c) is not met and such breaching party has failed to cure such breach within 10 days following such breaching party’s receipt of notice of such breach from such Concho Holdings Stockholders or their designated representative (but in any event not later than March 31, 2006) or (ii) except for failures which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the transactions contemplated by this Agreement, Chase, Caza or the WI Owners failed to comply in any material respect with any of their respective covenants or agreements contained in this Agreement and such failure has not been, or cannot be, cured within 10 days after notice and demand for cure (but in any event not later than March 31, 2006);
     (d) by Chase if (i) there has been a breach of the representations and warranties contained in this agreement made by Concho Holdings, Concho Resources or any Concho Holdings Stockholder such that the condition described in Section 6.1(c) is not met and such breaching party has failed to cure such breach within 10 days following such breaching party’s receipt of notice of such breach from Chase (but in any event not later than March 31, 2006) or (ii) except for failures which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the transactions contemplated by this Agreement, Concho Holdings or on Concho Resources, Concho Holdings, Concho Resources or any Concho Holdings Stockholder failed to comply in any material respect with any of their respective covenants or agreements contained in this Agreement and such failure has not been, or cannot be, cured within 10 days after notice and demand for cure (but in any event not later than March 31, 2006).
     8.2 Effect of Termination. Each party’s right of termination under Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of such right of termination will not be an election of remedies. In the event of termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto except with respect to this Section 8.2, the last sentence of Section 5.1 and to the extent that such termination results from the willful breach by a party hereto of any of its representations and warranties or of any of its covenants or agreements contained in this Agreement.
     8.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective managers, Board of Directors or equivalent body, if applicable, as the case may be, at any time. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.
     8.4 Extension; Waiver. At any time prior to the Closing Date, the parties hereto, by action taken or authorized by their respective managers, Board of Directors or equivalent body, if applicable, as the case may be, may, to the extent legally allowed: (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

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IX. SURVIVAL
     9.1 No Survival. The respective representations and warranties of each of the parties hereto contained in this Agreement shall not survive the Closing, and thereafter none of Concho Holdings, any Concho Holdings Stockholder, Chase, Caza, any WI Owner, Concho Resources, or any of their respective officers, directors, managers, trustees, employees or Affiliates shall have any liability whatsoever (whether pursuant to this Agreement or otherwise) with respect to any such representation or warranty.
X. GENERAL PROVISIONS
     10.1 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, and shall be deemed to be given, dated and received (a) when so delivered personally, (b) upon receipt of an appropriate electronic confirmation when so delivered by telegraph or telecopy (to such number specified below or another number or numbers as such Person may subsequently designate by notice given hereunder), or (c) five business days after the date of mailing to the following address or to such other address or addresses as such Person may subsequently designate by notice given hereunder, if so delivered by mail:
If to Concho Holdings, to:
Concho Equity Holdings Corp.
550 West Texas Avenue, Suite 1300
Midland, Texas 79701
Attn: David W. Copeland
Telephone (432) 683-7443
Telecopy (432) 683-7441
With a copy to:
Thompson & Knight LLP
1700 Pacific Avenue, Suite 3300
Dallas, Texas 75201
Attn: Mr. Joe Dannenmaier
Telephone (214) 969-1700
Telecopy (214) 969-1751
          If to the Concho Holdings Stockholders, to the address set forth opposite such Concho Holdings Stockholder’s name on the signature pages to this Agreement.
If to Chase, Caza or the WI Owners, to:
Robert C. Chase
PO Box 1767
Artesia, New Mexico 88211
Telephone 505.748.1288
Telecopy 505.746.9539

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With a copy to:
Vinson & Elkins L.L.P.
First City Tower
1001 Fannin Street, Suite 2300
Houston, Texas 77002
Attn: Mr. T. Mark Kelly
Telephone 713.758.2222
Telecopy 713.615.5531
If to Concho Resources, to:
Concho Resources Inc.
550 West Texas Avenue, Suite 1300
Midland, Texas 79701
Attn: Mr. David W. Copeland
Telephone (432) 683-7443

Telecopy (432) 683-7441
With a copy to:
Thompson & Knight LLP
1700 Pacific Avenue, Suite 3300
Dallas, Texas 75201
Attn: Mr. Joe Dannenmaier
Telephone (214) 969-1700
Telecopy (214) 969-1751
     10.2 Descriptive Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
     10.3 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.
     10.4 Entire Agreement; No Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereto and (b) is not intended to confer upon any Person other than the parties hereto any rights, remedies or obligations hereunder.
     10.5 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Texas without giving effect to the principles of conflicts of law thereof.
     10.6 Severability. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable,

46

or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes this Agreement impossible to perform, in which case this Agreement shall terminate pursuant to Article VIII hereof.
     10.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Notwithstanding the foregoing, Concho Resources may direct that the Assets be transferred to its direct or indirect subsidiary.
[SIGNATURE PAGES FOLLOW]

47

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CONCHO RESOURCES INC.

By:	/s/ David W. Copeland

Name:	David W. Copeland
Title:	Vice President
[Signature Page to Combination Agreement]

CONCHO EQUITY HOLDINGS CORP.

	By:	/s/ Steven L. Beal
	Name:	Steven L. Beal
	Title:	President

Address for Notice:		/s/ Timothy A. Leach

550 W. Texas, Suite 1300	Timothy A. Leach
Midland, Texas 79701

Address for Notice		/s/ Steven L. Beal

550 W. Texas, Suite 1300	Steven L. Beal
Midland, Texas 79701

Address for Notice:		/s/ David W. Copeland

550 W. Texas, Suite 1300	David W. Copeland
Midland, Texas 79701

Address for Notice:		/s/ Curt F. Kamradt

550 W. Texas, Suite 1300	Curt F. Kamradt
Midland, Texas 79701

Address for Notice:		/s/ E. Joseph Wright

550 W. Texas, Suite 1300	E. Joseph Wright
Midland, Texas 79701
[Signature Page to Combination Agreement]

Address for Notice:	/s/ David M. Thomas, III

550 W. Texas, Suite 1300	David M. Thomas, III
Midland, Texas 79701
[Signature Page to Combination Agreement]

YORKTOWN ENERGY
PARTNERS V, L.P.

		By:	Yorktown V Company, LLC
Address for Notice:			its general partner
410 Park Avenue

19th Floor			By:	/s/ W. Howard Keenan, Jr.

New York, NY 10022			Name:	W. Howard Keenan, Jr.

Attn:			Title:	Managing Member

Telephone:	(212) 515-2112

Telecopy:	(212) 515-2105

YORKTOWN ENERGY PARTNERS VI, L.P.

Address for Notice:
410 Park Avenue		By:	Yorktown VI Company, LP

19th Floor			its general partner

New York, NY 10022

Attn:

			By:	Yorktown VI Associates LLC,
Telephone:	(212) 515-2112			its general partner

Telecopy:	(212) 515-2105

				By:	/s/ W. Howard Keenan, Jr.

				Name:	W. Howard Keenan, Jr.

				Title:	Managing Member

[Signature Page to Combination Agreement]

WACHOVIA CAPITAL
PARTNERS 2004, LLC

Address for Notice:
301 South College Street

12th Floor

Charlotte, NC 28211-0732		By:	/s/ A. Wellford Tabor

Attn:		Name:	A. Wellford Tabor

Telephone:	704-374-4540	Title:	Partner

Telecopy:	704-774-4709

PPM AMERICA PRIVATE EQUITY FUND, L.P.

Address for Notice: PPM America

225 W. Wacker		By:	PPM America Capital Partners, LLC,

Suite 1200			its general partner

Chicago, IL 60606

Attn:	Champ Raju		By:	/s/ Craig Waslin

Telephone:	312-634-2577		Name:	Craig Waslin

Telecopy:	312-634-0044		Title:	Partner

MANSEFELDT CONCHO PARTNERS

Address for Notice:

		By:	/s/ Tucker Bridwell

Attn:		Name:	Tucker Bridwell

Telephone:		Title:	Managing Partner

Telecopy:

[Signature Page to Combination Agreement]

DIAN GRAVES OWEN FOUNDATION

Address for Notice:

	By:	/s/ Tucker Bridwell

Attn:	Name:	Tucker Bridwell

Telephone:	Title:	President

Telecopy:

/s/ Tucker Bridwell, by POA

Address for Notice:	Joseph Edwin Canon

Attn:

Telephone:

Telecopy:

/s/ Tucker Bridwell, by POA

Address for Notice:	Kade L. Matthews

Attn:

Telephone:

Telecopy:

TEJON ENERGY PARTNERS, L.P.

Address for Notice:

	By:	/s/ Tucker Bridwell, by POA

Attn:	Name:	Tucker Bridwell

Telephone:	Title:	President

Telecopy:

DODGE JONES FOUNDATION

Address for Notice:

	By:	/s/ Tucker Bridwell, by POA

Attn:	Name:	Tucker Bridwell

Telephone:	Title:	President

Telecopy:

[Signature Page to Combination Agreement]

YALE UNIVERSITY

Address for Notice:

	By:	/s/ David F. Swensen

Attn:	Name:	David F. Swensen

Telephone:	Title:	Chief Investment Officer

Telecopy:

[Signature Page to Combination Agreement]

THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY

Address for Notice:

		By:	The Stanford Management Company

			By:	/s/ Larry S. Owen

Attn:			Name:	Larry S. Owen

Telephone:			Title:	Managing Director, Real Estate & Natural Resources

Telecopy:

THE GENERAL MILLS GROUP TRUST

Address for Notice:

General Mills

Number One General Mills Blvd.

Minneapolis, MN 55426		By:	/s/ Daralyn Peifer

Attn:	Daralyn Peifer	Name:	Daralyn Peifer

Telephone:	763 764 3289	Title:	Secretary to the General Mills, Inc. Benefit Finance Committee

Telecopy:	763 764 7384

THE VOLUNTARY EMPLOYEES
BENEFICIARY ASSOCIATION TRUST
FOR THE GENERAL MILLS AND
BAKERY CONFECTIONERY, TOBACCO
AND GRAIN MILLERS HEALTH AND
WELFARE PLAN

Address for Notice:

General Mills

Number One General Mills Blvd.

Minneapolis, MN 55426		By:	/s/ Daralyn Peifer

Attn:	Daralyn Peifer	Name:	Daralyn Peifer

Telephone:	763 764 3289	Title:	Secretary to the General Mills, Inc. Benefit Finance Committee

Telecopy:	763 764 7384

[Signature Page to Combination Agreement]

CHASE OIL CORPORATION

Address for Notice:

Post Office Box 1767

11352 Lovington Hwy		By:	/s/ Robert C. Chase

Artesia, NM 88211		Name:	Robert C. Chase, President

Attn:

Telephone:	(505) 748-1288

Telecopy:	(505) 748-9029

CAZA ENERGY LLC

Address for Notice:

Post Office Box 1767

11352 Lovington Hwy		By:	/s/ Mack C. Chase

Artesia, NM 88211		Name:	Mack C. Chase, Manager

Attn:

Telephone:	(505) 748-1288

Telecopy:	(505) 746-2362

/s/ Robert C. Chase

Robert C. Chase

Address for Notice:

Post Office Box 1767

11352 Lovington Hwy

Artesia, NM 88211		/s/ Robert C. Chase

Attn:		Richard L. Chase, by Robert C. Chase, attorney-in fact

Telephone:	(505) 748-1288

Telecopy:	(505) 746-2362

/s/ Robert C. Chase

Gerene Dianne Chase Crouch, a single woman,
by Robert C. Chase, attorney-in-fact

Address for Notice:

Post Office Box 1767

11352 Lovington Hwy

Artesia, NM 88211

Attn:
Telephone:	(505) 748-1288

Telecopy:	(505) 746-2362

[Signature Page to Combination Agreement]

OMITTED SCHEDULES
     The portions identified below in the following schedules have been omitted from the Combination Agreement filed as Exhibit 2.1 to this Registration Statement on Form S-1 (File No. 333-142315):
Concho Holdings’ Disclosure Statement (Section 3.1(e))
•	Exhibit 3.1(e) — Consolidated financial statements of Concho Equity Holdings Corp. and subsidiaries for the quarter and nine months ended September 30, 2005.
Chase Disclosure Schedule (Schedule 3.3(e))
•	Audited Financial Statements — Income Tax Basis with Report of Independent Certified Public Accountants of Chase Oil Corporation as of and for the years ended December 31, 2004 and 2003
Caza Disclosure Schedule (Schedule 3.4(e))
•	Audited Financial Statements — Income Tax Basis with Report of Independent Certified Public Accountants of Caza Energy LLC as of and for the years ended December 31, 2004 and 2003
     Concho Resources Inc. agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

Schedule I
Concho Holdings Stockholders
Timothy A. Leach
Steven L. Beal
David W. Cogeland
Curt F. Kamradt
E. Joseph Wright
David M. Thomas, III
Yorktown Energy Partners V, L.P.
Yorktown Energy Partners VI, L.P.
Wachovia Capital Partners 2004, LLC
PPM America Private Equity Fund, L.P.
Mansefeldt Concho Partners
Dian Graves Owen Foundation
Joseph Edwin Canon
Kade L. Matthews
Tejon Energy Partners, L.P.
Dodge Jones Foundation
Yale University
The Board of Trustees of the Leland Stanford Junior University
The General Mills Group Trust
The Voluntary Employees Beneficiary Association Trust for the General Mills and Bakery
    Confectionery, Tobacco and Grain Millers Health and Welfare Plan

Schedule II
WI Owners

	Shares of
	Concho Resources
WI Owner	Common Stock	Cash Amount
Robert C. Chase	4,002,890	$23,082,513
Richard L. Chase	2,504,914	$14,444,490
Gerene Dianne Chase Crouch	1,849,007	$10,662,229

		$48,189,232

Schedule III
Assets of the Sellers

EXHIBIT “A”
Part I: Grantor’s Operated Interests

ACCT #	LAND #	PROPERTY	LESSOR	LESSEE	DATE	COUNTY	STATE	T	R	SECTION	LANDS
0007	1006	Antelope State	ST NM B-3627-40	E. Ruth Piatt	12/10/1934	Eddy	NM	17S	31E	36	SW/4 surface to base of San Andres formation
0008	M-149	Antelope 36 State Com	ST NM B-3627-40	E. Ruth Piatt	12/10/1934	Eddy	NM	17S	31E	36	SW/4 below the base of the San Andres formation
0008	M-149	Antelope 36 State Com	ST NM V-6248	Chase Oil Corporation	6/1/2001	Eddy	NM	17S	31E	36	N/2NW/4, SE/4NW/4 below the base of the San Andres formation
0008	M-149	Antelope 36 State Com	ST NM B-4109	William Spurck	4/10/1935	Eddy	NM	17S	31E	36	SW/4NW/4 from the base of the San Andres formation to 12,596’
0009	1019	Aoudad State	ST NM B-4109	William Spurck	4/10/1935	Eddy	NM	17S	31E	36	SW/4NW/4 surface to base of San Andres formation, NE/4NE/4 surface to 4176’, NW/4NE/4 surface to 4151’, SW/4NE/4 surface to 4278’
0018	1042	Aztec State	ST NM E-9197	Southern Union Gas Company	7/19/1955	Eddy	NM	16S	28E	33	S/2SE/4 Surface to 2,360’
0020	1007	Barbary 17 Com	FED NMNM-103871	Chase Oil Corporation	3/1/2000	Eddy	NM	16S	28E	17	NW/4NE/4, NW/4 to all depths
0022	1275	Barracuda State	ST NM B-2516	Shell Petroleum Corporation	2/10/1934	Lea	NM	17S	33E	9	NW/4NW/4 below 4600’
0024	1043	Bate Federal (Not SWD)	FED NM-0930941	Eugenia Bate	6/1/1957	Lea	NM	19S	33E	26	SW/4 surface to base of Yates formation or 3373’, whichever is deeper
0025	1044	BC Federal	FED LC-029405-A	Maljamar Oil & Gas Corporation	7/1/1938	Lea	NM	17S	32E	19	N/2 base of Grayburg formation to top of Wolfcamp formation
0025	1044	BC Federal	FED LC-029405-A	Maljamar Oil & Gas Corporation	7/1/1938	Lea	NM	17S	32E	20	N/2 base of Grayburg formation to top of Wolfcamp formation
0028	1045	Beech Federal	FED LC-058181	J.H. Harbold	1/1/1940	Eddy	NM	17S	27E	25	SW/4SW/4 base of San Andres formation to 100’ below base of Yeso formation, NW/4SE/4 base of San Andres formation to base of Wolfcamp formation
0029	1035	Beeson 1	FED LC-028936-G	Enron Oil & Gas Company	2/1/1990	Eddy	NM	17S	30E	29	NW/4NW/4 surface to 5000’
0030	1034	Beeson D 2	FED LC-028936-B	Enron Oil & Gas Company	11/1/1991	Eddy	NM	17S	30E	29	E/2NW/4 surface to 5000’
0032	1046	Berry A Federal	FED LC-054988-A	Chase Oil Corporation	10/1/1995	Eddy	NM	17S	30E	21	S/2NW/4, NE/4NW/4 surface to the base of the San Andres formation
0033	1046	Berry A Federal Paddock	FED LC-054988-A	Chase Oil Corporation	10/1/1995	Eddy	NM	17S	30E	21	S/2NW/4, NE/4NW/4 below the base of the San Andres formation
0038	1048	Big George State (Not SWD)	ST NM V-3138-2	Pacific Enterprises Oil Company	11/1/1989	Eddy	NM	17S	28E	12	SE/4NE/4, N/2SE/4, SE/4SE/4 surface to the base of the Wolfcamp formation
0052	1057	Brigham H	FED LC-029342-H	Enron Oil & Gas Company	3/1/1994	Eddy	NM	17S	30E	21	NW/4SW/4 surface to base of Abo formation
0053	M-103	Brown Bear Com No 1	ST NM OG-4659-5	Lonnie Kemper	10/21/1958	Eddy	NM	16S	28E	35	SE/4 below 3000’
0053	M-103	Brown Bear Com No 1	FED NMNM-103875	Chase Oil Corporation	3/1/2000	Eddy	NM	16S	28E	35	SW/4 below the base of the Wolfcamp formation
0054	1024	Brown Bear Federal	FED NMNM-103875	Chase Oil Corporation	3/1/2000	Eddy	NM	16S	28E	35	SW/4 surface to the base of the Wolfcamp formation
0055	1058	Brown Federal Maljamar	FED LC-029410-B	Carper Drilling Company	5/1/1960	Lea	NM	17S	32E	31	Lot 1, N/2NE/4 surface to 5500’
0056	1058	Brown Federal Pearsall 7R	FED LC-029410-B	Carper Drilling Company	5/1/1960	Lea	NM	17S	32E	31	Lot 1, N/2NE/4 surface to 5500’
0072	1220	Holder CB Federal	FED LC-056551	Gulf Oil Corporation	7/1/1978	Eddy	NM	17S	30E	9	W/2SW/4 below 5000’
0072	1220	Holder CB Federal	FED LC-056551	Gulf Oil Corporation	7/1/1978	Eddy	NM	17S	30E	17	W/2NW/4 below 5000’
0073	1220	Holder CB Federal Paddock	FED LC-056551	Gulf Oil Corporation	7/1/1978	Eddy	NM	17S	30E	9	W/2SW/4 surface to 5000’
0073	1220	Holder CB Federal Paddock	FED LC-056551	Gulf Oil Corporation	7/1/1978	Eddy	NM	17S	30E	17	W/2NW/4 surface to 5000’

ACCT #	LAND #	PROPERTY	LESSOR	LESSEE	DATE	COUNTY	STATE	T	R	SECTION	LANDS
0077	1039	Cheyenne Federal	FED LC-062407	Mable F. Leonard	1/1/1944	Eddy	NM	17S	29E	30	S/2SE/4 2628’ to top of Abo formation
0078	1275	Chinook State	ST NM B-2516	Shell Petroleum Corporation	2/10/1934	Lea	NM	17S	33E	10	SW/4NE/4 to all depths
0079	1065	Choctaw State	ST NM V-184-3	Anadarko Production Company	4/1/1979	Eddy	NM	17S	31E	16	NE/4NE/4 to all depths
0083	1132	Continental A State	ST NM E-4201	Continental Oil Company	9/11/1950	Eddy	NM	17S	29E	30	Lots 1, NE/4NW/4 from 2600’ to top of the Wolfcamp formation Lot 2 2600’ to top of Abo formation Lot 3, SE/4NW/4 surface to top of Abo formation
0084	1053	Continental B State ARTQNGB	ST NM B-7596	Continental Oil Company	5/10/1938	Eddy	NM	17S	29E	30	Lot 4, SE/4SW/4 surface to 2600’
0085	1053	Continental B State	ST NM B-7596	Continental Oil Company	5/10/1938	Eddy	NM	17S	29E	30	Lot 4, SE/4SW/4 2600’ to top of the Abo formation
0093	1014	Coyote State	ST NM V-6248	Chase Oil Corporation	6/1/2001	Eddy	NM	17S	31E	36	N/2NW/4, SE/4NW/4 surface to the base of the San Andres formation, SE/4NE/4, N/2SE/4 to all depths
0097	1173	Dexter Federal	FED LC-029020-G	The Ibex Company Inc.	5/1/1960	Eddy	NM	17S	30E	22	NE/4SW/4, N/2SE/4 surface to top of Queen formation
0098	1173	Dexter Federal Paddock	FED LC-029020-G	The Ibex Company Inc.	5/1/1960	Eddy	NM	17S	30E	22	NE/4SW/4, N/2SE/4 from the top of the Queen formation to the top of the Abo formation or 7360’, whichever is deeper, less the Premier Sand formation
0099	1234	Diamondbacks State	ST NM B-514	Leonard and Levers, Inc.	12/14/1931	Eddy	NM	17S	29E	28	N/2 below 5,000’
0100	1142	Dogwood Federal	FED NM-94594	Taurus Oil Inc.	3/1/1995	Eddy	NM	17S	27E	25	SE/4NW/4 surface to base of the Wolfcamp formation
0112	1205	Edward State Malgbasa	ST NM V-3555	Bulldog Energy Corporation	1/1/1991	Lea	NM	17S	32E	16	N/2SW/4 to all depths
0113	1199	Edward State Malqn Gas	ST NM B-155	The Texas Company	8/14/1931	Lea	NM	17S	32E	16	S/2SW/4 Queen formation only
0115	1187	Electra Federal	FED NM-074935	Texaco Expl & Prod Inc.	11/1/1991	Eddy	NM	17S	30E	10	SW/4 below 4000’
0115	1187	Electra Federal	FED NM-074935	Texaco Expl & Prod Inc.	11/1/1991	Eddy	NM	17S	30E	15	NW/4 below 4000’
0116	1027	Elk 21 Federal	FED NMNM-100844	Chase Oil Corporation	6/1/1998	Eddy	NM	16S	28E	21	All below the base of the Wolfcamp formation
0118	1027	Elk 22 Federal	FED NMNM-100844	Chase Oil Corporation	6/1/1998	Eddy	NM	16S	28E	22	N/2NE/4, NE/4NW/4, W/2W/2 to all depths
0127	1217	Etz State	FED NM-2933	R. D. Collier	10/1/1967	Eddy	NM	17S	30E	17	N/2NE/4 from 4000’ to the top of the Abo formation
0128	M-153	Etz State Unit Tr. 1	FED NM-2933	R. D. Collier	10/1/1967	Eddy	NM	17S	30E	17	N/2NE/4 surface to 4000’
0128	M-153	Etz State Unit Tr. 2	FED NM-074936	unknown	8/1/1985	Eddy	NM	17S	30E	17	SE/4NE/4 surface to top of the Glorieta formation
0128	M-153	Etz State Unit Tr. 3	ST NM B-936	Humble Oil & Refining Co.	6/6/1932	Eddy	NM	17S	30E	16	E/2SW/4, E/2SE/4 surface to 4000’
0128	M-153	Etz State Unit Tr. 4	ST NM B-1483	Empire Gas & Fuel Co.	11/26/1932	Eddy	NM	17S	30E	16	W/2SE/4 surface 4000’
0128	M-153	Etz State Unit Tr. 5 and 5A	ST NM B-2130	H. R. Kennedy	9/11/1933	Eddy	NM	17S	30E	16	N/2NW/4, SE/4NE/4 surface to 4000’
0128	M-153	Etz State Unit Tr. 6	ST NM B-8095	Etz Oil Company, Inc.	4/10/1939	Eddy	NM	17S	30E	16	S/2NW/4 surface to 4000’
0128	M-153	Etz State Unit Tr. 7	ST NM B-2209	F. William Kutter	12/21/1928	Eddy	NM	17S	30E	16	NW/4SW/4 surface to 4000’
0128	M-153	Etz State Unit Tr. 8	ST NM VB-71	Texas American Oil Corp.	1/1/1987	Eddy	NM	17S	30E	16	SW/4NE/4 surface to 4000’
0148	1202	Federal KL 17	FED NM-0397623	Leonard Oil Company	7/1/1949	Eddy	NM	17S	29E	17	N/2 below 5000’
0149	1230	Federal MA A	FED NM-016796	Carper Drilling Company	2/1/1955	Lea	NM	17S	33E	31	Lot 2, E/2NW/4 surface to 10,100’
0151	1229	Fee MA B	George Williams, et al	Carper Drilling Company	9/16/1959	Lea	NM	17S	33E	31	W/2E/2 surface to 10,103’
0151	1229	Fee MA B	Carper Drilling Company	Carper Drilling Company	10/2/1959	Lea	NM	17S	33E	31	W/2E/2 surface to 10,103’
0151	1229	Fee MA B	George Williams, et al	Carper Drilling Company	9/16/1959	Lea	NM	17S	33E	31	E/2E/2 surface to 10,103’

ACCT #	LAND #	PROPERTY	LESSOR	LESSEE	DATE	COUNTY	STATE	T	R	SECTION	LANDS
0151	1229	Fee MA B	Carper Drilling Company	Carper Drilling Company	10/2/1959	Lea	NM	17S	33E	31	E/2E/2 surface to 10,103’
0157	1204	Fir Federal	FED NM-94593	Taurus Corporation	3/1/1995	Eddy	NM	17S	27E	25	NW/4SW/4 to all depths
0163	1202	Folk Federal	FED-0397623	Leonard Oil Company	7/1/1949	Eddy	NM	17S	29E	17	N/2, N/2SW/4 surface to 5000’
0166	1165	GC Federal	FED LC-029405-B	Buffalo Oil Company	7/1/1948	Lea	NM	17S	32E	19	S/2 from base of the San Andres formation to the top of Wolfcamp formation
0166	1165	GC Federal	FED LC-029405-B	Buffalo Oil Company	7/1/1948	Lea	NM	17S	32E	20	S/2 from base of the San Andres formation to the top of Wolfcamp formation, less the Paddock formation
0168	1203	Gissler Federal	FED NM-83591	Marbob Energy Corporation	4/1/1990	Eddy	NM	17S	30E	5	Lots 3-4, S/2NW/4, S/2 to all depths
0169	1232	GJ West Coop Unit	Midwest Investment Co.	Marbob Energy Corporation	1/1/1988	Eddy	NM	17S	29E	22	NW/4NW/4 2721’ to 5000’
0169	1233	GJ West Coop Unit	ST NM B-255	E. Ruth Piatt	9/10/1931	Eddy	NM	17S	29E	15	SW/4SW/4 to 5000’
0169	1233	GJ West Coop Unit	ST NM B-255	E. Ruth Piatt	9/10/1931	Eddy	NM	17S	29E	16	NW/4NW/4, S/2SW/4, NE/4SE/4, NW/4SW/4 to 5000’
0169	1233	GJ West Coop Unit	ST NM B-255	E. Ruth Piatt	9/10/1931	Eddy	NM	17S	29E	28	SE/4, SE/4SW/4 to 5000’
0169	1234	GJ West Coop Unit	ST NM B-514	Leonard and Levers, Inc.	12/14/1931	Eddy	NM	17S	29E	28	N/2, N/2SW/4, SW/4SW/4 surface to 5000’
0169	1235	GJ West Coop Unit	ST NM B-1266-8	Leonard and Levers, Inc.	10/14/1932	Eddy	NM	17S	29E	22	E/2NW/4, N/2SW/4, SW/4SW/4 surface to 5000’
0169	1236	GJ West Coop Unit	ST NM B-1266-9	Leonard and Levers, Inc.	10/14/1932	Eddy	NM	17S	29E	21	S/2NE/4, E/2W/2, SE/4 surface to 5000’
0169	1237	GJ West Coop Unit	ST NM B-9563	Ed W. Owen	3/10/1942	Eddy	NM	17S	29E	21	N/2NE/4, W/2W/2 surface to 5000’
0169	1238	GJ West Coop Unit	ST NM B-10714-8	D. E. Wallace	10/11/1943	Eddy	NM	17S	29E	22	NW/4NE/4, SW/4NW/4 surface to 5000’
0169	1239	GJ West Coop Unit	ST NM B-10714-9	D. E. Wallace	10/11/1943	Eddy	NM	17S	29E	15	NW/4SW/4 surface to 5000’
0169	1239	GJ West Coop Unit	ST NM B-10714-9	D. E. Wallace	10/11/1943	Eddy	NM	17S	29E	16	NE/4, NE/4NW/4, SW/4NW/4, W/2SE/4, SE/4SE/4 surface to 5000’
0169	1239	GJ West Coop Unit	ST NM B-10714-9	D. E. Wallace	10/11/1943	Eddy	NM	17S	29E	27	W/2SW/4 surface to 5000’
0169	1240	GJ West Coop Unit	ST NM K-3790	Leonard Oil Company	12/17/1963	Eddy	NM	17S	29E	16	SE/4NW/4 surface to 5000’
0169	1241	GJ West Coop Unit	ST NM B-2023	Snowden & McSweeney Co.	7/10/1933	Eddy	NM	17S	29E	16	NE/4SW/4 surface to 5000’
0171	1208	Gold Star Federal	FED NM-29267	Arba Green	6/1/1962	Eddy	NM	17S	29E	30	NE/4NE/4 from base of San Andres formation to base of the Abo formation, NW/4NE/4 from surface to base of Abo formation
0173	1209	Grace Mitchell B Federal	FED LC-029406-B	Buffalo Oil Company	1/1/1948	Lea	NM	17S	32E	5	S/2NE/4, SE/4 to all depths
0184	1161	Harvard Federal	FED LC-029338-B	Murphy Minerals Corp., et al	6/1/1996	Eddy	NM	17S	30E	11	E/2NE/4 to all depths
0184	1161	Harvard Federal	FED LC-029338-B	Murphy Minerals Corp., et al	6/1/1996	Eddy	NM	17S	30E	12	W/2NW/4 to all depths
0185	1210	Harper State	ST NM B-936	Humble Oil & Refining Co.	11/12/1932	Eddy	NM	17S	30E	16	E/2SW/4, E/2SE/4 below 4000’
0198	1211	Houma State	ST NM B-8095	Etz Oil Company, Inc.	4/10/1939	Eddy	NM	17S	30E	16	S/2NW/4 below 4000’
0207	1213	Imperial State	ST NM B-1483	Empire Gas & Fuel Co.	11/26/1932	Eddy	NM	17S	30E	16	W/2SE/4 below 4000’
0212	1222	JC Federal	FED LC-029509-B	Buffalo Oil Company	4/1/1946	Lea	NM	17S	32E	21	S/2SE/4 from base of the San Andres formation to the top of the Wolfcamp formation
0212	1222	JC Federal	FED LC-029509-B	Buffalo Oil Company	4/1/1946	Lea	NM	17S	32E	22	NE/4, E/2NW/4, SW/4, NW/4SE/4 from base of San Andres formation to the top of the Wolfcamp formation
0214	1228	Jenkins B Federal	FED LC-054988-B	Petroleum Corp. of Texas	3/1/1937	Eddy	NM	17S	30E	20	NW/4 to all depths
0217	1227	Juniper State	ST NM V-4381	Daniel E. Gonzales	6/1/1994	Eddy	NM	17S	30E	16	SW/4SW/4 to all depths

ACCT #	LAND #	PROPERTY	LESSOR	LESSEE	DATE	COUNTY	STATE	T	R	SECTION	LANDS
0221	1026	Kodiak Federal	FED NMNM-101593	Chase Oil Corporation	12/1/1998	Eddy	NM	16S	28E	9	E/2 to all depths
0222	1154	Langley A Federal	FED NM-16357	Dorothy Langley	8/1/1972	Lea	NM	19S	33E	9	E/2SW/4, SE/4 below 13,770’, and Langley A Federal No. 1 wellbore located in the NE/4SW/4
0228	1156	Leaker CC State	ST NM B-2366	Maljamar Oil & Gas Corporation	1/8/1934	Lea	NM	17S	32E	16	NE/4, N/2SE/4 to all depths except the Queen formation
0229	1156	Leaker CC State 2	ST NM B-2366	Maljamar Oil & Gas Corporation	1/8/1934	Lea	NM	17S	32E	16	NE/4 Queen formation only
0230	1156	Leaker CC State 9	ST NM B-2366	Maljamar Oil & Gas Corporation	1/8/1934	Lea	NM	17S	32E	16	N/2SE/4 Queen formation only
0238	1334	Loco SW	FED NM-0467932	Atlantic Richfield Company	8/1/1985	Eddy	NM	17S	30E	20	E/2SW/4 Abo formation only
0251	1133	Maple State	ST NM V-5502	Chase Oil Corporation	4/1/1999	Eddy	NM	17S	28E	30	Lot 1 to all depths
0255	1175	MC Federal Paddock	FED LC-029509-A	M. E. Baish	8/3/1929	Lea	NM	17S	32E	21	NE/4, N/2SE/4 base of San Andres formation to top of Abo formation
0255	1175	MC Federal Paddock	FED LC-029509-A	M. E. Baish	8/3/1929	Lea	NM	17S	32E	22	W/2NW/4 base of San Andres formation to top of Abo formation
0257	1175	MC Federal Com McKee	FED LC-029509-A	M. E. Baish	8/3/1929	Lea	NM	17S	32E	22	W/2NW/4 below base of Wolfcamp formation
0257	1222	MC Federal Com McKee	FED LC-029509-B	Buffalo Oil Company	4/1/1946	Lea	NM	17S	32E	22	E/2NW/4, SW/4 below top of Wolfcamp formation
0258	1175	MC Federal 6 Devonian	FED LC-029509-A	M. E. Baish	8/3/1929	Lea	NM	17S	32E	21	NE/4, N/2SE/4 below base of Wolfcamp formation
0258	1222	MC Federal 6 Devonian	FED LC-029509-B	Buffalo Oil Company	4/1/1946	Lea	NM	17S	32E	21	S/2SE/4 below top of Wolfcamp formation
0261	1330	McIntyre A E & W Paddock	FED LC-054280	Franklin, Aston & Fair, Inc.	7/1/1975	Eddy	NM	17S	30E	20	E/2SE/4 surface to base of Abo formation
0261	1331	McIntyre A E & W Paddock	FED LC-057634	Enron Oil & Gas Company	5/1/1996	Eddy	NM	17S	30E	20	W/2SE/4 surface to base of Abo formation
0262	1330	McIntyre A East 2	FED LC-054280	Franklin, Aston & Fair, Inc.	7/1/1975	Eddy	NM	17S	30E	20	E/2SE/4 surface to base of Abo formation
0263	1331	McIntyre A West 8 Abo	FED LC-057634	Enron Oil & Gas Company	5/1/1996	Eddy	NM	17S	30E	20	W/2SE/4 surface to base of Abo formation
0264	1332	McIntyre B Paddock	FED LC-060999	Read & Stevens, Inc., et al	9/1/1987	Eddy	NM	17S	30E	20	W/2SW/4 surface to base of Abo formation
0265	1333	W D McIntyre C GBJK7RQNGBSA	FED LC-029342-C	Atlantic Richfield Company	5/1/1986	Eddy	NM	17S	30E	20	E/2NE/4 surface to base of San Andres
0265	1333	W D McIntyre C GBJK7RQNGBSA	FED LC-029342-C	Atlantic Richfield Company	5/1/1986	Eddy	NM	17S	30E	21	NW/4NW/4 surface to base of San Andres formation
0266	1333	W D McIntyre C Paddock	FED LC-029342-C	Atlantic Richfield Company	5/1/1986	Eddy	NM	17S	30E	20	E/2NE/4 base of San Andres formation to top of Abo formation
0266	1333	W D McIntyre C Paddock	FED LC-029342-C	Atlantic Richfield Company	5/1/1986	Eddy	NM	17S	30E	21	NW/4NW/4 base of San Andres formation to top of Glorieta formation
0268	1009	McIntyre DK Federal	FED NMNM-86025	Atlantic Richfield Company	8/1/1995	Eddy	NM	17S	30E	17	S/2S/2 surface to 5000’
0269	1334	W D McIntyre E	FED NM-0467932	Atlantic Richfield Company	8/1/1985	Eddy	NM	17S	30E	20	E/2SW/4 surface to top of Abo formation
0269	1334	W D McIntyre E	FED NM-0467932	Atlantic Richfield Company	8/1/1985	Eddy	NM	17S	30E	21	SE/4NE/4, NE/4SE/4 surface to top of Glorieta formation
0273	1158	Melrose Federal	FED LC-060528	Premier Petroleum Corporation	10/1/1942	Eddy	NM	17S	30E	23	SW/4NW/4 surface to base of Abo formation, less the Premier Sand of the Grayburg formation
0275	1212	Mesilla State	ST NM B-2130	H. R. Kennedy	9/11/1933	Eddy	NM	17S	30E	16	SE/4NE/4, N/2NW/4 below 4000’
0276	1068	Mesquite State	ST NM E-742	Humble Oil & Refining Co.	2/11/1946	Eddy	NM	17S	29E	20	W/2NW/4, NW/4SW/4, E/2SW/4 surface to top of the Abo formation
0277	1160	Miller B	FED LC-058698-B	Pearl Miller	8/11/1938	Lea	NM	17S	32E	23	N/2NE/4 surface to base of San Andres formation or 700’ subsea
0278	1134	Miller BX	FED LC-061842	Pearl Miller	8/11/1939	Lea	NM	17S	32E	14	E/2 surface to base of San Andres formation or 700’ subsea
0282	1148	Mimosa State	ST NM OG-181	Humble Oil & Refining Co.	9/18/1956	Eddy	NM	17S	29E	30	NE/4SW/4 surface to 4452’

ACCT #	LAND #	PROPERTY	LESSOR	LESSEE	DATE	COUNTY	STATE	T	R	SECTION	LANDS
0285	1189	Mohawk Federal	FED LC-055259	W. T. Gissler	6/1/1986	Eddy	NM	17S	30E	14	SW/4SW/4 to all depths
0287	1137	Monsanto 30 State	ST NM V-603	Monsanto Oil Company	8/1/1982	Lea	NM	16S	37E	30	SE/4 surface to 11,450’
0292	1041	Navaho Federal	FED NM-29269	Mabel F. Leonard	1/1/1944	Eddy	NM	17S	29E	30	NE/4SE/4 from 2628’ to the top of the Abo formation, NW/4SE/4 from 4000’ to the top of the Abo formation
0296	1138	O’Neill Federal	FED NM-0560378	unknown	8/1/1949	Eddy	NM	16S	30E	15	E/2, NW/4 surface to base of San Andres formation
0296	1138	O’Neill Federal	FED NM-0560378	unknown	8/1/1949	Eddy	NM	16S	30E	22	E/2NE/4 surface to base of San Andres
0301	1032	Oryx State	ST NM V-5752	Chase Oil Corporation	4/1/2000	Eddy	NM	16S	27E	16	S/2 to all depths
0304	1215	Pawnee State	ST NM VB-71	Texas American Oil Corp.	1/1/1987	Eddy	NM	17S	30E	16	SW/4NE/4 surface to the top of the Abo formation
0305	1195	Pearsall AX	FED LC-029409-A	Kewanee Oil Company	8/1/1959	Lea	NM	17S	32E	33	SW/4 surface to 700’ subsea
0307	1196	Pearsall BX	FED LC-058514-O	Paul Love	9/22/1939	Lea	NM	17S	32E	34	NE/4NE/4, S/2NE/4 surface to 700’ subsea, NW/4NE/4 surface to the base of the Queen formation
0312	1275	Petrus D State	ST NM B-2516	Shell Petroleum Corporation	2/10/1934	Lea	NM	17S	33E	10	NE/4SE/4 to all depths
0312	1275	Petrus D State	ST NM B-2516	Shell Petroleum Corporation	2/10/1934	Lea	NM	17S	33E	11	E/2NE/4, N/2SW/4, S/2SE/4 to all depths
0312	1275	Petrus D State	ST NM B-2516	Shell Petroleum Corporation	2/10/1934	Lea	NM	17S	33E	13	SW/4SE/4 to all depths
0315	1003	Polaris B Federal	FED LC-029342-B	Texaco Expl & Prod Inc.	6/1/1991	Eddy	NM	17S	30E	17	E/2NW/4 below 4000’
0320	1360	Randall Federal	FED NM-7752	Louis J. Root	12/31/1939	Eddy	NM	17S	30E	7	SE/4SE/4 surface to 5000’
0322	1143	Redbud Federal	FED NM-94595	Taurus Corporation	3/1/1995	Eddy	NM	17S	27E	25	NE/4NW/4 surface to the base of the Wolfcamp formation
0326	1236	Rincon State	ST NM B-1266-9	Leonard and Levers, Inc.	10/14/1932	Eddy	NM	17S	29E	20	NW/4SE/4, SE/4SE/4 surface to 5000’
0337	1245	Sapphire State	ST NM A-983	Texas Pacific Coal & Oil Co.	7/27/1928	Lea	NM	23S	36E	11	NW/4SW/4 from base of Queen formation to base of Abo formation
0341	1252	Schley Federal	FED NM-29281	General American Oil Co.	6/1/1972	Eddy	NM	17S	29E	29	NE/4SW/4 base of San Andres formation to 6550’
0341	1252	Schley Federal	FED NM-29281	General American Oil Co.	6/1/1972	Eddy	NM	17S	29E	29	S/2NW/4, NW/4SW/4 surface to top of Abo formation
0343	1250	Shawnee Federal	FED LC-029020-L	Petroleum Corporation, et al	1/1/1991	Eddy	NM	17S	30E	15	NW/4SE/4 below 3600’
0351	1249	Sinclair Parke	FED NM-0467930	Atlantic Richfield Company	10/1/1977	Eddy	NM	17S	30E	22	SE/4NW/4 base of San Andres formation to 7079’
0363	1282	Spruce Federal	FED NM-96836	Chase Oil Corporation	6/1/1996	Eddy	NM	17S	27E	25	NE/4SW/4 to all depths
0389	1236	State I	ST NM B-1266-9	Leonard and Levers, Inc.	10/14/1932	Eddy	NM	17S	29E	29	SE/4SE/4 surface to 5000’
0391	1066	State S-19 CP 19	ST NM E-950	Sinclair Oil & Gas Co.	8/10/1946	Eddy	NM	17S	29E	19	Lot 3 from 2300’ to 10,896’
0392	1068	State S-19 EMP ABO	ST NM E-742	Humble Oil & Refining Co.	2/11/1946	Eddy	NM	17S	29E	19	SE/4SW/4 as to Abo formation only
0393	1067	State S-19 4	ST NM E-4201-2	Continental Oil Company	9/11/1950	Eddy	NM	17S	29E	19	SW/4SE/4 as to Abo formation only
0394	1067	State S-19 Paddock	ST NM E-4201-2	Continental Oil Company	9/11/1950	Eddy	NM	17S	29E	19	SW/4SE/4 surface to top of the Abo formation, N/2SE/4, SE/4SE/4 surface to base of the Abo formation, All of SE/4 as to depths below the base of the Morrow formation
0394	1068	State S-19 Paddock	ST NM E-742	Humble Oil & Refining Co.	2/11/1946	Eddy	NM	17S	29E	19	SE/4SW/4 as to all depths except the Abo formation, NE/4SW/4 as to all depths
0394	1069	State S-19 Paddock	ST NM B-7677-2	Continental Oil Company	7/11/1938	Eddy	NM	17S	29E	19	Lot 4 to all depths
0405	1289	Tenneco State	ST NM E-7640	Leonard Oil Company	12/15/1953	Eddy	NM	17S	29E	20	SW/4SW/4 surface to 5000’
0407	1292	Texaco BE	ST NM B-1565	George F. Getty Oil Co.	11/20/1933	Eddy	NM	17S	30E	16	N/2NE/4 to all depths

ACCT #	LAND #	PROPERTY	LESSOR	LESSEE	DATE	COUNTY	STATE	T	R	SECTION	LANDS
0419	1219	Wallingford State	ST NM B-4109-33	William Spurck	4/10/1935	Lea	NM	17S	32E	32	NW/4NW/4 surface to 4500’, NE/4NW/4 surface to 4200’
0430	1286	Western Federal	FED LC-028480-A	Arba Green	6/1/1962	Eddy	NM	17S	29E	30	S/2NE/4 surface to top of Abo formation
0431	1270	White Oak State	ST NM VB-492	Chase Oil Corporation	6/1/1996	Eddy	NM	17S	28E	23	N/2NE/4, SE/4NE/4, NE/4SE/4, S/2SE/4 to all depths
0432	1274	White Star Federal	FED NM-14840	Phillips Petroleum	6/1/1992	Eddy	NM	17S	29E	29	N/2N/2, SW/4NE/4 surface to base of the Abo formation, SE/4NE/4, NW/4SE/4 base of San Andres formation to base of the Abo formation
0434	1214	Wichita State	ST NM B-2209	F. William Kutter	12/21/1928	Eddy	NM	17S	30E	16	NW/4SW/4 below 4000’
0436	1266	Willow State	ST NM B-2613	Humble Oil & Refining Co.	3/10/1934	Eddy	NM	17S	31E	16	NE/4SE/4 from 4500’ to 5354’, NW/4SE/4 from 4500’ to 5296’, SW/4SE/4 from 4500’ to 6182’, SE/4SE/4 from 4500’ to 5301’
0441	1164	Woolley Federal	FED LC-029342-A	Anadarko Petroleum Corp	7/27/1995	Eddy	NM	17S	30E	21	E/2SW/4 from 4000’ to 7360’, SW/4SW/4 from 4000’ to the base of the Abo formation
0447	1267	Yucca State	ST NM B-3014	Humble Oil & Refining Co.	6/11/1934	Eddy	NM	17S	31E	16	NE/4SW/4 from 4500’ to 5309’, NW/4SW/4 from 4500’ to 5544’
0478	1083	Blue Quail State	ST NM V-6500	Chase Oil Corporation	1/1/2002	Eddy	NM	16S	30E	2	NE/4SE/4, S/2SE/4 to all depths
0581	1470	Johns B	FED LC-058407-B	Weier Drilling Company, Inc.	12/1/1959	Lea	NM	17S	32E	35	NW/4NE/4 surface to 4500’
0582	1470	Jon Bob	FED LC-058407-B	Weier Drilling Company, Inc.	12/1/1959	Lea	NM	17S	32E	35	NE/4NW/4 below 4800’
0678	1275	Stingray 10	ST NM B-2516	Shell Petroleum Corporation	2/10/1934	Lea	NM	17S	33E	10	NW/4SE/4 below the base of the Grayburg formation
0766	1335	Panther Federal	FED NM-03428	Wilma Elliott Donahue	2/1/1951	Lea	NM	17S	32E	31	Lots 3-4, NE/4SW/4 surface to 5000’
0767	1336	Fox Federal	FED LC-029410-B	Carper Drilling Company	7/1/1939	Lea	NM	17S	32E	31	S/2NE/4, SE/4NW/4, NW/4SE/4 surface to 5000’
0768	1337	Weasel Federal	FED LC-69105	E. N. Brock	6/1/1951	Lea	NM	17S	32E	31	NE/4SE/4 surface to 5000’
0869	1424	Impala State	ST NM B-2613	Humble Oil & Refining Co.	3/10/1934	Eddy	NM	17S	31E	36	SW/4SE/4 surface to 5011’, SE/4SE/4 surface to 5007’
0870	M-190	Pearsall Queen Sand Unit Tr 1	FED LC-029403-A	Exxon Corporation	12/1/1959	Lea	NM	18S	32E	5	S/2NE/4 surface to 5,000 feet
0870	M-190	Pearsall Queen Sand Unit Tr 2 & 2-A	FED LC-029403-B	Hugh L. Johnson, Jr.	11/1/1961	Lea	NM	18S	32E	5	NE/4NW/4 (Lot 3), NE/4SW/4 surface to 5,000 feet
0870	M-190	Pearsall Queen Sand Unit Tr 3	FED LC-061155-A	Brock Drilling Company	12/1/1959	Lea	NM	18S	32E	5	N/2NE/4 (Lots 1 & 2) surface to base of Queen formation
0870	M-190	Pearsall Queen Sand Unit Tr 4 & 4-A	FED LC-063345	Frank Brock, et al	11/1/1960	Lea	NM	18S	32E	4	N/2NW/4 (Lots 3 & 4), SW/4NW/4 surface to base of Queen formation
0870	M-190	Pearsall Queen Sand Unit Tr 5-A	FED LC0061840-A	Minntex Oil Company	11/1/1960	Lea	NM	18S	32E	4	NW/4NE/4 (Lot 2) surface to 5,000 feet
0870	M-190	Pearsall Queen Sand Unit Tr 6	FED LC-060503	Exxon Corporation	11/1/1960	Lea	NM	18S	32E	4	SE/4NW/4 surface to 5,000 feet
0870	M-190	Pearsall Queen Sand Unit Tr 7	FED LC-016795	Anadarko Petroleum Company	2/1/1955	Lea	NM	18S	32E	5	SE/4NW/4 surface to 5,000 feet
0870	M-190	Pearsall Queen Sand Unit Tr 8 & 8-A	FED LC-064098	Nadel & Gussman	12/1/1959	Lea	NM	18S	32E	5	SE/4SW/4, W/2SE/4 surface to 5,000 feet
0870	M-190	Pearsall Queen Sand Unit Tr 9	FED LC-061153	Exxon Corporation	12/1/1959	Lea	NM	18S	32E	5	NE/4SE/4 surface to 5,000 feet
0870	M-190	Pearsall Queen Sand Unit Tr 15	ST NM OG-5119	Gulf Oil Corporation	2/17/1959	Lea	NM	17S	32E	32	SE/4SW/4 surface to 5,000 feet
0870	M-190	Pearsall Queen Sand Unit Tr 16	FED LC-059255	Petroleum Synergy Group	11/1/1960	Lea	NM	18S	32E	4	NE/4SW/4 surface to 5,000 feet
0871	1431	Walker Federal	FED NM-40450	Bradley Panos	2/1/1972	Lea	NM	18S	32E	5	SW/4NW/4 surface to 5101’, NW/4SW/4 surface to 5080’, SW/4SW/4 surface to 5141’
0872	1432	Bassett Birney	FED LC-061154	H. W. Walker	12/22/1939	Lea	NM	18S	32E	5	Lot 4 surface to 5000’
0874	M-191	Red Lake Sand Unit Tr 1	FED NMLC-028456	George L. Stephens	12/30/1938	Eddy	NM	17S	28E	19	SE/4SE/4 surface to base of Premier Sand
0874	M-191	Red Lake Sand Unit Tr 2	FED NMLC-028456	George L. Stephens	12/30/1938	Eddy	NM	17S	28E	20	SE/4NE/4 surface to base of Premier Sand

ACCT #	LAND #	PROPERTY	LESSOR	LESSEE	DATE	COUNTY	STATE	T	R	SECTION	LANDS
0874	M-191	Red Lake Sand Unit Tr 3	FED NMLC-046250-A	American Petrofina Co., et al	4/1/1968	Eddy	NM	17S	28E	21	SW/4NW/4 surface to base of Premier Sand
0874	M-191	Red Lake Sand Unit Tr 4	FED NMLC-046250-B	J. C. Williams	4/12/1938	Eddy	NM	17S	28E	29	SE/4NW/4, SW/4NE/4 surface to base of Premier Sand
0874	M-191	Red Lake Sand Unit Tr 4-A	FED NMLC-046250-B	J. C. Williams	4/12/1938	Eddy	NM	17S	28E	29	SW/4NW/4 surface to base of Premier Sand
0874	M-191	Red Lake Sand Unit Tr 5	FED NMLC-048479-A	Tenneco Oil Company, et al	9/1/1969	Eddy	NM	17S	28E	20	NW/4NE/4, SE/4NW/4 surface to base of Premier Sand
0874	M-191	Red Lake Sand Unit Tr 6	FED NMLC-048479-B	Delhi-Taylor Corporation	11/1/1961	Eddy	NM	17S	28E	20	NE/4NW/4, SW/4NW/4 surface to base of Premier Sand
0874	M-191	Red Lake Sand Unit Tr 7	FED NMLC-065729	Joe D. Reid	9/20/1939	Eddy	NM	17S	28E	20	NE/4NE/4, SW/4NE/4 surface to base of Premier Sand
0874	M-191	Red Lake Sand Unit Tr 8	ST NM 647-387	Martin Yates, Jr.	11/14/1922	Eddy	NM	17S	28E	29	NW/4NW/4 surface to base of Premier Sand
0874	M-191	Red Lake Sand Unit Tr 9	ST NM 636-64	Frank Tigner	8/1/1922	Eddy	NM	17S	28E	28	NW/4SW/4 surface to base of Premier Sand
0874	M-191	Red Lake Sand Unit Tr 10	ST NM B-1111-9	Van P. Welch, Jr.	8/10/1932	Eddy	NM	17S	28E	28	NW/4 surface to base of Premier Sand
0874	M-191	Red Lake Sand Unit Tr 10-A	ST NM B-1111-9	Van P. Welch, Jr.	8/10/1932	Eddy	NM	17S	28E	28	NW/4NE/4 surface to base of Premier Sand
0874	M-191	Red Lake Sand Unit Tr 11	ST NM B-1969-32	Van P. Welch, Jr.	6/10/1933	Eddy	NM	17S	28E	21	NE/4SW/4 surface to base of Premier Sand
0874	M-191	Red Lake Sand Unit Tr 12	ST NM B-1969-31	Van P. Welch, Jr.	6/10/1933	Eddy	NM	17S	28E	21	NW/4SW/4, SE/4SW/4 surface to base of Premier Sand
0874	M-191	Red Lake Sand Unit Tr 12	ST NM B-1969-31	Van P. Welch, Jr.	6/10/1933	Eddy	NM	17S	28E	21	SW/4SW/4 Premier Sand only
0874	M-191	Red Lake Sand Unit Tr 12	ST NM B-1969-31	Van P. Welch, Jr.	6/10/1933	Eddy	NM	17S	28E	21	SW/4SE/4 from 800’ to base of Premier Sand
0874	M-191	Red Lake Sand Unit Tr 13	ST NM B-1969-30	Van P. Welch, Jr.	6/10/1933	Eddy	NM	17S	28E	21	NW/4SE/4 surface to base of Premier Sand
0874	M-191	Red Lake Sand Unit Tr 14	ST NM B-2178-13	Van Thompson	10/10/1933	Eddy	NM	17S	28E	20	SW/4 surface to base of Premier Sand
0874	M-191	Red Lake Sand Unit Tr 15	ST NM B-3149-8	F. M. Hartley	8/16/1934	Eddy	NM	17S	28E	20	N/2SE/4 surface to base of Premier Sand
0874	M-191	Red Lake Sand Unit Tr 16	ST NM B-4456-13	Manuel A. Sanchez	6/10/1935	Eddy	NM	17S	28E	19	N/2SE/4, SW/4SE/4 surface to base of Premier Sand
0874	M-191	Red Lake Sand Unit Tr 17	ST NM B-5084-140	Charles A. Piatt	10/10/1935	Eddy	NM	17S	28E	29	NE/4NE/4 surface to base of Premier Sand
0874	M-191	Red Lake Sand Unit Tr 18	ST NM B-5084-142	Charles A. Piatt	10/10/1935	Eddy	NM	17S	28E	30	NE/4NE/4 surface to base of Premier Sand
0874	M-191	Red Lake Sand Unit Tr 19	ST NM B-5084-142	Charles A. Piatt	10/10/1935	Eddy	NM	17S	28E	30	NW/4NE/4 surface to base of Premier Sand
0874	M-191	Red Lake Sand Unit Tr 20	ST NM B-8435-8	The Petroleum Producers Co.	12/11/1939	Eddy	NM	17S	28E	20	S/2SE/4 surface to base of Premier Sand
0874	M-191	Red Lake Sand Unit Tr 21	ST NM B-8814-10	F. D. Shufflebarger	9/10/1940	Eddy	NM	17S	28E	30	SE/4NE/4 surface to base of Premier Sand
0874	M-191	Red Lake Sand Unit Tr 22	ST NM B-11538-12	Southern Union Gas Company	10/10/1944	Eddy	NM	17S	28E	30	SW/4NE/4 surface to base of Premier Sand
0874	M-191	Red Lake Sand Unit Tr 23	ST NM B-11538-8	Southern Union Gas Company	10/10/1944	Eddy	NM	17S	28E	29	NW/4NE/4, NE/4NW/4 surface to base of Premier Sand
0874	M-191	Red Lake Sand Unit Tr 24	ST NM B-6945-2	Eugene E. Nearburg	2/10/1953	Eddy	NM	17S	28E	29	SE/4NE/4 surface to base of Premier Sand
0882	1139	Pearsall A	FED LC-059001	Paul Love	9/22/1939	Lea	NM	17S	32E	33	N/2, NE/4SE/4, S/2SE/4 surface to base of Queen formation, NW/4SE/4 surface to base of San Andres formation
0894	1469	Rhino Federal	FED LC-058698-B	Pearl Miller	8/11/1939	Lea	NM	17S	32E	35	SW/4NW/4 surface to base of San Andres formation
0900	1470	Anteater Federal	FED LC-058407-B	Weier Drilling Company, Inc.	12/1/1959	Lea	NM	17S	32E	35	NE/4NE/4 surface to 4800’, NW/4NE/4 below 4500’, S/2NE/4 to all depths
0918	1491	Elliot 31 Federal	FED NM-0349953	L. E. Elliott	8/1/1949	Lea	NM	24S	38E	31	SW/4NW/4 surface to 8800’
0918	1491	Elliot 31 Federal	FED LC-06952	L. E. Elliott	8/1/1949	Lea	NM	24S	38E	31	NW/4NW/4 surface to 8800’ less the unitized interval of the West Dollarhide Queen Unit
0919	1492	State 20	ST NM B-2388	Phillips Petroleum	1/10/1934	Lea	NM	17S	35E	20	NE/4SE/4 surface to 4966’
1116	1027	Reindeer Federal	FED NMNM-100844	Chase Oil Corporation	6/1/1998	Eddy	NM	16S	28E	21	All from the surface to the base of the Wolfcamp formation

ACCT #	LAND #	PROPERTY	LESSOR	LESSEE	DATE	COUNTY	STATE	T	R	SECTION	LANDS
1117	M-191	Raptor State	ST NM B-1969-31	Van P. Welch, Jr.	6/10/1933	Eddy	NM	17S	28E	21	SW/4SW/4 surface to top of Premier sand formation
1127	1526	New Mexico Z State	ST NM OG-784	Sunray Mid-Continent Oil Co.	4/16/1957	Eddy	NM	19S	28E	12	N/2NE/4 surface to 3000’
1132	1553	Welch Federal	FED LC-067739	Shell Oil Company	12/1/1938	Eddy	NM	16S	31E	19	Lot 1, NE/4NW/4 surface to 4000’
1214	1082	Dove State	ST NM V-6499	Chase Oil Corporation	1/1/2002	Eddy	NM	16S,	29E	16	W/2SE/4, SE/4SE/4 to all depths
1236	1625	Alscott Federal	FED NMNM-56426	Alscott Oil Company	8/1/1950	Eddy	NM	18S	29E	31	NE/4SE/4 surface to 3000’, SE/4NE/4 surface to 3638’
1237	1627	RV State	ST NM L-6518	Aztec Oil & Gas Company	9/1/1971	Eddy	NM	18S	29E	32	SW/4NW/4 surface to 3050, NW/4NW/4 surface to 3585, SW/4NE/4 surface to 3230’
1238	1610	Brewer Federal	FED NM-0556811	Nola M. Brewer	8/1/1950	Eddy	NM	16S	29E	12	NW/4SE/4, SE/4SW/4 surface to base of San Andres formation
1239	1613	Carper Levers State	ST NM B-2071	Forest E. Levers	8/10/1933	Eddy	NM	17S	28E	34	NE/4SW/4, SW/4SW/4 surface to top of Lovington Sand formation
1240	1612	Davis Federal	FED NMLC-068677	Paul L. Davis	7/1/1949	Eddy	NM	16S	29E	15	NW/4 surface to base of the Queen formation
1241	1623	Denton Federal	FED NMLC-067132	A. H. Hover Estate	8/1/1948	Eddy	NM	18S	29E	21	SE/4SE/4 surface to 2362’
1241	1623	Denton Federal	FED NMLC-067132	A. H. Hover Estate	8/1/1948	Eddy	NM	18S	29E	22	SE/4SW/4 surface to 3196’, NE/4SW/4 surface to 3240’
1241	1623	Denton Federal	FED NMLC-067132	A. H. Hover Estate	8/1/1948	Eddy	NM	18S	29E	27	NE/4NW/4 surface to 3115’, NE/4SW/4 surface to 2858’, SE/4NW/4 surface to 3187’
1242	1630	East High Lonesome Federal	FED NMLC-061638	Nola M. Brewer	8/1/1950	Eddy	NM	16S	29E	11	SE/4SE/4 surface to base of San Andres formation
1242	1630	East High Lonesome Federal	FED NMLC-061638	Nola M. Brewer	8/1/1950	Eddy	NM	16S	29E	12	S/2S/2 surface to base of San Andres formation
1242	1630	East High Lonesome Federal	FED NMLC-061638	Nola M. Brewer	8/1/1950	Eddy	NM	16S	29E	13	NW/4, N/2SW/4, N/2NE/4, SW/4NE/4 surface to base of the San Andres formation
1242	1630	East High Lonesome Federal	FED NMLC-061638	Nola M. Brewer	8/1/1950	Eddy	NM	16S	29E	14	N/2, SW/4 surface to base of San Andres formation
1242	1631	East High Lonesome Federal	FED NMLC-067610-A	I. W. Bosworth	7/1/1949	Eddy	NM	16S	29E	14	SE/4 surface to base of the San Andres formation
1243	1616	Adams Federal	FED NM-21888	Atlantic Richfield Company	5/1/1994	Eddy	NM	17S	29E	34	E/2SW/4, W/2SE/4 surface to 3480’
1244	1611	Farmer Federal	FED NMLC-061622	Maxine Bunting Farmer	6/1/1950	Eddy	NM	16S	29E	12	NE/4SE/4 surface to base of San Andres formation
1245	1632	High Lonesome Penrose Unit	FED NM-05523	Blanche McCallister	9/1/1951	Eddy	NM	16S	29E	15	N/2NE/4, SW/4NE/4, N/2SE/4, SE/4SE/4 surface to 2120’
1245	1633	High Lonesome Penrose Unit	ST NM B-2885	A. B. Swain	5/10/1934	Eddy	NM	16S	29E	15	SE/4NE/4 surface to 2095
1246	1626	VS Unit	ST NM K-2646-1	Cosden Petroleum Corporation	8/21/1962	Eddy	NM	18S	31E	16	N/2NW/4 from 3110’ to 3162’
1246	1634	VS Unit	FED NMLC-070133	R. D. Collier	12/1/1969	Eddy	NM	18S	31E	8	S/2SE/4 surface to 3570’
1246	1635	VS Unit	FED NMLC-029389-C	E. A. Patton Estate	8/1/1969	Eddy	NM	18S	31E	9	S/2SW/4 surface to 4000’
1246	1636	VS Unit	FED NMNM-17157	MNA Enterprises Ltd. Co.	8/1/1999	Eddy	NM	18S	31E	9	N/2SW/4 surface to 4000’
1246	1637	VS Unit	ST NM E-882	Magnolia Petroleum Company	6/10/1946	Eddy	NM	18S	31E	16	SW/4NW/4 surface to 3570’
1246	1638	VS Unit	FED NMLC-07134	Mrs. Jim E. Collier, Executrix	9/1/1970	Eddy	NM	18S	31E	17	SE/4NW/4 surface to 3570’
1246	1639	VS Unit	FED NM-042819	Texaco Expl & Prod Inc.	9/1/2000	Eddy	NM	18S	31E	17	NE/4NW/4 surface to 3570’
1246	1640	VS Unit	FED NMLC-029393-C	Apco Oil Corporation	12/1/1969	Eddy	NM	18S	31E	17	NE/4 surface to 3570’
1247	1615	Jackson Federal	FED NM-21887	Atlantic Richfield Company	5/1/1984	Eddy	NM	17S	29E	34	SE/4SE/4, surface to 3480’
1247	1615	Jackson Federal	FED NM-21887	Atlantic Richfield Company	5/1/1984	Eddy	NM	17S	29E	35	NW/4SW/4 surface to 3480’
1248	1614	Tyler Federal	FED NM-21886	American Republics Corp	6/1/1946	Eddy	NM	17S	29E	35	SE/4SW/4, S/2SE/4 surface to 3480’

ACCT #	LAND #	PROPERTY	LESSOR	LESSEE	DATE	COUNTY	STATE	T	R	SECTION	LANDS
1249	1628	S & T State	ST NM K-4795	John H. Trigg	3/16/1965	Eddy	NM	18S	29E	32	SE/4NE/4, NW/4NE/4 surface to 3225’, SE/4NW/4 surface to 3025, NE/4SW/4 surface to 3500’
1250	1622	State CA	ST NM B-2130	H. R. Kennedy	9/11/1933	Eddy	NM	17S	30E	32	NW/4NW/4 surface to base of the Grayburg formation
1251	1625	Sivley Federal	FED NM-56426	Alscott Oil Company	8/1/1950	Eddy	NM	18S	29E	31	NE/4NE/4 surface to 3000’
1252	1629	Wilson Federal	FED NM-015068	Charles B. Gonzales	8/1/1954	Eddy	NM	18S	29E	33	NW/4NW/4 surface to 2556’
1253	1624	YD Federal	FED NMLC-067348	Dixon and Yates Oil Company	7/1/1949	Eddy	NM	18S	29E	28	NE/4NW/4 surface to 3329’, SE/4NW/4 surface to 2126’
1254	1621	Westall A State	ST NM B-2023	Snowden & McSweeney Co.	7/10/1933	Eddy	NM	17S	29E	36	S/2NE/4, N/2SE/4 surface to 3600’
1255	1621	Westall B State	ST NM B-2023	Snowden & McSweeney Co.	7/10/1933	Eddy	NM	17S	29E	36	SW/4NW/4 surface to 3600’
1256	1617	RJ Unit	FED NMLC-028775-A	Sinclair Oil & Gas Co.	9/1/1969	Eddy	NM	17S	29E	27	SE/4 surface to 3480’
1256	1617	RJ Unit	FED NMLC-028775-A	Sinclair Oil & Gas Co.	9/1/1969	Eddy	NM	17S	29E	34	NE/4 surface to 3480’
1256	1617	RJ Unit	FED NMLC-028775-A	Sinclair Oil & Gas Co.	9/1/1969	Eddy	NM	17S	29E	35	W/2NW/4 surface to 3480’
1256	1618	RJ Unit	FED NMLC-028775-B	American Republics Corp	6/1/1946	Eddy	NM	17S	29E	27	NE/4, E/2W/2 surface to 3480’
1256	1618	RJ Unit	FED NMLC-028775-B	American Republics Corp	6/1/1946	Eddy	NM	17S	29E	35	NE/4, E/2NW/4, NE/4SW/4, N/2SE/4 surface to 3480’
1256	1619	RJ Unit	FED NMLC-067910	Sinclair Oil & Gas Co.	5/1/1964	Eddy	NM	17S	29E	34	NE/4SE/4 surface to 3480’
1256	1620	RJ Unit	FED NMLC-069147	Sinclair Oil & Gas Co.	5/1/1964	Eddy	NM	17S	29E	34	NE/4NW/4 surface to 3480’

Part II: Grantor’s Non-Operated Interests

0095	1146	Dalton Federal	FED NM-14840	Phillips Petroleum	6/1/1992	Eddy	NM	17S	29E	29	SE/4NE/4 surface to base of San Andres formation
0490	1055	Aid State Com	ST NM K-3630	Sinclair Oil & Gas Company	10/15/1963	Eddy	NM	17S	28E	13	NE/4 2300’ to 10896’
0490	1055	Aid State Com	ST NM K-3630	Sinclair Oil & Gas Company	10/15/1963	Eddy	NM	17S	28E	24	NE/4, E/2NW/4 2300’ to 10896’
0505	1051	Bluitt 8 Federal	FED NMNM-100871	Scott Exploration Inc.	6/1/1998	Roos	NM	8S	37E	8	S/2 surface to base of San Andres formation
0512	1061	Bridge Delhi A State	ST NM B-4575-6	Marsha Hertzmark	7/10/1935	Eddy	NM	17S	28E	33	NW/4NW/4 2100’ to top of Abo formation
0513	1660	Buckeye State	ST NM B-2388	Phillips Petroleum	1/10/1934	Lea	NM	17S	35E	20	SW/4NE/4
0513	1661	Buckeye State	ST NM K-4549	Robert B. Gates	11/17/1964	Lea	NM	17S	35E	20	SE/4NE/4
0525	1279	Crystal	FED NM-81910	Bill Fenn	9/1/1989	Eddy	NM	24S	26E	4	Lots 1-2, S/2NE/4, SE/4 to all depths
0540	M-164	Empire Abo Unit	ST NM B-4575-6	Marsha Hertzmark	7/10/1935	Eddy	NM	17S	28E	33	NW/4NW/4 top of Abo formation to 6315’
0540	M-164	Empire Abo Unit	ST NM E-4201	Continental Oil Company	9/11/1950	Eddy	NM	17S	29E	30	Lots 2-3, SE/4NW/4 Abo formation only
0540	M-164	Empire Abo Unit	FED NM-29281	General American Oil Co.	6/1/1972	Eddy	NM	17S	29E	29	S/2NW/4, NW/4SW/4 top of Abo formation to 6550’
0540	M-164	Empire Abo Unit	FED LC-028480-A	Arba Green	6/1/1962	Eddy	NM	17S	29E	30	S/2NE/4 top of Abo formation to 6550’
0542	M-165	Empire South Deep Unit	FED LC-062407	Mable F. Leonard	1/1/1944	Eddy	NM	17S	29E	30	S/2SE/4 below base of Abo formation
0542	M-165	Empire South Deep Unit	ST NM-647	Martin Yates, Jr.	11/14/1922	Eddy	NM	17S	28E	32	NE/4 base of the Abo to 10710’
0542	M-165	Empire South Deep Unit	FED NM-29267	Arba Green	6/1/1962	Eddy	NM	17S	29E	30	N/2NE/4 below base of Abo formation
0542	M-165	Empire South Deep Unit	FED LC-028480-A	Arba Green	6/1/1962	Eddy	NM	17S	29E	30	S/2NE/4 below 6550’

ACCT #	LAND #	PROPERTY	LESSOR	LESSEE	DATE	COUNTY	STATE	T	R	SECTION	LANDS
0542	M-165	Empire South Deep Unit	FED NM-0555569	General American Oil Co.	12/1/1961	Eddy	NM	17S	29E	31	NW/4 below 2725’, NW/4NE/4 and S/2NE/4 below 2790’, Lot 3 below the base of the San Andres formation, N/2SE/4 and NE/4NE/4 to all depths, NE/4SW/4 below 2725’
0544	1068	Empire 20 State #1	ST NM E-7640	Leonard Oil Company	12/15/1953	Eddy	NM	17S	29E	20	SW/4SW/4 below 5000’
0548	1194	Exxon State	ST NM 647-55	Martin Yates, Jr.	11/14/1992	Eddy	NM	18S	28E	9	S/2NW/4 3000’ to base of the Morrow formation
0549	1226	Gavilon Federal	FED NM-57683	Arrowhead Oil	1/1/1984	Lea	NM	20S	33E	33	All, to all depths
0556	M-150	Grizzly Bear State Com									See Crow Flat Working Interest Unit
0563	M-150	High Mesa State Com									See Crow Flat Working Interest Unit
0564	M-150	High Nitro State Com #1									See Crow Flat Working Interest Unit
0572	M-150	Huggie Bear State Com #1									See Crow Flat Working Interest Unit
0587	M-150	Kodiak Bear State Com #1									See Crow Flat Working Interest Unit
0592	M-167	Liberty 4 Com	Lee Carter	Charles B. Read	3/30/1954	Lea	NM	20S	36E	4	N/2SW/4 to 13730’
0592	M-167	Liberty 4 Com	Frank Hewes	Charles B. Read	3/30/1954	Lea	NM	20S	36E	4	N/2SW/4 to 13730’
0592	M-167	Liberty 4 Com	Jim Hughes	Charles B. Read	3/30/1954	Lea	NM	20S	36E	4	N/2SW/4 to 13730’
0592	M-167	Liberty 4 Com	John H. Ware	Charles B. Read	3/30/1954	Lea	NM	20S	36E	4	N/2SW/4 to 13730’
0592	M-167	Liberty 4 Com	G. H. Vaughn	Charles B. Read	3/30/1954	Lea	NM	20S	36E	4	N/2SW/4 to 13730’
0592	M-167	Liberty 4 Com	Ruby Hard	Charles B. Read	3/30/1954	Lea	NM	20S	36E	4	N/2SW/4 to 13730’
0592	M-167	Liberty 4 Com	Guy H. Hooper	J. Don Hudgens	3/30/1954	Lea	NM	20S	36E	4	N/2SW/4 to 13730’
0592	M-167	Liberty 4 Com	Harry S. Wright	J. Don Hudgens	3/30/1954	Lea	NM	20S	36E	4	N/2SW/4 to 13730’
0601	1136	MJ Harvey	ST NM VA-814	M. J. Harvey, Jr.	2/1/1993	Lea	NM	17S	34E	16	E/2NE/4 surface to 100’ below the base of the Abo formation
0605	1262	Meredith State	ST NM B-2531	Southern Petroleum Expl.	2/10/1934	Lea	NM	17S	35E	24	N/2, NW/4SW/4, E/2SW/4, W/2SE/4 as to any depths owned
0615	1202	Muskegon 17 State Com #1	FED NM-0397623	Leonard Oil Company	7/7/1949	Eddy	NM	17S	29E	17	N/2SW/4 below 5000’
0148	1239	Muskegon 17 State Com #1	ST NM B-10714	D. E. Wallace	10/11/1943	Eddy	NM	17S	29E	17	SW/4SW/4, N/2SE/4 below 5000’
0616	1236	Muskegon 20 State Com #1	ST NM B-1266	Leonard and Levers Inc.	10/14/1932	Eddy	NM	17S	29E	20	NW/4SE/4, SE/4SE/4 below 5000’
0617	1159	Rustler Bluff Milano State #1	ST NM V-4137	Energex Company	4/1/1933	Eddy	NM	24S	28E	36	NE/4 to all depths
0623	1140	Osceola State #1	ST NM V-3743	Yates Petroleum Corporation	6/1/1991	Eddy	NM	25S	28E	1	SE/4NE/4 surface to 6400’
0624	1659	Oxy 33 Federal #1	FED NM-0428657	T. A. Fraser, et al	9/1/1963	Eddy	NM	19S	28E	33	S/2 to the base of the Morrow formation
0634	M-150	Polar Bear State Com #1									See Crow Flat Working Interest Unit
0642	M-240	Ross Draw 25	FED NM-35607	Susan Dawson	3/1/1979	Eddy	NM	26S	29E	25	E/2NW/4, SW/4NW/4, SW/4 to all depths below the Delaware Mountain Group formation
0642	M-240	Ross Draw 25	FED NM-41646	Getty Oil Company	11/1/1980	Eddy	NM	26S	29E	25	NW/4NW/4 to all depths below the Delaware Mountain Group formation
0650	1280	Seminole Federal	FED NM-16104	Polly V. Tharp	2/1/1973	Eddy	NM	25S	28E	1	NW/4NE/4 surface to 6529’, SW/4NE/4 surface to 6550, NW/4SE/4 surface to 5291’
0657	1275	Shell State	ST NM B-2516	Shell Petroleum Corporation	2/10/1934	Lea	NM	17S	33E	10	SW/4NW/4 surface to base of the Grayburg formation
0658	1275	Shell A State	ST NM B-2516	Shell Petroleum Corporation	2/10/1934	Lea	NM	17S	33E	9	SE/4NE/4 surface to base of the Grayburg formation
0659	1275	Shell State 9	ST NM B-2516	Shell Petroleum Corporation	2/10/1934	Lea	NM	17S	33E	9	SW/4NE/4 surface to base of the Grayburg formation

ACCT #	LAND #	PROPERTY	LESSOR	LESSEE	DATE	COUNTY	STATE	T	R	SECTION	LANDS
0661	M-141	Skelly Unit Paddock	FED LC-029420-B	Skelly Oil Company	4/30/1938	Eddy	NM	17S	31E	21	All below the base of the San Andres formation
0661	M-141	Skelly Unit Paddock	FED LC-029420-B	Skelly Oil Company	4/30/1938	Eddy	NM	17S	31E	28	N/2 below the base of the San Andres formation
0661	M-141	Skelly Unit Paddock	FED LC-029418-B	Skelly Oil Company	4/30/1938	Eddy	NM	17S	31E	11	N/2 base of the San Andres formation to the base of the Wolfcamp formation, S/2 below the base of the San Andres formation
0661	M-141	Skelly Unit Paddock	FED LC-029418-B	Skelly Oil Company	4/30/1938	Eddy	NM	17S	31E	14	N/2 below the base of the San Andres formation
0661	M-141	Skelly Unit Paddock	FED LC-029418-B	Skelly Oil Company	4/30/1938	Eddy	NM	17S	31E	23	S/2 below the base of the San Andres formation
0661	M-141	Skelly Unit Paddock	FED LC-029418-B	Skelly Oil Company	4/30/1938	Eddy	NM	17S	31E	26	All below the base of the San Andres formation
0661	M-141	Skelly Unit Paddock	FED LC-029419-B	Skelly Oil Company	5/13/1929	Eddy	NM	17S	31E	27	N/2 below the base of the San Andres formation
0661	M-141	Skelly Unit Paddock	FED LC-029419-A	Skelly Oil Company	1/2/1929	Eddy	NM	17S	31E	22	All below the base of the San Andres formation
0661	M-141	Skelly Unit Paddock	FED LC-029420-A	Skelly Oil Company	4/30/1938	Eddy	NM	17S	31E	15	All below the base of the San Andres formation
0661	M-141	Skelly Unit Paddock	FED LC-029418-A	Skelly Oil Company	4/30/1938	Eddy	NM	17S	31E	14	S/2 below the base of the San Andres formation
0661	M-141	Skelly Unit Paddock	FED LC-029418-A	Skelly Oil Company	4/30/1938	Eddy	NM	17S	31E	23	N/2 below the base of the San Andres formation
0666	1264	South Empire State 1	ST NM B-5862	Ralph Gallinger	2/10/1936	Eddy	NM	17S	28E	24	NE/4SW/4 2300’ to 10896’
0666	1264	South Empire State 1	ST NM B-6251	Ed W. Owen	4/11/1936	Eddy	NM	17S	28E	24	SE/4 2300’ to 10896’
0684	1099	Texmack 11	FED LC-029418-B	Skelly Oil Company	4/30/1938	Eddy	NM	17S	31E	11	N/2 below the base of the Wolfcamp formation
0687	M-146	Texmack 2 State Com	ST NM E-5668	Tidewater Assc. Oil Co.	10/10/1951	Eddy	NM	17S	31E	2	Lot 1, SE/4NE/4, SW/4NW/4, W/2SW/4 below 3861’
0687	M-146	Texmack 2 State Com	ST NM B-10920	Olen F. Featherstone	1/10/1944	Eddy	NM	17S	31E	2	Lots 2-3-4, SW/4NE/4, SE/4NW/4 below 3900’, SE/4SW/4 below 3946’
0687	M-146	Texmack 2 State Com	ST NM B-3635	A. Franklin Swartz	12/10/1934	Eddy	NM	17S	31E	2	NE/4SW/4 below 3946’
0687	M-146	Texmack 2 State Com	ST NM B-2613	Humble Oil and Refining Co.	3/10/1934	Eddy	NM	17S	31E	2	E/2SE/4 from 3845’ to 12265’, W/2SE/4 from 3924’ to 12265’
0690	M-140	Texmack 5	ST NM V-5231	Rolla R. Hinkle	1/1/1998	Lea	NM	16S	32E	5	SW/4, N/2SE/4 to all depths
0690	M-140	Texmack 5	ST NM B-11078	Gulf Oil Corporation	3/10/1944	Lea	NM	16S	32E	5	S/2SE/4 to all depths
0696	M-134	Texmack 36 State Com #1	ST NM B-161	The Texas Company	8/14/1931	Eddy	NM	16S	31E	36	NE/4 below 100’ below base of Lovington Sand formation
0696	M-134	Texmack 36 State Com #1	ST NM B-5300	Continental Oil Company	6/11/1951	Eddy	NM	16S	31E	36	NW/4NW/4 below 4095’, SW/4NW/4 and NE/4NW/4 below 4136’
0736	1328	Travis Bassett Birney 1	FED NM-54184	Depco Inc., et al	12/1/1973	Eddy	NM	18S	29E	7	Lots 3-4, E/2SW/4
0736	1658	Travis Bassett Birney 1	FED NM-14841	Depco Inc., et al	6/1/1969	Eddy	NM	18S	29E	7	SW/4SE/4 below 4000’
0736	1329	Travis Bassett Birney 1	FED NM-14842	Bassett Birney Oil Corporation	6/1/1969	Eddy	NM	18S	29E	7	N/2SE/4 to all depths except the unitized interval of the Ballard Grayburg San Andres Unit
0753	M-175	West Vacuum Unit	ST NM B-10784	Stanolind Oil and Gas Company	11/10/1943	Lea	NM	18S	34E	3	SE/4NW/4 as to the Grayburg and San Andres formations only
0753	M-175	West Vacuum Unit	ST NM B-10784	Stanolind Oil and Gas Company	11/10/1943	Lea	NM	18S	34E	4	Lot 4 as to the Grayburg and San Andres formations only
0753	M-175	West Vacuum Unit	ST NM B-11469	Stanolind Oil and Gas Company	9/11/1944	Lea	NM	18S	34E	3	Lot 4 as to the Grayburg and San Andres formations only
0753	M-175	West Vacuum Unit	ST NM B-11469	Stanolind Oil and Gas Company	9/11/1944	Lea	NM	18S	34E	4	Lot 1 as to the Grayburg and San Andres formations only
0758	M-241	Yates Federal 8	FED NM-31649	Van G. Nelson	1/1/1979	Eddy	NM	26S	30E	8	W/2 surface to 12,762’
0759	M-150	Yogi Bear State Com 1									See Crow Flat Working Interest Unit
1152	M-217	Dodd Federal Unit	FED NMLC-028731-A	Sunray DX Oil Company	7/1/1963	Eddy	NM	17S	29E	14	S/2SW/4, NW/4SW/4 surface to 5000’

ACCT #	LAND #	PROPERTY	LESSOR	LESSEE	DATE	COUNTY	STATE	T	R	SECTION	LANDS
1152	M-217	Dodd Federal Unit	FED NMLC-028731-A	Sunray DX Oil Company	7/1/1963	Eddy	NM	17S	29E	15	SE/4 surface to 4000’
1152	M-217	Dodd Federal Unit	FED NMLC-028731-A	Sunray DX Oil Company	7/1/1963	Eddy	NM	17S	29E	22	NE/4NE/4, S/2NE/4, NE/4SE/4 surface to 4000’, S/2SE/4, NW/4SE/4, SE/4SW/4 surface to 5000’
*	1048	Crow Flat Working Interest Unit	ST NM V-3138-2	Pacific Enterprises Oil Company	11/1/1989	Eddy	NM	17S	28E	12	SE/4NE/4, N/2SE/4, SE/4SE/4 as to depths below the base of the Wolfcamp formation
*	1277	Crow Flat Working Interest Unit	ST NM V-5009	Chase Oil Corporation	1/1/1997	Eddy	NM	17S	28E	12	NW/4NW/4, N/2SW/4, SW/4SE/4 to all depths
*	1278	Crow Flat Working Interest Unit	ST NM V-5344	Chase Oil Corporation	8/1/1998	Eddy	NM	17S	28E	1	E/2SW/4 to all depths
*	The Crow Flat Working Interest Unit covers All of Section 1, E/2 of Section 2, and All of Section 12, T17S, R28E, Eddy County, New Mexico.

Part III: Grantor’s Non-Producing Interests

0004	1002	Non Producing	FED NMLC-029020-M	Texaco Expl & Prod Inc.	11/1/1991	Eddy	NM	17S	30E	3	Lots 3-4, S/2NW/4 below 4000’
0006	1004	Non Producing	FED NMNM-0467931	Texaco Expl & Prod Inc.	11/1/1991	Eddy	NM	17S	30E	10	N/2 below 4000’
0021	1007	Non Producing	FED NMNM-103871	Chase Oil Corporation	3/1/2000	Eddy	NM	16S	28E	17	SE/4SW/4, SW/4SE/4 to all depths
0021	1007	Non Producing	FED NMNM-103871	Chase Oil Corporation	3/1/2000	Eddy	NM	16S	28E	18	N/2SE/4, SW/4SE/4 to all depths, NE/4 below the base of the Morrow formation
	1010	Non Producing	ST NM V-6329	Chase Oil Corporation	8/1/2001	Lea	NM	17S	33E	3	Lots 1-2-3-4, S/2N/2 to all depths
	1011	Non Producing	ST NM V-6330	Chase Oil Corporation	8/1/2001	Lea	NM	17S	33E	3	S/2 to all depths
	1012	Non Producing	ST NM V-6331	Chase Oil Corporation	8/1/2001	Lea	NM	17S	33E	4	S/2 to all depths
	1015	Non Producing	FED LC-065561	Kennedy Oil Company	11/1/1981	Eddy	NM	16S	31E	34	NW/4NE/4 3929’ to 5000’, SW/4NE/4 200’ below base of the Lovington Sand formation to 5000’
0466	1018	Non Producing	FED NMNM-106917	Chase Oil Corporation	9/1/2001	Lea	NM	17S	33E	31	Lots 1-3-4, E/2 SW/4 to all depths
0036	1021	Non Producing	FED NMNM-103598	Chase Oil Corporation	12/1/1999	Eddy	NM	16S	27E	25	N/2NW/4, SW/4SW/4 to all depths
0036	1025	Non Producing	FED NMNM-103872	Chase Oil Corporation	3/1/2000	Eddy	NM	16S	28E	18	Lots 1-2, E/2NW/4 below the base of the Morrow formation, Lots 3-4, E/2SW/4 to all depths
0036	1025	Non Producing	FED NMNM-103872	Chase Oil Corporation	3/1/2000	Eddy	NM	16S	28E	19	Lots 1 and 4, S/2NE/4, E/2SW/4 to all depths
0036	1025	Non Producing	FED NMNM-103872	Chase Oil Corporation	3/1/2000	Eddy	NM	16S	28E	30	Lots 1-2, E/2NW/4 to all depths
0036	1026	Non Producing	FED NMNM-101593	Chase Oil Corporation	12/1/1998	Eddy	NM	16S	28E	3	Lot 8 to all depths
0036	1026	Non Producing	FED NMNM-101593	Chase Oil Corporation	12/1/1998	Eddy	NM	16S	28E	9	NW/4, E/2SW/4 below the base of the Morrow formation
0036	1028	Non Producing	FED NMNM-103600	Chase Oil Corporation	12/1/1999	Eddy	NM	16S	28E	24	SE/4SW/4 to all depths
0036	1029	Non Producing	FED NMNM-104675	Chase Oil Corporation	6/1/2000	Eddy	NM	16S	28E	30	W/2E/2 to all depths
0036	1033	Non Producing	FED NMNM-103873	Chase Oil Corporation	3/1/2000	Eddy	NM	16S	28E	19	SE/4 to all depths
0029	1035	Non Producing	FED LC-028936-G	Enron Oil & Gas Company	2/1/1990	Eddy	NM	17S	30E	29	NW/4NW/4 5000’ to base of the Abo formation
	1034	Non Producing	FED LC-028936-B	Enron Oil & Gas Company	11/1/1991	Eddy	NM	17S	30E	29	E/2NW/4 5000’ to base of the Abo formation
0340	1047	Non Producing	ST NM E-379-5	Burnham Oil Company	6/11/1945	Eddy	NM	17S	27E	36	SW/4SW/4 2000’ to 5000’
	1057	Non Producing	FED LC-029342-H	Enron Oil & Gas Company	3/1/1994	Eddy	NM	17S	30E	21	NW/4SW/4 surface to the base of the Abo formation
0467	1070	Non Producing	FED NMNM-107380	Chase Oil Corporation	12/1/2001	Chaves	NM	15S	29E	3	Lots 1-2-3-4, S/2NE/4, SW/4 to all depths

ACCT #	LAND #	PROPERTY	LESSOR	LESSEE	DATE	COUNTY	STATE	T	R	SECTION	LANDS
0468	1071	Non Producing	FED NMNM-107381	Chase Oil Corporation	12/1/2001	Chaves	NM	15S	29E	14	E/2NW/4 to all depths
0469	1072	Non Producing	FED NMNM-107386	Chase Oil Corporation	12/1/2001	Eddy	NM	16S	30E	10	SW/4 to all depths
0470	1073	Non Producing	FED NMNM-107387	Chase Oil Corporation	12/1/2001	Eddy	NM	16S	30E	12	SE/4 to all depths
0477	1082	Non Producing	ST NM V-6499	Chase Oil Corporation	1/1/2002	Eddy	NM	16S	29E	16	W/2SE/4, SE/4SE/4 to all depths
	1108	Non Producing	FED NMNM-102037	Daniel E. Gonzales	3/1/1999	Eddy	NM	16S	31E	20	S/2SE/4 to all depths except the unitized interval of the North Square Lake Unit
	1108	Non Producing	FED NMNM-102037	Daniel E. Gonzales	3/1/1999	Eddy	NM	16S	31E	31	NE/4SE/4 to all depths except the unitized interval of the North Square Lake Unit
	1109	Non Producing	FED NMNM-102038	Daniel E. Gonzales	3/1/1999	Eddy	NM	16S	31E	21	W/2W/2 to all depths
	1144	Non Producing	ST NM B-2178	Van Thompson	10/10/1933	Eddy	NM	17S	28E	2	NE/4NW/4 surface to 1689’
0471	1152	Non Producing	FED NMNM-108038	Chase Oil Corporation	3/1/2002	Eddy	NM	16S	27E	24	W/2SE/4 to all depths
	1168	Non Producing	ST NM E-6005	Pure Oil Company	2/11/1952	Lea	NM	19S	34E	36	NE/4SW/4 surface to 5110’ less 3850’ to 4090’, NW/4SW/4 surface to 5400’
0194	1169	Non Producing	ST NM-5313	Gulf Oil Corporation	6/11/1951	Eddy	NM	17S	27E	36	SW/4SE/4 surface to base of Drinkard formation
0195	1169	Non Producing	ST NM-5313	Gulf Oil Corporation	6/11/1951	Eddy	NM	18S	27E	2	SW/4SW/4 surface to base of Drinkard formation
0339	1172	Non Producing	ST NM E-1059			Eddy	NM	17S	27E	36	SW/4NE/4 2000’ to 5000’
0308	1197	Non Producing	FED NMNM-2507	Mrs. Pauline Trigg	1/1/1951	Eddy	NM	16S	31E	6	Lot 13 surface to 100’ below base of Premier sand formation
	1225	Non Producing	FED LC-058395	M. E. Baish	5/15/1934	Lea	NM	17S	32E	23	S/2SE/4, NE/4SE/4 base of San Andres formation to the top of the Wolfcamp formation
0170	1233	Non Producing	ST NM B-255-11	E. Ruth Piatt	9/10/1931	Eddy	NM	17S	29E	15	SW/4SW/4 below 5000’
0170	1233	Non Producing	ST NM B-255-11	E. Ruth Piatt	9/10/1931	Eddy	NM	17S	29E	16	NW/4NW/4, S/2SW/4, SE/4SE/4, NW/4SW/4 below 5000’
0170	1233	Non Producing	ST NM B-255-11	E. Ruth Piatt	9/10/1931	Eddy	NM	17S	29E	28	SE/4, SE/4SW/4 below 5000’
0170	1234	Non Producing	ST NM B-514-10	Leonard and Levers Inc.	12/14/1931	Eddy	NM	17S	29E	28	N/2SW/4, SW/4SW/4 below 5000’
0170	1235	Non Producing	ST NM B-1266-8	Leonard and Levers Inc.	10/14/1932	Eddy	NM	17S	29E	22	E/2NW/4, N/2SW/4, SW/4SW/4 below 5000’
0170	1236	Non Producing	ST NM B-1266-9	Leonard and Levers Inc.	10/14/1932	Eddy	NM	17S	29E	21	S/2NE/4, E/2W/2, SE/4 below 5000’
0170	1236	Non Producing	ST NM B-1266-9	Leonard and Levers Inc.	10/14/1932	Eddy	NM	17S	29E	29	SE/4SE/4 from 5000’ to the base of the Wolfcamp formation
0170	1237	Non Producing	ST NM B-9563	Ed W. Owen	3/10/1942	Eddy	NM	17S	29E	21	N/2NE/4, W/2W/2 below 5000’
0170	1238	Non Producing	ST NM B-10714-8	D. E. Wallace	10/11/1943	Eddy	NM	17S	29E	22	NW/4NE/4, SW/4NW/4 below 5000’
0170	1239	Non Producing	ST MM B-10714-9	D. E. Wallace	10/11/1943	Eddy	NM	17S	29E	15	NW/4SW/4 below 5000’
0170	1239	Non Producing	ST MM B-10714-9	D. E. Wallace	10/11/1943	Eddy	NM	17S	29E	16	NE/4, NE/4NW/4, SW/4NW/4, W/2SE/4, SE/4SE/4 below 5000’
0170	1239	Non Producing	ST MM B-10714-9	D. E. Wallace	10/11/1943	Eddy	NM	17S	29E	22	SW/4NW/4, NW/4SE/4 below 5000’
0170	1239	Non Producing	ST MM B-10714-9	D. E. Wallace	10/11/1943	Eddy	NM	17S	29E	27	W/2SW/4 below 5000’
0170	1240	Non Producing	ST NM K-3790	Leonard Oil Company	12/17/1963	Eddy	NM	17S	29E	16	SE/4NW/4 below 5000’
0170	1241	Non Producing	ST NM B-2023	Snowden and McSweeney	7/10/1933	Eddy	NM	17S	29E	16	NE/4SW/4 from 5000’ to 10,912’
0338	1248	Non Producing	ST NM B-8318			Eddy	NM	17S	27E	36	SE/4NW/4 2000’ to 5000’
0441	1269	Non Producing	FED NMNM-015068	Charles B Gonzales	8/1/1954	Eddy	NM	18S	29E	35	SE/4NE/4, NE/4NE/4 surface to 3000’

ACCT #	LAND #	PROPERTY	LESSOR	LESSEE	DATE	COUNTY	STATE	T	R	SECTION	LANDS
	1288	Non Producing	FED NMLC-029400-A	Julia M. Williams Paschall	8/1/1959	Lea	NM	17S	32E	23	NW/4SW/4 base of San Andres formation to top of Wolfcamp formation
0398	1301	Non Producing	ST NM B-11593-3	Barnsdale Oil Company	11/10/1944	Eddy	NM	17S	28E	30	Lot 2 and 4 from 650’ to 5000’
0375	1305	Non Producing	ST NM K-6647	R. G. McPheron	1/17/1967	Chaves	NM	15S	29E	2	Lot 1 surface to 2001’
0482	1338	Non Producing	ST NM V-6698	Caza Energy LLC	10/1/2002	Eddy	NM	16S	30E	16	S/2 to all depths
0484	1357	Non Producing	ST NM V-6747	Caza Energy LLC	12/1/2002	Eddy	NM	16S	28E	1	Lots 1-2-3-6-7-10-11-14, NE/4SW/4, SW/4SW/4 to all depths
0485	1358	Non Producing	ST NM V-6748	Caza Energy LLC	12/1/2002	Eddy	NM	16S	28E	12	NE/4NE/4, S/2NE/4, SE/4 to all depths
0486	1359	Non Producing	ST NM V-6760	Caza Energy LLC	12/1/2002	Eddy	NM	16S	28E	1	E/2SE/4 to all depths
0881	1457	Non Producing	ST NM V-6940	Caza Energy LLC	11/1/2003	Eddy	NM	18S	30E	16	NE/4, S/2SW/4, NW/4SE/4 to all depths
1131	1528	Non Producing	ST NM VB-608	Caza Energy LLC	12/1/2004	Eddy	NM	16S	28E	18	SE/4SE/4 to all depths
1124	1542	Non Producing	FED NMNM-112913	Caza Energy LLC	1/1/2005	Eddy	NM	19S	27E	4	Lots 1-2, S/2NE/4 to all depths
1125	1543	Non Producing	FED NMNM-112929	Caza Energy LLC	1/1/2005	Eddy	NM	16S	31E	8	NE/4SW/4, SE/4SE/4 to all depths
	1003	Non Producing	FED NMLC-029342-B	Texaco Expl & Prod Inc.	6/1/1991	Eddy	NM	17S	30E	9	E/2SW/4, SE/4 below 4000’
0312	1275	Non Producing	ST NM B-2516	Shell Petroleum Corporation	2/10/1934	Lea	NM	17S	33E	5	S/2SE/4 to all depths
0312	1275	Non Producing	ST NM B-2516	Shell Petroleum Corporation	2/10/1934	Lea	NM	17S	33E	6	Lot 7, SE/4SW/4, S/2SE/4 to all depths
0312	1275	Non Producing	ST NM B-2516	Shell Petroleum Corporation	2/10/1934	Lea	NM	17S	33E	7	SW/4SW/4 Below 4627’
0312	1275	Non Producing	ST NM B-2516	Shell Petroleum Corporation	2/10/1934	Lea	NM	17S	33E	8	S/2NE/4, N/2NW/4 below 4600’
0312	1275	Non Producing	ST NM B-2516	Shell Petroleum Corporation	2/10/1934	Lea	NM	17S	33E	9	S/2NE/4 below base of Grayburg formation, NE/4NW/4 below 4600’
0312	1275	Non Producing	ST NM B-2516	Shell Petroleum Corporation	2/10/1934	Lea	NM	17S	33E	10	N/2NE/4, SE/4NE/4, SE/4NW/4 to all depths, SW/4NW/4 below the base of the Grayburg formation
0312	1275	Non Producing	ST NM B-2516	Shell Petroleum Corporation	2/10/1934	Lea	NM	17S	33E	11	NW/4, N/2SE/4 to all depths, W/2NE/4 below 3878’
0312	1275	Non Producing	ST NM B-2516	Shell Petroleum Corporation	2/10/1934	Lea	NM	17S	33E	12	S/2 to all depths
0312	1275	Non Producing	ST NM B-2516	Shell Petroleum Corporation	2/10/1934	Lea	NM	17S	33E	13	NE/4, N/2NW/4, NW/4SE/4 to all depths
0312	1275	Non Producing	ST NM B-2516	Shell Petroleum Corporation	2/10/1934	Lea	NM	17S	33E	22	S/2SE/4, NW/4SE/4, N/2NE/4SE/4, SW/4NE/4SE/4 below 11587’
0312	1275	Non Producing	ST NM B-2516	Shell Petroleum Corporation	2/10/1934	Lea	NM	17S	33E	29	SE/4 4500’ to 10200’, SW/4 below 4500’
0043	1273	Non Producing	FED NM-14840	Phillips Petroleum	6/1/1992	Eddy	NM	17S	29E	29	NE/4SE/4 surface to base of Wolfcamp formation

Matt J Brewer

ACCT #	LAND #	PROPERTY	WI	NRI
0020	1007	Barbary 17 Com	0.00625000	0.00546875
0022	1275	Barracuda State	0.01000000	0.00875000
0078	1275	Chinook State	0.01000000	0.00875000
0093	1014	Coyote State	0.00250000	0.00208333
0116	1027	Elk 21 Federal	0.01000000	0.00875000
0118	1027	Elk 22 Federal	0.00625000	0.00546875
0767	1336	Fox Federal	0.00250000	0.00187500
0869	1424	Impala State	0.00250000	0.00187500
1127	1526	New Mexico Z State	0.00250000	0.00206250
0301	1032	Oryx State	0.00250000	0.00208333
0766	1335	Panther Federal	0.00250000	0.00200781
0882	1139	Pearsall A	0.00250000	0.00187500
0894	1469	Rhino Federal	0.00250000	0.00187500
0337	1245	Sapphire State	0.00250000	0.00218750
0405	1289	Tenneco State	0.01000000	0.00750000
0768	1337	Weasel Federal	0.00250000	0.00187500

Thomas E Fletcher

ACCT #	LAND #	PROPERTY	WI	NRI
0093	1014	Coyote State	0.00250000	0.00208333

Stephen L George

ACCT #	LAND #	PROPERTY	WI	NRI
0022	1275	Barracuda State	0.01000000	0.00875000
0078	1275	Chinook State	0.01000000	0.00875000
0093	1014	Coyote State	0.00250000	0.00208333
0116	1027	Elk 21 Federal	0.01000000	0.00875000
0118	1027	Elk 22 Federal	0.00625000	0.00546875
0767	1336	Fox Federal	0.00250000	0.00187500
0869	1424	Impala State	0.00250000	0.00187500
0221	1026	Kodiak Federal	0.01000000	0.00875000
1127	1526	New Mexico Z State	0.00250000	0.00206250
0301	1032	Oryx State	0.00250000	0.00208333
0766	1335	Panther Federal	0.00250000	0.00200781
0882	1139	Pearsall A	0.00250000	0.00187500
0894	1469	Rhino Federal	0.00250000	0.00187500
0337	1245	Sapphire State	0.00250000	0.00218750
0405	1289	Tenneco State	0.01000000	0.00875000
0768	1337	Weasel Federal	0.00250000	0.00187500

Luis A Hernandez

ACCT #	LAND #	PROPERTY	WI	NRI
0093	1014	Coyote State	0.00250000	0.00208330
0301	1032	Oryx State	0.00250000	0.00208330
1127	1526	New Mexico Z State	0.00250000	0.00206250

Edith P Hoover

ACCT #	LAND #	PROPERTY	WI	NRI
0078	1275	Chinook State	0.00500000	0.00437500

John M King

ACCT #	LAND #	PROPERTY	WI	NRI
0093	1014	Coyote State	0.00250000	0.00208330
0767	1336	Fox Federal	0.00250000	0.00187500
0869	1424	Impala State	0.00250000	0.00187500
1127	1526	New Mexico Z State	0.00250000	0.00206250
0301	1032	Oryx State	0.00250000	0.00208333
0766	1335	Panther Federal	0.00250000	0.00200780
0882	1139	Pearsall A	0.00250000	0.00187500
0337	1245	Sapphire State	0.00250000	0.00218750
0405	1289	Tenneco State	0.01000000	0.00750000
0768	1337	Weasel Federal	0.00250000	0.00187500

Charles E Sadler

ACCT #	LAND #	PROPERTY	WI	NRI
0093	1014	Coyote State	0.00250000	0.00208333
0767	1336	Fox Federal	0.00125000	0.00093750
0869	1424	Impala State	0.00250000	0.00187500
1127	1526	New Mexico Z State	0.00250000	0.00206250
0766	1335	Panther Federal	0.00250000	0.00200780
0882	1139	Pearsall A	0.00250000	0.00187500
0337	1245	Sapphire State	0.00250000	0.00218750
0768	1337	Weasel Federal	0.00250000	0.00187500

Staci Sanders

ACCT #	LAND #	PROPERTY	WI	NRI
0020	1007	Barbary 17 Com	0.00625000	0.00546875
0022	1275	Barracuda State	0.01000000	0.00875000
0078	1275	Chinook State	0.00500000	0.00437500
0093	1014	Coyote State	0.00250000	0.00208333
0116	1027	Elk 21 Federal	0.00500000	0.00437500
0767	1336	Fox Federal	0.00250000	0.00187500
0869	1424	Impala State	0.00250000	0.00187500
0221	1026	Kodiak Federal	0.00250000	0.00218750
0766	1335	Panther Federal	0.00250000	0.00200781
0882	1139	Pearsall A	0.00250000	0.00200781
0337	1245	Sapphire State	0.00250000	0.00218750
0405	1289	Tenneco State	0.01000000	0.00750000
0768	1337	Weasel Federal	0.00250000	0.00187500

C Jerry Sherrell

ACCT #	LAND #	PROPERTY	WI	NRI
0093	1014	Coyote State	0.00250000	0.00208333
0882	1139	Pearsall A	0.00250000	0.00187500
0337	1245	Sapphire State	0.00250000	0.00218750

Brad Bartek

ACCT #	LAND #	PROPERTY	WI	NRI
0093	1014	Coyote State	0.00250000	0.00208333
0767	1336	Fox Federal	0.00250000	0.00187500
0869	1424	Impala State	0.00250000	0.00187500
1127	1526	New Mexico Z State	0.00250000	0.00206250
0766	1335	Panther Federal	0.00250000	0.00200780
0882	1139	Pearsall A	0.00250000	0.00187500
0894	1469	Rhino Federal	0.00250000	0.00187500
0337	1245	Sapphire State	0.00250000	0.00218750
0768	1337	Weasel Federal	0.00250000	0.00187500

Mark Brewer

ACCT #	LAND #	PROPERTY	WI	NRI
0020	1007	Barbary 17 Com	0.00625000	0.00546875
0022	1275	Barracuda State	0.01000000	0.00875000
0078	1275	Chinook State	0.00750000	0.00656250
0093	1014	Coyote State	0.00250000	0.00208330
0116	1027	Elk 21 Federal	0.01000000	0.00875000
0118	1027	Elk 22 Federal	0.00625000	0.00546875
0767	1336	Fox Federal	0.00250000	0.00187500
0072	1220	Holder CB Federal	0.02000000	0.01650000
0073	1220	Holder CB Federal Paddock	0.02000000	0.01650000
0869	1424	Impala State	0.00250000	0.00187500
0221	1026	Kodiak Federal	0.00500000	0.00437500
0262	1330	McIntyre A East 2	0.00407407	0.00352000
0261	1330	McIntyre A East Paddock	0.00385000	0.00325920
0263	1331	McIntyre A West 8 Abo	0.00385000	0.00259880
0261	1331	McIntyre A West Paddock	0.00385000	0.00259880
1127	1526	New Mexico Z State	0.00250000	0.00206250
0301	1032	Oryx State	0.00250000	0.00208333
0766	1335	Panther Federal	0.00250000	0.00200780
0882	1139	Pearsall A	0.00250000	0.00187500
0320	1360	Randall Federal	0.02000000	0.01550000
0894	1469	Rhino Federal	0.00250000	0.00187500
0337	1245	Sapphire State	0.00250000	0.00218750
0405	1289	Tenneco State	0.01000000	0.00750000
0407	1292	Texaco BE	0.02000000	0.01750000
0265	1333	W D McIntyre C	0.01000000	0.00800000
		GBJK7RQNGBSA
0266	1333	W D McIntyre C Paddock	0.01000000	0.00800000
0269	1334	W D McIntyre E	0.01000000	0.00875000
0768	1337	Weasel Federal	0.00250000	0.00187500

James D Brown

ACCT #	LAND #	PROPERTY	WI	NRI
0032	1046	Berry A Federal	0.01000000	0.00780000
0033	1046	Berry A Federal Paddock	0.01000000	0.00775071
0214	1228	Jenkins B Federal	0.01000000	0.00875000

Buckhorn

ACCT #	LAND #	PROPERTY	WI	NRI
0022	1275	Barracuda State	0.01000000	0.00875000
0078	1275	Chinook State	0.01000000	0.00875000
0093	1014	Coyote State	0.00250000	0.00208330
0099	1234	Diamondbacks State	0.01145700	0.01002490
0544	1068	Empire 20 State #1	0.01145700	0.01002490
0148	1202	Federal KL 17	0.01145700	0.00991030
0163	1202	Folk Federal	0.01145700	0.00991030
0767	1336	Fox Federal	0.00250000	0.00187500
0169	1232	GJ West Coop Unit	0.01145700	0.01002488
0169	1233	GJ West Coop Unit	0.01145700	0.01002488
0169	1233	GJ West Coop Unit	0.01145700	0.01002488
0169	1233	GJ West Coop Unit	0.01145700	0.01002488
0169	1234	GJ West Coop Unit	0.01145700	0.01002488
0169	1235	GJ West Coop Unit	0.01145700	0.01002488
0169	1236	GJ West Coop Unit	0.01145700	0.01002488
0169	1237	GJ West Coop Unit	0.01145700	0.01002488
0169	1238	GJ West Coop Unit	0.01145700	0.01002488
0169	1239	GJ West Coop Unit	0.01145700	0.01002488
0169	1239	GJ West Coop Unit	0.01145700	0.01002488
0169	1239	GJ West Coop Unit	0.01145700	0.01002488
0169	1239	GJ West Coop Unit	0.01145700	0.01002488
0169	1240	GJ West Coop Unit	0.01145700	0.01002488
0169	1241	GJ West Coop Unit	0.01145700	0.01002488
0171	1208	Gold Star Federal	0.00859275	0.00687420
0072	1220	Holder CB Federal	0.01000000	0.00825000
0072	1220	Holder CB Federal	0.01000000	0.00825000
0073	1220	Holder CB Federal Paddock	0.01000000	0.00825000
0073	1220	Holder CB Federal Paddock	0.01000000	0.00825000
0869	1424	Impala State	0.02500000	0.00187500
0221	1026	Kodiak Federal	0.01000000	0.00875000
0615	1202	Muskegon 17 State Com #1	0.01145700	0.00916541
0148	1239	Muskegon 17 State Com #1	0.01145700	0.00916541
0616	1236	Muskegon 20 State Com #1	0.00114570	0.00092008
0292	1041	Navaho Federal	0.01145700	0.00658770
1127	1526	New Mexico Z State	0.00250000	0.00206250
0170	1233	Non Producing	0.01145700	0.01002488
0170	1233	Non Producing	0.01145700	0.01002488
0170	1233	Non Producing	0.01145700	0.01002488
0170	1234	Non Producing	0.01145700	0.01002488
0170	1235	Non Producing	0.01145700	0.01002488
0170	1236	Non Producing	0.01145700	0.01002488
0170	1236	Non Producing	0.01145700	0.01002488
0170	1237	Non Producing	0.01145700	0.01002488
0170	1238	Non Producing	0.01145700	0.01002488
0170	1239	Non Producing	0.01145700	0.01002488
0170	1239	Non Producing	0.01145700	0.01002488
0170	1239	Non Producing	0.01145700	0.01002488
0170	1239	Non Producing	0.01145700	0.01002488
0170	1240	Non Producing	0.01145700	0.01002488
0170	1241	Non Producing	0.01145700	0.01002488
0043	1273	Non Producing	0.01145700	0.01002488
0301	1032	Oryx State	0.00250000	0.00208333
0766	1335	Panther Federal	0.00250000	0.00200780
0882	1139	Pearsall A	0.00250000	0.00187500
0320	1360	Randall Federal	0.01000000	0.00775000
0894	1469	Rhino Federal	0.00250000	0.00187500
0326	1236	Rincon State	0.01145700	0.00859270
0337	1245	Sapphire State	0.00250000	0.00218750
0389	1236	State I	0.01145700	0.01002488
0405	1289	Tenneco State	0.01145700	0.00859270
0768	1337	Weasel Federal	0.02500000	0.00187500
0432	1274	White Star Federal	0.00859275	0.00687420

Crissa D Carter

ACCT #	LAND #	PROPERTY	WI	NIR
0022	1275	Barracuda State	0.01000000	0.00875000
0078	1275	Chinook State	0.01000000	0.00875000
0093	1014	Coyote State	0.00250000	0.00208330
0116	1027	Elk 21 Federal	0.01000000	0.00875000
0118	1027	Elk 22 Federal	0.00625000	0.00546875
0767	1336	Fox Federal	0.00250000	0.00187500
0869	1424	Impala State	0.00250000	0.00187500
0221	1026	Kodiak Federal	0.00250000	0.00218750
1127	1526	New Mexico Z State	0.00250000	0.00206250
0301	1032	Oryx State	0.00250000	0.00208333
0766	1335	Panther Federal	0.00250000	0.00200780
0882	1139	Pearsall A	0.00250000	0.00187500
0894	1469	Rhino Federal	0.00250000	0.00187500
0337	1245	Sapphire State	0.00250000	0.00218750
0405	1289	Tenneco State	0.01000000	0.00750000
0768	1337	Weasel Federal	0.00250000	0.00187500

Bill W. Chase

ACCT #	LAND #	PROPERTY	WI	NRI
0099	1234	Diamondbacks State	0.01145700 0	.01002490
0544	1068	Empire 20 State #1	0.01145700 0	.01002494
0148	1202	Federal KL 17	0.01145700 0	.00991031
0163	1202	Folk Federal	0.01145700 0	.00991030
0169	1232	GJ West Coop Unit	0.01145700 0	.01002488
0169	1233	GJ West Coop Unit	0.01145700 0	.01002488
0169	1233	GJ West Coop Unit	0.01145700 0	.01002488
0169	1233	GJ West Coop Unit	0.01145700 0	.01002488
0169	1234	GJ West Coop Unit	0.01145700 0	.01002488
0169	1235	GJ West Coop Unit	0.01145700 0	.01002488
0169	1236	GJ West Coop Unit	0.01145700 0	.01002488
0169	1237	GJ West Coop Unit	0.01145700 0	.01002488
0169	1238	GJ West Coop Unit	0.01145700 0	.01002488
0169	1239	GJ West Coop Unit	0.01145700 0	.01002488
0169	1239	GJ West Coop Unit	0.01145700 0	.01002488
0169	1239	GJ West Coop Unit	0.01145700 0	.01002488
0169	1239	GJ West Coop Unit	0.01145700 0	.01002488
0169	1240	GJ West Coop Unit	0.01145700 0	.01002488
0169	1241	GJ West Coop Unit	0.01145700 0	.01002488
0171	1208	Gold Star Federal	0.00859275 0	.00687420
0072	1220	Holder CB Federal	0.01000000 0	.00825000
0072	1220	Holder CB Federal	0.01000000 0	.00825000
0073	1220	Holder CB Federal Paddock	0.01000000 0	.00825000
0073	1220	Holder CB Federal Paddock	0.01000000 0	.00825000
0615	1202	Muskegon 17 State Com #1	0.01145700 0	.00916541
0148	1239	Muskegon 17 State Com #1	0.01145700 0	.00916541
0616	1236	Muskegon 20 State Com #1	0.00114570 0	.00092008
0292	1041	Navaho Federal	0.01145700 0	.00658780
0170	1233	Non Producing	0.01145700 0	.01002488
0170	1233	Non Producing	0.01145700 0	.01002488
0170	1233	Non Producing	0.01145700 0	.01002488
0170	1234	Non Producing	0.01145700 0	.01002488
0170	1235	Non Producing	0.01145700 0	.01002488
0170	1236	Non Producing	0.01145700 0	.01002488
0170	1236	Non Producing	0.01145700 0	.01002488
0170	1237	Non Producing	0.01145700 0	.01002488
0170	1238	Non Producing	0.01145700 0	.01002488
0170	1239	Non Producing	0.01145700 0	.01002488
0170	1239	Non Producing	0.01145700 0	.01002488
0170	1239	Non Producing	0.01145700 0	.01002488
0170	1239	Non Producing	0.01145700 0	.01002488
0170	1240	Non Producing	0.01145700 0	.01002488
0170	1241	Non Producing	0.01145700 0	.01002488
0043	1273	Non Producing	0.01145700 0	.01002488
0320	1360	Randall Federal	0.01000000 0	.00775000
0326	1236	Rincon State	0.01145700 0	.00859280
0389	1236	State I	0.01145700 0	.01002488
0405	1289	Tenneco State	0.01145700 0	.00859275
0432	1274	White Star Federal	0.00859275 0	.00800000

Ericson Trust

ACCT #	LAND #	PROPERTY	WI	NRI
0020	1007	Barbary 17 Com	0.00625000	0.00546875
0022	1275	Barracuda State	0.01000000	0.00875000
0032	1046	Berry A Federal	0.01000000	0.00780000
0033	1046	Berry A Federal Paddock	0.01000000	0.00775071
0078	1275	Chinook State	0.01000000	0.00875000
0093	1014	Coyote State	0.00250000	0.00208330
0116	1027	Elk 21 Federal	0.01000000	0.00875000
0118	1027	Elk 22 Federal	0.00625000	0.00546875
0767	1336	Fox Federal	0.00250000	0.00187500
0869	1424	Impala State	0.00250000	0.00187500
0214	1228	Jenkins B Federal	0.01000000	0.00875000
0221	1026	Kodiak Federal	0.00500000	0.00437500
1127	1526	New Mexico Z State	0.00250000	0.00206250
0301	1032	Oryx State	0.00250000	0.00208333
0766	1335	Panther Federal	0.00250000	0.00200780
0882	1139	Pearsall A	0.00250000	0.00187500
0894	1469	Rhino Federal	0.00250000	0.00187500
0337	1245	Sapphire State	0.00250000	0.00218750
0405	1289	Tenneco State	0.01000000	0.00750000
0768	1337	Weasel Federal	0.00250000	0.00187500

Charlotte Gleghorn

ACCT #	LAND #	PROPERTY	WI	NRI
0022	1275	Barracuda State	0.01000000	0.00875000
0078	1275	Chinook State	0.01000000	0.00875000
0093	1014	Coyote State	0.00250000	0.00208330
0767	1336	Fox Federal	0.00250000	0.00187500
0869	1424	Impala State	0.00250000	0.00187500
1127	1526	New Mexico Z State	0.00250000	0.00206250
0301	1032	Oryx State	0.00250000	0.00208333
0766	1335	Panther Federal	0.00250000	0.00200780
0882	1139	Pearsall A	0.00250000	0.00187500
0894	1469	Rhino Federal	0.00250000	0.00187500
0337	1245	Sapphire State	0.00250000	0.00218750
0405	1289	Tenneco State	0.01000000	0.00750000
0768	1337	Weasel Federal	0.00250000	0.00187500

H Anthony Hall

ACCT #	LAND #	PROPERTY	WI	NRI
0020	1007	Barbary 17 Com	0.00625000	0.00546875
0022	1275	Barracuda State	0.01000000	0.00875000
0093	1014	Coyote State	0.00250000	0.00208330
0116	1027	Elk 21 Federal	0.00250000	0.00218750
0118	1027	Elk 22 Federal	0.00625000	0.00546875
0767	1336	Fox Federal	0.00250000	0.00187500
0869	1424	Impala State	0.00250000	0.00187500
0221	1026	Kodiak Federal	0.00250000	0.00218750
1127	1526	New Mexico Z State	0.00250000	0.00206250
0301	1032	Oryx State	0.00250000	0.00208333
0766	1335	Panther Federal	0.00250000	0.00200780
0882	1139	Pearsall A	0.00250000	0.00187500
0894	1469	Rhino Federal	0.00250000	0.00187500
0337	1245	Sapphire State	0.00250000	0.00218750
0405	1289	Tenneco State	0.01000000	0.00750000
0768	1337	Weasel Federal	0.00250000	0.00187500

Ronald W Lanning

ACCT #	LAND #	PROPERTY	WI	NRI
0093	1014	Coyote State	0.00250000	0.00208333
0767	1336	Fox Federal	0.00250000	0.00187500
0869	1424	Impala State	0.00250000	0.00187500
0766	1335	Panther Federal	0.00250000	0.00200781
0337	1245	Sapphire State	0.00250000	0.00218750
0768	1337	Weasel Federal	0.00250000	0.00187500

Schedule IV
Chase Non-Accredited Investors and Additional Non-Accredited Assets

Name	Consideration
Matt Brewer	$205,679.19
Tommy Fletcher	$26,225.40
Steve George	$218,024,27
Luis Hernandez	$32,356.38
Penny Hoover	$13,248.07
Johnny King	$125,569.77
Charles Sadler	$69,114.29
Staci Sanders	$179,318.04
Jerry Sherrell	$36,393.04
A listing of the Additional Non-Accredited Assets owned by each Chase Non-Accredited Investor follows.

Schedule V
Chase Accredited Investors and Additional Accredited Assets

Name	Consideration
Bradley D. Bartek	$74,801.19
Mark Brewer	$709,127.86
Jim Brown	$645,122.66
Buckhorn Enterprises	$3,766,250.11
Crissa Carter	$189,830.01
Bill W. Chase	$3,615,999.65
Ericson Trust	$869,598.02
Charlotte Gleghorn	$159,343.81
H. Anthony Hall	$176,766.58
Ron Lanning	$60,220.10
A listing of the Additional Accredited Assets owned by each Chase Accredited Investor follows.

CAZA DISCLOSURE SCHEDULE

Schedule 3.4(c) — No Violations
Fifth Restated Credit Agreement dated November 17, 2005

Schedule 3.4(d) — No Consents
Change of Operator consent from NMOCD
Consent from Federal Bureau of Land Management

Schedule 3.4(e) — Financial Statements
Financial Statements
Balance Sheet, at December 31, 2004
Income Statement as of December 31, 2004
Cash Flow Statement as of December 31, 2004

CHASE DISCLOSURE SCHEDULE

Schedule 3.3(c) — No Violations
Fifth Restated Credit Agreement dated November 17, 2005

Schedule 3.3(d) — No Consents
Change of Operator consent from NMOCD
Consent from Federal Bureau of Land Management

Schedule 3.3(e) — Financial Statements
Financial Statements
Balance Sheet, at December 31, 2004
Income Statement as of December 31, 2004
Cash Flow Statement as of December 31, 2004
Liabilities
Chase Oil guarantee of Mack Energy Corporation that was increased from $3 million to $5 million

Schedule 3.3 (f) — Capital Structure

Chase Oil Capitalization

	Voting Shares	Percentage	Non-Voting Shares	Percentage	Total Shares	Percentage
Mack C. Chase Trust	75,975.92	92.710%	0	0.000%	75,975.92	4.636%
Chase 2002 Trust	0.00	0.000%	1,443,542.48	92.710%	1,443,542.48	88.075%
Robert C. Chase	1,991.36	2.430%	37,835.84	2.430%	39,827.20	2.430%
Richard L. Chase	1,991.36	2.430%	37,835.84	2.430%	39,827.20	2.430%
Gerene Dianne Chase Crouch	1,991.36	2.430%	37,835.84	2.430%	39,827.20	2.430%

Total	81,950.00	100.000%	1,557,050.00	100.000%	1,639,000.00	100.000%

Schedule 3.3(m) — Environmental
NMOCD investigation with respect to alleged groundwater contamination on the Monsanto #4 and #5 wells.

Schedule 3.3(o) — Preferential Rights and Consents to Assign
Land File 1424
Impala State Lease
Term Assignment effective May 21, 2003
ExxonMobil Corporation to Caza Energy LLC
S/2SE/4 Section 35, T17S, R31E, Eddy County, NM
Recorded 506/1011 Eddy County Records
Land File M-146
Texmack 2 State Com. #1 Well
Term Assignment effective January 15,1998
Exxon Corporation to Chase Oil Corporation, et al
SE/4 Section 2, T17S, R31E, Eddy County, NM
Unrecorded
Land File 1175 et al
MC Federal, et al Leases
Farmout Agreement dated March 5, 1999
Conoco Inc. to Chase Oil Corporation
E/2 Section 21, W/2 Section 22, T17S, R32E, Lea County, NM
Unrecorded
Land File 1175 et al
MC Federal, et al Leases
Farmout Agreement dated March 6, 1999
Conoco Inc. to Chase Oil Corporation
All of Sections 19, 20 and 21, NE/4, W/2, NW/4SE/4 of Section 22, NW/4SW/4,
NE/4SE/4, S/2SE/4 Section 23, T17S, R32E, Lea County, New Mexico

CONCHO HOLDINGS’ DISCLOSURE STATEMENT
Section 3.1 (e)
Financial Statements
1.	See attached Disclosure Statement Exhibit 3.1 (e).
2.	Contingent one-time bonus obligation to each employee, other than senior management, equal to each such employee’s annual salary when the enterprise value of Concho Holdings exceeds one billion dollars.

CONCHO HOLDINGS’ DISCLOSURE STATEMENT
Section 3.1 (f)
Capital Structure
1.	See attached Disclosure Statement Exhibit 3.1 (f).

2.	65,670 shares of Concho Holdings Common Stock and Concho Holdings Preferred stock are reserved for issuance to Ted Gawloski, Ramon Reyes, Steve Guthrie, Greg Wilkes, Erick Nelson, Renee Runkel, Amy Penland, Jan Spradlin, Keith Corbett, Gary Mackay, Russell Hall, Jay May, James Caputo, Calvin Serpas, Brent Robertson, Robert Ready, Ryan Simpson and Gayle Burleson within 20 days of the closing date under Subscription Agreements between such persons and Concho Holdings and in connection with Concho Holdings Call Notice dated February 10, 2006, or otherwise pursuant to the Stock Purchase Agreement dated August 13, 2004 between Concho Holdings and its shareholders.

3.	All shares of Concho Holdings Common Stock and Concho Holdings Preferred Stock held by employees of Concho Holdings are pledged to secure obligations to Concho Holdings under promissory notes executed by such respective employees and due Concho Holdings.

CONCHO HOLDINGS’ DISCLOSURE STATEMENT
Section 3.1 (h)
Litigation
1.	COG Operating, LLC, an Affiliate of Concho Holdings, is currently contesting and appealing an order of the NMOCD (written Order 05-PE-220) to remediate certain lands located in Lea County, New Mexico, allegedly associated with its Valhalla 4 Fed. Com., well no. 1.

2.	Concho Holdings has been verbally notified by a landowner of asserted damage claims in an unspecified amount allegedly arising from drilling operations in Gaines County, Texas; Concho Holdings believes these claims are without merit.

CONCHO HOLDINGS’ DISCLOSURE STATEMENT
Section 3.1 (I)
Oil and Gas Interests
See Disclosure Statement Exhibit 3.1(l) attached hereto.

COG Areas of Mutual Interest/CA’s

County	State	Prospect	Date	Term	Acres Covered	COG WI	Participants	Remarks
Eddy	NM	Sandy	9/1/2005	2 yrs.	- 2,760 acres	40%	Bold Energy, LP

Lea	NM	Bar U	9/1/2005	2 yrs.	- 5,760 acres	50%	Bold Energy, LP

Chaves	NM	Cigar	9/1/2005	Through Lease Expiration	5 Townships + 1 mile halo	38%	BC Operating, et al	AMI doesn’t apply in certain circumstances including acquisition
								of substantially all or a package of assets of an entity.

Lea	NM	Pawnee North	7/15/2005	3 years thereafter extended by	-12,800 acres	50%	Bold Energy, LP	excludes merger, consolidation or other corporate transaction
				mutual consent				resulting in a party acquiring any entity, or the purchase of all
								or substantially all of the assets of any entity.

Lea	NM	Pawnee	7/15/2005	Same as above	- 24,640 acres	50%	Bold Energy, LP	same as above — Seismic Agreement limits transferability

Lea	NM	Pawnee	12/1/2005	Proprietary Data Licensing Agreement	Devon 3D Rattlesnake Shoot		Devon, Chesapeake, Bold	one time change of control

Eddy	NM	Aladdin	11/1/2005	3 yrs.	- 8,060 acres	38% BPO	Capstone Oil & Gas Co., LP, et al	AMI doesn’t apply in certain circumstances including acquisition
						30.4% APO		of substantially all or a package of assets of an entity.

Lea	NM	Bilbrey South		Perpetual as long as O/A active	Sec 9 & 10 T22S-R32E	25%	Dominion, French, Vision, et al	L. R. French JV Agreement — if acreage or interest acquired must
								offer 50% to French

Andrews	TX	Florey South	11/8/1982	As long as leases are in effect	2560 acres covering portions of Secs. 7,8,17,18,19,20 in	42%	Tom E. Johnson et al
					Blk. A36 & portions of Secs. 15, 16&25 in Blk. A35, all
					in PSL Survey

Colorado	TX	Babb	9/29/1994	So long as leases are in effect	2880 acres covering portions of GH&H RR Survey	10%	Jamex, Inc.

Ector	TX	NW Penwell	12/12/1987	Life of leases	- 2,560 acres	varies - approx 50%	Osborn Heirs et al

Gaines	TX	Stonehenge	12/1/1993	Term of JOA	- 14,500 acres covering portions of Blks A8, A9, A11 and	50%	L. R. French, Jr.	Interest may vary subject to third party agreements
					AX, PSL Survey and Blk. G, CCSD&RGNG Survey
Disclosure Statement
Exhibit 3.1(l)

County	State	Prospect	Date	Term	Acres Covered	COG WI	Participants	Remarks

Gaines	TX	Tex-Mex	5/20/1980	Term of JOA	5330 acres covering Secs. 1,2,9,10,11,12 & E/2 8, Blk. A-28 & Secs. 1 & 2, Blk. A-30, all in PSL Survey	Varies (5% - 12%)	Forest	Subject to 5/20/80 Letter Agreement (unable to locate in file)

Hardin	TX	Club de Campo	2/28/2003	As long as leases are in effect	- 2300 acres	8%

Hardin	TX	Clerva Grande	2/15/2004	As long as leases are in effect	- 1280 acres	10%	United Resources et al

Jackson	TX	Robinson Lake	10/20/2003	Term of JOA (so long as leases are in effect)	400 acres in James Kerr Survey	16.40625%	Brayton Operating Corp

Kent	TX	South Creek South	9/4/2001	7/1/2006	- 12,160 acres being 19 sections in Block G,	27.54000%	Barrett Brothers et al
					W&NW Survey

Loving	TX	Stagecoach	2/11/1994	Term of JOA (90 days from cessation of production)	- 2400 acres covering portions of W&NW Blk 2	52.50000%	John H. Hendrix Corp. et al

Loving	TX	Two Freds	12/9/1994	So long as there is production in paying	2560 acres in portions of Block 19, ULS	25.00000%	Western Reserves
				quantities under JOA

Lubbock	TX	Atlantis	2/14/2004	exp 1/1/2009	-51000 acres	20.00000%	JDW, Inc. et al

Martin	TX	Big Starr	2/15/1988	6 months after expiration of leases subject to JOA	2880 acres covering portions of Blks 38 & 39,	6.66700%	RK Petroleum
					T1N, TUP Survey

Victoria	TX	Lone Tree Cree	4/1/2003	As long as leases are in effect	-320 acres + 1000, halo	25%	Corum Production Co. et al

Victoria	TX	Inez	8/27/2003	Term of JOA (so long as leases are in effect)	- 138 acres in Inez Township	18.75%	Brayton Operating Corp

Webb	TX	Davis Field	4/14/1989	One year from date of expiration of leases	- 820 acres in Alberca de Arriba Grant Survey	13.125%	Kebo Oil & Gas
				subject to JOA

Wharton	TX	Stovall	5/8/2003	Term of JOA (so long as leases are in effect)	145.13 acres in Cummings Survey et al	10.995%	Brayton Operating Corp

Wheeler	TX	Britt Ranch	1/5/1988	As long as leases are in effect	640 acres being Sec. 5, Blk. 5, B&B Survey	10.000%	Gifford Operating et al

Zapata	TX	Singer/Volpe	6/15/2004	2yrs.	- 1,340 acres	43.750%	Denall O&G et al	Farmed out our interest
								to Les Texas
Disclosure Statement
Exhibit 3.1(l)

County	State	Prospect	Date	Term	Acres Covered	COG WI	Participants	Remarks

Schlelcher	TX	Geneva	eff 3/15/2005	3 years	- 8,640 acres	47% BPO; 35.25% APO	Alplna Gas Company LLC, Activa Resources LLC,
							Magnum Producing & Operating Company, Insight
							Production Company, Maxmin Resources, LLC, PAR
							Minerals Corp and Lone Star Production Company

Reeves	TX	Toyah Platform	eff 2/2/06	2 years	- 8,320 acres	85%	Great Texas Crude Inc.	Does not apply to acquisition in AMI that is part of a
								larger acquisition outside the AMI, nor to merger,
								consolidation, reorganization or the purchase of all or
								substantially all of the assets of another company, nor to
								acquisitions from any corporation in which a party owns a
								majority of the stock, nor to any acquisition by 1 party
								from another party to the agreement.

Edwards and Kinney	TX	Triple Crown	2/12/2006	2 years	100,000 acres	NA	Lone Star Production Company	Confidentiality Agreement with non-compete to evaluate
								prospect; no AMI.

White/Woodruff	AR	Fayetteville	6/27/2005	18 months	12 township/ranges	0% CA	Anvil Energy	CA, lost deal to Chesapeake

Faulkner/White	AR	Fayetteville	9/29/2005	3 yrs	21 township/ranges	66.67%	Sam Gary Jr.	AMI language contained in a lease acquisition
								letter agreement

Mountrall	ND	Manitou	7/22/2005	3 yrs	pt of 5 township/ranges	31.25%	Sam Gary Jr., etal	AMI doesn’t apply if one party buys out another subject
								to agreement

McKenzie	ND	Westburg	1/16/2006	3 yrs	8 township/ranges	44.83%	Sam Gary Jr.	AMI doesn’t apply if one party buys out another subject
								to agreement

Culberson/Reeve	TX	Barnett	6/1/2005	5 yrs	800M ac east central Culberson	91%	EnCana etal	AMI doesn’t apply if one party buys out another subject
								to agreement

Culberson	TX	Barnett	10/1/2005	3 yrs	blk A-C per stip agreement	25-75%	EnCana	AMI doesn’t apply if one party buys out another subject
								to agreement

Big Horn & Park	WY	Cowboy	12/21/2005	18 months	Twp 50-55; Rge 93-99	0%	Robery Bayless, Maralo	CA-decision to participate has been delayed
Disclosure Statement
Exhibit 3.1(l)

CONCHO HOLDING’S DISCLOSURE STATEMENT
Section 3.1 (p)
Gas or Pipeline Imbalances
See attached Disclosure Statement Exhibit 3.1 (p)

OPERATOR	LEASE	WELL	WELL NAME	COUNTY ST	OF WELL	MONTH	(UNDER)	STATUS
Apache	301109	001	State WEL	Lea, NM	Prod	Nov-05	(25)	Selling over

BP America	421119	001	J.O. Neal #1U	Illegible, TX	SI	Sep-05	4,776	SI

BP America	421119	001	J.O. Neal #1L	Illegible, TX	Prod	Sep-05	(1,041)	Selling entitlement

Burlington	301140	027	Johnston Fed #27-FC	San Juan, NM	Prod	Nov-05	(377)	Selling entitlement

Burlington	301140	024	Johnston Fed #24-FC	San Juan, NM	Prod	Nov-05	526	Selling entitlement

Burlington	301140	026	Johnston Fed #26-FC	San Juan, NM	Prod	Nov-05	(746)	Selling over this month to balance

Burlington	301140	023	Johnston Fed #23-FC	San Juan, NM	Prod	Nov-05	922	Selling entitlement

Burlington	301140	029	Johnston Fed #29-FC	San Juan, NM	Prod	Nov-05	1,757	Selling under

Burlington	301140	015	Johnston Fed #15R-FC	San Juan, NM	Prod	Nov-05	(1,105)	Selling over

Burlington	301140	022	Johnston Fed #22R-FC	San Juan, NM	Prod	Nov-05	2,815	Selling over

Burlington	301140	028	Johnston Fed #28R-FC	San Juan, NM	Prod	Nov-05	13,994	Selling over

Burlington	301140	023	Johnston Fed #23S-FC	San Juan, NM	Prod	Nov-05	5,411	Selling entitlement-new well-

Burlington	301140	155	Johnston Fed #15S-FC	San Juan, NM	Prod	Oct-05	(1,010)

Burlington	301140	295	Johnston Fed #29S-FC	San Juan, NM	Prod	Nov-05	(927)

Burlington	301140	265	Johnston Fed #26S-FC	San Juan, NM	Prod	Nov-05	(857)

COG	301011	001	Moots Fee #1	Chaves, NM	Prod	Jun-05	17

Illegible/Philips	301050	001	NW Crosb Unit	Lea, NM	Prod	Nov-05	(40,773)	Selling over

Chevron/Texaco	301103	001	West Dollarhide Dimkard	Lea, NM	Prod	Jun-04	(1,686)	Selling entitlement

IllegibleDevon	301064	001	Parkway West #2-29	Eddy, NM	Prod	Oct-05	(223)	Selling over

IllegibleDevon	301064	007	Parkway West #7-22	Eddy, NM	Prod	Oct-05	(4,304)	Selling over

IllegibleDevon	301064	001	Parkway West #3 (Morrow)	Eddy, NM	Prod	Oct-05	(2,546)	Selling under

IllegibleDevon	301064	001	Parkway West #5	Eddy, NM	Prod	Oct-05	(687)	Selling over

IllegibleDevon	301064	001	Parkway West #5	Eddy, NM	Prod	Illegible	Illegible	Illegible

IllegibleDevon	301064	001	Parkway West #5	Eddy, NM	Prod	Illegible	Illegible	Illegible

IllegibleDevon	301064	001	Parkway West #8	Eddy, NM	Prod	Oct-05	907	Selling entitlement

IllegibleDevon	301064	001	Parkway West #9 (Morrow)	Eddy, NM	Prod	Oct-05	(28)	Selling entitlement

IllegibleDevon	301064	001	Parkway West #10 (Morrow)	Eddy, NM	Prod			Checking into-see attached

IllegibleDevon	301064	001	Parkway West #12	Eddy, NM	Prod	Aug-03	—	Selling Entitlement no statement

IllegibleDevon	301064	002	Parkway West #28-2	Eddy, NM	Prod	Oct-05	6,828	Selling over

IllegibleDevon	421112	001	Rodgers	Ward, TX	Prod	Aug-03	(50,587)	Selling over

Exxon	421123	001	Illegible GU #8-1	Illegible, TX	Prod	Jun-04	—	Selling entitlement

Exxon	421130	001	Stroman GU #1	Illegible, TX	Prod	Jun-04	—	Selling entitlement

IllegibleFasken	301062	002	Avakon 1 Fed #2	Eddy, NM	Prod	Oct-05	—	Balanced Final Statement

IllegibleFasken	301062	004	Avakon 1 Fed #4	Eddy, NM	Prod	Apr-05	—	Balanced Final Statement

Fasken	301060	02M	EI Paso Federal #2(Morrow)	Eddy, NM	Prod	Oct-05	(1,131)	Selling entitlement

Fasken	301060	02P	EI Paso Fed #2(Up Pem)	Eddy, NM	Prod	Oct-05	(47)	Selling entitlement

Fasken	301060	001	EI Paso 3-1 (Strawn)	Eddy, NM	P&A	Mar-05	—	P&A

Fasken	301060	001	EI Paso 3-1 (Atoka)	Eddy, NM	P&A	Mar-05	—	P&A

Fasken	301060	001	EI Paso 3-1 (Morrow)	Eddy, NM	P&A	Mar-05	—	P&A

Fasken	301060	001	EI Paso 3-1 (Wolfcamp)	Eddy, NM	TA	Mar-05	—	Dry-TA

Fasken	301060	003	EI Paso Fed #3	Eddy, NM	Prod	Apr-05	—	Balanced Final Statement

Fasken	301060	004	EI Paso Fed #4	Eddy, NM	Prod	Oct-05	—	Selling entitlement

Fasken	301060	005	EI Paso Fed #5	Eddy, NM	Prod	Oct-05	673	Selling entitlement

Fasken	301060	006	EI Paso Fed #6	Eddy, NM	Prod	Oct-05	57,848	Selling entitlement

Fasken	301060	006	EI Paso Fed #6 CA	Eddy, NM	P&A	Sep-99	(29)	P&A

Fasken	301060	007	EI Paso Fed #7	Eddy, NM	Prod	Aug-05	—	Balanced Final Statement

Fasken	301059	001	Gulf Federal #1	Eddy, NM	Prod	Jul-04	8,684	Selling entitlement

Fasken	301063	001	Lake Federal #1(Morrow)	Eddy, NM	P&A	Dec-92	127	P&A

Fasken	301063	001	Lake Federal #1 (Upper)	Eddy, NM	TA	Jul-04	—	TA

Fasken	301058	001	Maralo Federal #1	Eddy, NM	Prod	Apr-05	—	Selling entitlement

Fasken	301058	002	Maralo Federal #2	Eddy, NM	Prod	Oct-05	11,535	Selling entitlement

Forest Oil Permian	421088	001	University #141	Winker, TX	TA 10/96	May-96	(74)	TA

Forest Oil Permian	421088	002	University #142U	Winker, TX	Prod	Nov-04	141	Selling entitlement

Forest Oil Permian	421089	001	University BLK 22 GU #151	Winker, TX	Prod	Nov-04	1,642	Selling entitlement

Forest Oil Permian	421086	001	University BLK 21 GU #261 WLFCMP			Nov-04	2

Forest Oil Permian	401086	002	University BLK 21 #262 U			Nov-04	(3)

Forest Oil Permian	421086	004	University BLK 21 #264			Nov-04	(1)

Gruy(Cimarex)	301068	001	Parkway St Com #1	Eddy, NM	Prod		—	Balanced Final Statement.

Gruy(Cimarex)	301068	001	Parkway “A” St Com #1	Eddy, NM	Prod	Nov-05	(6,735)	Selling over

Gruy(Cimarex)	301066	001	State 16A Com #1	Eddy, NM	Prod	Nov-05	(5,218)	Selling over

Marathon	421091	001	McClendon #1-4	Illegible TX	Prod	Jun-04	(5,433)	Selling over

Illegible	301092	001	Jurnegan St Com #1	Eddy, NM	Prod	Dec-05	122	Selling over

Illegible	301049	002	Nash #2	Eddy, NM	Prod	Sep-05	—	Selling entitlement

OXY	301100	001	State CV	Eddy, NM	SI	Jul-03	3,401	SI

IllegibleRubicon	301090	001	State IC	Eddy, NM	SI 2/03	Mar-04	3,188	SI

IllegibleRubicon	301089	001	State IH	Eddy, NM	Prod	Dec-00	(412)	Selling entitlement

IllegibleRubicon	301094	001	State IN	Eddy, NM	Prod	Aug-03	8,898	Selling entitlement

IllegibleRubicon	301091	001	State IX	Eddy, NM	SI	Oct-94	2,369	SI 10/95

Yates	301054	001	Barbee LL #1	Lea, NM	Prod	Sep-05	1,538	Selling entitlement

Yates	301098	002	Millman HD St #2	Eddy, NM	Prod	Sep-05	(156)	Selling entitlement
							7,101

			Johnston Fed Pipeline Imbalance				15,859

Illegible	Rubicon sold to Illegible effective 04/27/05

Illegible	Illegible

Illegible	Devon is reducing our gas sales to zero to minimize the associated liability when the wall ceases to produce Illegible 03/08/05

Illegible	Faskin is selling enough of our gas to cover our JIB expenses The remainder will go to offset our overproduced position as we do not have reserves to cover it. See letter in file dated 4/19/05.

CONCHO HOLDINGS’ DISCLOSURE STATEMENT
Section 3.1 (q)
Environmental Matters
1.	Concho Holdings is remediating lands related to the Keystone 1, Keystone 2 and Keystone 4 Wells and the Jalmat Yates Unit Wells #17 and #31, pursuant to notices received from the NMOCD.

2.	Valhalla 4 Fed. Com., well no. 1 — See disclosures under Section 3.1(h) above.

CONCHO HOLDINGS’ DISCLOSURE STATEMENT
Section 3.1 (t)
Certain Agreements
1.	Two drilling contracts, each dated November 14, 2005 and having a one year term, with Patterson/UTI Drilling Company for drilling rig services (rigs #56 and 59).

2.	See AMI provisions disclosed in Section 3.1(1).

3.	See attached Disclosure Statement Exhibit 3.1 (t).

4.	COG Operating LLC Employees Savings & Retirement Plan effective July 1, 2004. The Plan Trustees are Steven L. Beal and Curt F. Kamradt.

Concho Equity Holdings Corp.
Tickler List Items:

Next Due
			Due Date	Date	Comments
2. O&G Commodity Derivatives:

b. Crude Oil

(1)	Internal Reference:	06-01	3/7/2006	4/7/2006	Floating price is Commodity Business Day
	Counterparty:	BNP Paribas			monthly average of closing NYMEX price.
	Counterparty Deal #:	Put: 75249			Settlement due 5th business day following
		Call: 75249			month end.
	Trade Date:	12/17/04
	Start Date:	1/1/06
	Maturity Date:	12/31/06
	Index:	NYMEX Crude Oil
	Volume:	700 bbls per day
	Settlement:	Monthly
	Ceiling Price:	$42.65/bbl.
	Floor Price:	$39.25/bbl.

(2)	Internal Reference:	07-01	2/7/2007	3/7/2007	Floating price is Commodity Business Day
	Counterparty:	Bank of America			monthly average of closing NYMEX price.
	Counterparty Deal #:	Put: 409Z37			Settlement due 5th business day following
		Call: 409238			month end.
	Trade Date:	12/17/04
	Start Date:	1/1/07
	Maturity Date:	12/31/07
	Index:	NYMEX Crude Oil
	Volume:	650 bbls per day
	Settlement:	Monthly
	Ceiling Price:	$41.75/bb1.
	Floor Price:	$37.95/bbl.

c. Natural Gas
(1)	Internal Reference:	06-02	3/8/2006	4/10/2006	Floating price is first of the
	Counterparty:	BNP Paribas			month Inside FERC Gas Market
	Counterparty Deal #:	Put: 74780			Report. Settlement due 5th business
		Call: 74780			day after the publishing of the
	Trade Date:	12/8/04.			Inside FERC Report.
	Start Date:	1/1/06
	Maturity Date:	12/31/06
	Index:	Inside FERC — EPNG Permian Basin
	Volume:	4,000 MMBtu/day
	Settlement:	Monthly
	Ceiling Price:	$6.45/MMBtu
	Floor Price:	$5.28/MMBtu

(2)	Internal Reference:	07-02	1/8/2007	2/8/2007	Floating prise is first of the month
	Counterparty:	Bank of America			Inside FERC Gas Market Report. Settlement
	Counterparty Deal #:	Put: 408236			due 5th business day after the publishing
		Call: 408237			of the Inside FERC Report.
	Trade Date:	12/08/04
	Start Date:	1/1/07
	Maturity Date:	12/31/07
	Index:	Inside FERC — EPNG Permian Basin
	Volume:	3,500 MMBtu/day
	Settlement:	Monthly
	Ceiling Price:	$6.02/MMBtu
	Floor Price:	$5.00/MMBtu

2/24/2006	Disclosure Statement Exhibit 3.1 (t)

Concho Equity Holdings Corp.
Tickler List Items:

Next Due
			Due Date	Date	Comments
2. O&G Commodity Derivatives:

b. Crude Oil

(1)	Internal Reference:	06-01	3/7/2006	4/7/2006	Floating price is Commodity Business Day
	Counterparty:	BNP Paribas			monthly average of closing NYMEX price.
	Counterparty Deal #:	Put: 75249			Settlement due 5th business day following
		Call: 75249			month end.
	Trade Date:	12/17/04
	Start Date:	1/1/06
	Maturity Date:	12/31/06
	Index:	NYMEX Crude Oil
	Volume:	700 bbls per day
	Settlement:	Monthly
	Ceiling Price:	$42.65/bbl.
	Floor Price:	$39.25/bbl.

(2)	Internal Reference:	07-01	2/7/2007	3/7/2007	Floating price is Commodity Business Day
	Counterparty:	Bank of America			monthly average of closing NYMEX price.
	Counterparty Deal #:	Put: 409237			Settlement due 5th business day following
		Call: 409238			month end.
	Trade Date:	12/17/04
	Start Date:	1/1/07
	Maturity Date:	12/31/07
	Index:	NYMEX Crude Oil
	Volume:	650 bbls per day
	Settlement:	Monthly
	Ceiling Price:	$41.75/bbl.
	Floor Price:	$37.95/bbl.

c. Natural Gas

(1)	Internal Reference:	06-02	3/8/2006	4/10/2006	Floating price is first of the month
	Counterparty:	BNP Paribas			Inside FERC Gas Market Report.
	Counterparty Deal #:	Put: 74780 Call: 74780			Settlement due 5th business day after the publishing of the Inside
	Trade Date:	12/8/04			FERC Report.
	Start Date:	1/1/06
	Maturity Date:	12/31/06
	Index:	Inside FERC — EPNG Permian Basin
	Volume:	4,000 MMBtu/day
	Settlement:	Monthly
	Ceiling Price:	$6.45/MMBtu
	Floor Price:	$5.28/MMBtu

(2)	Internal Reference:	07-02	1/8/2007	2/8/2007	Floating price is first of the month
	Counterparty:	Bank of America			Inside FERC Gas Market Report.
	Counterparty Deal #:	Put: 408236			Settlement due 5th business day
		Call: 408237			after the publishing of the Inside
	Trade Date:	12/8/04			FERC Report
	Start Date:	1/1/07
	Maturity Date:	12/31/07
	Index:	Inside FERC — EPNG Permian Basin
	Volume:	3,500 MMBtu/day
	Settlement:	Monthly
	Ceiling Price:	$6.02/MMBtu
	Floor Price:	$5.00/MMBtu

2/21/2006	Page 1 of 2

CONCHO HOLDINGS’ DISCLOSURE STATEMENT
Section 3.1 (u)
Disputes and Inquiries
     See disclosures listed in Sections 3.1 (h) and (q) above.

Exhibit 5.6 (a)
STOCKHOLDERS’ AGREEMENT
     This STOCKHOLDERS’ AGREEMENT (this “Agreement”), made and entered into as of February 27, 2006, by and among Concho Resources Inc., a Delaware corporation (the “Company”), the Persons listed on Schedule I attached hereto (the “Holdings Owners”), Chase Oil Corporation, a New Mexico corporation (“Chase”), Caza Energy LLC, a New Mexico limited liability company (“Caza”) and the Persons listed on Schedule II attached hereto (collectively, the “WI Owners”) (Chase, Caza and the WI Owners are sometimes collectively referred to herein as the “Chase Owners,” and the Holdings Owners and the Chase Owners are sometimes collectively referred to herein as the “Owners” and individually as an “Owner”).
W I T N E S S E T H:
     Section 1. Background.
     (a) The Company has agreed to issue to the Holdings Owners and the Chase Owners certain shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to the transactions contemplated by that certain Combination Agreement dated as of February 24, 2006 by and among the Company, the Holdings Owners and the Chase Owners (the “Combination Agreement”).
     (b) As a condition precedent to the execution and delivery of the Combination Agreement, the parties hereto have agreed to execute and deliver this Agreement.
     Section 2. Definitions. As used in this Agreement, the following terms shall have the meanings assigned to them in this Section 2:
     “Accredited Investor” has the meaning ascribed to it in Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission.
     “Affiliate” means, when used with respect to a specified Person, any other Person which, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such Person, and any directors, officers, partners or 5% or more owners of such Person.
     “Board” means the Board of Directors of the Company.
     “Drag-Along Transaction” means any of the following transactions: (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated Person, (ii) a merger, reorganization or consolidation in which the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the surviving or resulting entity immediately upon completion of such transaction, or (iii) any other transaction in which the owners of the Company’s outstanding voting power prior to such transaction do not own at least a majority of the outstanding voting power of the successor entity immediately upon completion of the transaction.

     “Excluded Affiliate Transfer” means any Transfer of Owner Shares by an Owner (whether voluntarily or by operation of law) to a stockholder, partner or other Affiliate of the Owner; any Transfer of Owner Shares by an Owner who is an individual to a trust or family limited partnership for estate planning purposes if such Owner retains the right to vote such Owner Shares following such transfer; and any Transfer of Owner Shares by a Chase Owner to an employee of a Chase Owner or an Affiliate thereof; provided that, such transferee agrees to be bound by the terms of this Agreement and evidences same by executing a copy of this Agreement promptly upon receiving the assignment of such Owner Shares.
     “Holdings” means Concho Equity Holdings Corp., a Delaware corporation.
     “New Securities” shall mean the Common Stock or preferred stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such Common Stock or preferred stock, and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Common Stock or preferred stock; provided, however, that the term “New Securities” does not include:
          (i) shares of Common Stock, or options, warrants or rights therefor granted or issued on the date hereof or at any time hereafter to employees, officers, directors, contractors, consultants or advisers to, the Company or any subsidiary pursuant to incentive agreements, stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are approved by the Board;
          (ii) shares of Common Stock or preferred stock of the Company (and/or options or warrants therefor) issued or issuable to parties providing the Company with equipment leases, real property leases, loans, credit lines, guaranties of indebtedness, cash price reductions or similar financing, under arrangements approved by the Board;
          (iii) shares of Common Stock or preferred stock of the Company issued pursuant to the Company’s acquisition of another corporation or entity by consolidation, merger, purchase of all or substantially all of the assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all of the assets of such other corporation or entity or 50% or more of the voting power of such other corporation or entity or 50% or more of the equity ownership of such other entity;
          (iv) shares of Common Stock issued pursuant to the transactions contemplated by the Combination Agreement;
          (v) shares of the Common Stock or preferred stock of the Company issued in connection with any stock split or stock dividend; and
          (vi) securities offered by the Company to the public pursuant to a registration statement filed under the Securities Act.
     “Owner Majority” means the Owners holding at least 80% of the issued and outstanding Common Stock.

2

     “Owner Shares” means with respect to any Owner (i) all shares of Common Stock held by such Owner, (ii) any equity securities issued or issuable directly or indirectly to an Owner with respect to the Common Stock referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, conversion, recapitalization, merger, consolidation or other reorganization and (iii) any other shares of any class or series of voting securities of the Company currently held or held in the future by an Owner. As to any particular shares constituting Owner Shares, such shares will cease to be Owner Shares when they have been transferred to any person who is not a party hereto, other than pursuant to an Excluded Affiliate Transfer.
     “Person” means an individual, partnership, limited partnership, limited liability company, foreign limited liability company, trust, estate, corporation, custodian, trustee, executor, administrator, nominee or entity in a representative capacity.
     “Pledge” means any pledge of an interest in, or other encumbrance placed upon, Owner Shares as security for indebtedness or for other purposes, other than:
          (i) a pledge granted by such Owner in favor of the Company or any of its controlled subsidiaries; and
          (ii) a pledge granted by a Person and in favor of third party banks in connection with the refinance of promissory notes payable by such Person to Holdings (and outstanding as of the date hereof) in order to comply with the requirements of the Sarbanes-Oxley Act of 2002.
     “Pro Rata Share” for purposes of Section 5 is the ratio of (i) the number of shares of Common Stock as to which such Owner is the beneficial owner, to (ii) the total number of shares of Common Stock of the Company outstanding (based on fully-diluted Common Stock ownership, excluding unvested incentive awards).
     “Proportionate Share” means for purposes of Section 3, the number of Owner Shares equal to the product of (i) the total number of Disposition Shares which a Proposed Purchaser has offered to purchase, times (ii) the fraction which is equal to the total number of Owner Shares which a Tag-Along Owner, a Chase Owner or a Holdings Owner, as applicable, owns, over the aggregate number of Owner Shares owned by all Tag-Along Owners, Chase Owners and/or Holdings Owners, as applicable, and the Selling Owner.
     “Proposed Purchaser” means the person or group that proposes to acquire the Disposition Shares.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Transfer” means any sale, assignment or other disposition of Owner Shares, other than a Pledge.
          Section 3. Transfer Provisions.

3

     (a) General Rights. In addition to any restrictions on the Transfer of Owner Shares that are imposed under applicable securities laws, no Owner shall Transfer or Pledge all or any part of his Owner Shares except in accordance with this Section 3.
     (b) Lock-up. Without the prior written consent of the Company (which consent may be withheld or delayed in the Company’s sole discretion), no Owner shall, during the period commencing on the date of this Agreement and ending on the earlier to occur of (i) the date on which the Company completes the initial sale of its shares of Common Stock to the public pursuant to a registration statement filed under the Securities Act or (ii) 270 days after the date of this Agreement, Transfer or Pledge any Owner Shares or enter into any swap or other arrangement that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Owner Shares.
     (c) Rights of Refusal and Tag-Along Right. No Owner shall have the right to effect any Transfer of his Owner Shares (other than as provided in subsection (e) of this Section 3) unless the Owner proposing to Transfer such Owner Shares (the “Selling Owner”) provides written notice to the other Owners (a “Transfer Notice”) of such desire, identifying the number of such Selling Owner’s Owner Shares that the Selling Owner proposes to Transfer (the “Disposition Shares”), and such Selling Owner complies with the Rights of Refusal of clause (i) and the Tag-Along requirements of clause (ii) below.
          (i) Rights of Refusal.
          (A) The Company shall have a right of first refusal (the “Company’s Right of First Refusal”) to purchase all of the Disposition Shares, if the Company gives written notice of the exercise of such right to the Selling Owner within 20 days (the “Company’s Refusal Period”) from the receipt of the Transfer Notice. If the Company does not intend to exercise the Company’s Right of First Refusal in full or if the Company is not lawfully able to repurchase all of the Disposition Shares, the Company will send written notice thereof (the “Company’s Expiration Notice”) to the Selling Owner and to each other Owner at least 10 days before the expiration of the Company’s Refusal Period.
          (B) If the Company does not purchase the Disposition Shares pursuant to the Company’s Right of First Refusal, the Chase Owners, in the event that the Selling Owner is a Chase Owner, or the Holdings Owners, in the event that the Selling Owner is a Holdings Owner, shall have a right of second refusal (the “Owners’ Right of Second Refusal”) to purchase the Disposition Shares by giving written notice of the exercise of such right to the Selling Owner and the Company within 20 days (the “Owners’ Refusal Period”) from receipt of the Company’s Expiration Notice. Each Chase Owner or Holdings Owner, as applicable, shall have the right to purchase such Owner’s Proportionate Share of the Disposition Shares with respect to the other Chase Owners or Holdings Owner, as applicable. If any Chase Owner or Holdings Owner, as applicable, elects not to purchase his Proportionate Share of the Disposition Shares, the other Chase Owners or Holdings Owners, as applicable, may purchase the Disposition Shares until no Owner desires to purchase any remaining Disposition Shares. If the Chase Owners or the Holdings Owners, as applicable, do not intend to exercise the Owners’ Right of Second Refusal in full then such Chase

4

Owners or Holdings Owners, as applicable, shall send written notice thereof (the “Owners’ Expiration Notice”) to the Selling Owner and to the Company at least 10 days before the expiration of the Owners’ Refusal Period. At the expiration of the Owners’ Refusal Period, the Company shall give prompt notice to the Chase Owners, in the event that the Selling Owner is a Holdings Owner, or the Holdings Owners, in the event that the Selling Owner is a Chase Owner, of the Owners’ Expiration Notice.
          (C) If the Chase Owners or the Holdings Owners, respectively, do not purchase the Disposition Shares pursuant to the Owners’ Right of Second Refusal, the Chase Owners, in the event that the Selling Owner is a Holdings Owner, or the Holdings Owners, in the event that the Selling Owner is a Chase Owner, shall have a right of third refusal (the “Owners’ Right of Third Refusal”) to purchase the Disposition Shares by giving written notice of the exercise of such right to the Selling Owner and the Company within 20 days from receipt of the Owners’ Expiration Notice. Each Chase Owner or Holdings Owner, respectively, shall have the right to purchase such Owner’s Proportionate Share of the Disposition Shares with respect to the other Chase Owners or Holdings Owners, as applicable. If any Chase Owner or Holdings Owners, respectively, elects not to purchase his Proportionate Share of the Disposition Shares, the other Chase Owners or Holdings Owners, respectively, may purchase the Disposition Shares until no Owner desires to purchase any remaining Disposition Shares.
          (D) The purchase price for the Disposition Shares to be purchased by the Company upon exercise of the Company’s Right of First Refusal or the Chase Owners or the Holdings Owners, respectively, upon the exercise of the Owners’ Right of Second Refusal or the Owners’ Right of Third Refusal will be the bona fide cash price (or the fair market value of any non-cash consideration as determined in good faith by the Board) per share offered by, and for which the Selling Owner proposes to transfer such Disposition Shares, to the Proposed Purchaser(s) (the “Offered Price”) (subject to any rights the Company may have under any other agreement to purchase all or some of such offered stock at a lower price), and will be payable within 30 days after the date of the Owners’ Expiration Notice. Payment of the purchase price will be made, at the option of the Company and/or the purchasing Chase Owners or Holdings Owners, respectively, as applicable, (a) in cash (by cashier’s check), (b) by wire transfer of immediately available funds to the Selling Owner, or (c) by any combination of the foregoing.
          (ii) Tag-Along Rights. If the Company does not exercise the Company’s Right of First Refusal and the Chase Owners or the Holdings Owner, as applicable, do not exercise the Owners’ Right of Second Refusal and the Owners’ Right of Third Refusal in full, the Selling Owner shall cause the Proposed Purchaser(s) to offer in writing (the “Purchase Offer”) to the other Owners, other than any Chase Owners or Holdings Owners who purchased Disposition Shares pursuant to Section 3(c)(i), (each recipient is referred to as a “Tag-Along Owner”) to purchase a Proportionate Share of the Owner Shares of each Tag-Along Owner. Any such purchase shall be made in accordance with the following:
          (A) the purchase from each Tag-Along Owner shall be made at the highest price per share and on such other terms and conditions as the Proposed Purchaser has offered

5

to purchase Disposition Shares from the Selling Owner;
          (B) each Tag-Along Owner shall have no more than 20 days from the receipt of the Purchase Offer in which to accept such Purchase Offer, in whole or in part;
          (C) to the extent that a Tag-Along Owner accepts such Purchase Offer, the number of Owner Shares to be sold to the Proposed Purchaser by the Selling Owner shall be reduced to the extent necessary to comply with this Section 3; and
          (D) the closing of such purchase shall occur within 30 days after such acceptance or at such other time as the Selling Owners, the Tag-Along Owner and the Proposed Purchaser may agree.
     (d) Drag-Along Rights. Any time an Owner proposes a Drag-Along Transaction and if such proposed Drag-Along Transaction has been approved by an Owner Majority (any such Drag-Along Transaction approved by an Owner Majority, an “Approved Sale”), then all Owners shall consent to and raise no objections against the Approved Sale, and if the Approved Sale is structured as (i) a merger, share exchange or consolidation of the Company, or a sale of all or substantially all of the assets of the Company, each Owner shall vote in favor of the Approved Sale and shall waive any dissenters rights, appraisal rights or similar rights in connection with such merger, consolidation or asset sale, or (ii) a sale of Common Stock, the Owners shall agree to sell all their respective Owner Shares which are the subject of the Approved Sale, on the terms and conditions of such Approved Sale. The Owners shall promptly take all necessary and desirable actions in connection with the consummation of the Approved Sale, including using their reasonable best efforts to obtain Board consent to the Approved Sale and the execution of such agreements and such instruments and other actions reasonably necessary to (A) provide customary representations, warranties, indemnities, and escrow arrangements relating to such Approved Sale and (B) effectuate the allocation and distribution of the aggregate consideration upon the Approved Sale. The Owners shall be permitted to sell their respective Owner Shares pursuant to an Approved Sale without complying with any other provisions of this Section 3. In furtherance of, but only to the extent that an Owner breaches its obligations under, this Section 3(d), each of the Owners hereby (i) irrevocably appoints the designee of the Owner Majority as its agent and attorney-in-fact (the “Agent”) (with full power of substitution) to execute all agreements, instruments and certificates and take all actions necessary or desirable to effectuate any Approved Sale hereunder; and (ii) grants to the Agent a proxy (which shall be deemed to be coupled with an interest and irrevocable) to vote the shares held by such Owner in favor of any Approved Sale hereunder. Furthermore, in connection with an Approved Sale pursuant to this Section 3(d), the Owner Majority shall have the right to require the Company to cooperate fully with potential acquirors of the Company in a prospective transaction pursuant to this Section 3(d) by taking all customary and other actions reasonably requested by such Persons or such potential acquirors, including without limitation, making the Company’s properties, books and records, and other assets reasonably available for inspection by such potential acquirors and making its employees reasonably available for interviews.
     (e) Excluded Transfers. Notwithstanding the foregoing, the provisions of this Section 3 do not apply to any Transfer by an Owner of his Owner Shares in an Excluded Affiliate Transfer or any Transfer by an Owner of his Owner Shares in connection with the initial sale of shares of the

6

Company’s Common Stock to the public pursuant to a registration statement filed under the Securities Act.
     Section 4. Enforcement; Legends. No Owner Shares shall be transferred on the books of the Company nor shall any sale, assignment, transfer, pledge or other disposition thereof be effective unless and until the terms and provisions of this Agreement are first complied with and, in case of violation of this Agreement by the attempted transfer of Owner Shares without compliance with the terms and provisions hereof, such sale, assignment, transfer, pledge or other disposition shall be invalid and of no effect. Each certificate representing Owner Shares held by the shall bear a legend containing the following words (in addition to any other legend required by applicable law to be set forth on any certificate representing such Owner Shares) and such legend shall be removed from the certificates evidencing any shares which cease to be “Owner Shares,” as set forth in the definition of such term in Section 2 hereof:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THAT CERTAIN STOCKHOLDERS’ AGREEMENT, DATED AS OF FEBRUARY 27, 2006, BY AND AMONG CONCHO RESOURCES INC. (THE “COMPANY”) AND CERTAIN STOCKHOLDERS OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.”
          Section 5. New Issuances of Shares. Any person that acquires shares of Common Stock prior to the Company’s initial public offering of its securities, shall be required to become a party to this Agreement, by executing a signature page hereto and by delivering a copy thereof to the Company.
          Section 6. Right of First Offer on Subsequent Issuances.
     (a) General. Each Owner has the right to purchase up to such Owner’s Pro Rata Share, of all or any part of any New Securities that the Company may from time to time issue after the date of this Agreement, provided such Owner is an Accredited Investor at the time of such issuance.
     (b) Procedures. In the event that the Company proposes to undertake an issuance of New Securities, it shall give to each Owner written notice of its intention to issue New Securities (the “Rights Notice”), describing the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities. Each Owner shall have 15 days from the date of receipt of any such Rights Notice to agree in writing to purchase up to such Owner’s Pro Rata Share of such New Securities for the price and upon the general terms specified in the Rights Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Owner’s Pro Rata Share) and representing to the Company that such Owner is an Accredited Investor. If any Owner fails to so agree and represent in writing within such 15 day period to purchase such Owner’s full Pro Rata Share of an offering of New Securities (a “Nonpurchasing Holder”), then such Nonpurchasing Holder shall forfeit the right hereunder to purchase that part of his Pro Rata Share of such New Securities that he did not so agree to purchase and the Company shall promptly give each Owner who has timely agreed to purchase his full Pro

7

Rata Share of such offering of New Securities (a “Purchasing Holder”) written notice of the failure of any Nonpurchasing Holder to purchase such Nonpurchasing Holder’s full Pro Rata Share of such offering of New Securities (the “Overallotment Notice”). Each Purchasing Holder shall have a right of overallotment such that such Purchasing Holder may agree to purchase a portion of the Nonpurchasing Holders’ unpurchased Pro Rata Shares of such offering on a pro rata basis according to the relative Pro Rata Shares of the Purchasing Holders, at any time within 15 days after receiving the Overallotment Notice.
     (c) Failure to Exercise. In the event that the Owners fail to exercise in full the right of first offer within such 15 plus 15 day period, then the Company shall have 60 days thereafter to sell the New Securities with respect to which the Owners’ rights of first offer hereunder were not exercised, at a price and upon general terms not more favorable to the purchasers thereof than specified in the Company’s Notice to the Owners. In the event that the Company has not issued and sold the New Securities within such 60 day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Owners pursuant to this Section 6.
     (d) Waiver. Any provision of this Section 6 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), upon the written consent of an Owner Majority. Any amendment or waiver effected in accordance with this Section 6(d) shall be binding upon each Owner and the Company.
          Section 7. Auction Right.
     (a) If, prior to March 1, 2010, the Company has not completed an initial public offering of shares of its Common Stock pursuant to a registration statement filed under the Securities Act, then the holders of at least 25% of the Owner Shares (the “Initiating Owners”) may solicit bids from bona fide third-party acquirors regarding the sale of the Company (an “Auction”).
     (b) If, pursuant to the Auction, the Company receives a bid from a bona fide third-party acquiror with terms and at a valuation acceptable to the Initiating Owners, and an investment banking firm with an industry-wide recognized mergers and acquisitions advisory business among exploration and production companies (the “Advisor”) is willing to deliver to the Company an opinion that the consideration set forth in such bid is fair to the Owners from a financial point of view (the “Approved Transaction”), then all of the Owners shall consent to, raise no objections to and take all other necessary actions to consummate the Approved Transaction. Without limiting the generality of the preceding sentence, the Owners shall promptly take all necessary and desirable actions in connection with the consummation of the Approved Transaction, including, without limitation, the execution and delivery of such agreements and instruments and the taking of all other actions necessary or desirable to (A) provide customary representations, warranties, indemnities, and escrow arrangements relating to such Approved Transaction and (B) effectuate the allocation and distribution of the aggregate consideration upon the Approved Transaction.
     (c) In furtherance of, but only to the extent that an Owner breaches its obligations under, this Section 7, each Owner is hereby deemed to have (i) irrevocably appointed the designee of the Initiating Owners as its agent and attorney-in-fact (the “Auction Agent”) (with full power of substitution) to execute all agreements, instruments and certificates and take all actions necessary or

8

desirable to effectuate any Approved Transaction hereunder; and (ii) granted to the Auction Agent a proxy (which shall be deemed to be coupled with an interest and irrevocable) to vote the shares held by such Owner in favor of any Approved Transaction hereunder.
     (d) The Approved Transaction shall be completed as soon as practicable upon the Company’s receipt of the Advisor’s fairness opinion relating to the Approved Transaction, and in any event within 60 days after the Company’s receipt of the Advisor’s fairness opinion relating to the Approved Transaction.
     (e) With respect to an Auction and/or an Approved Transaction, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company relative to the Auction and/or an Approved Transaction shall be managed under the direction of the Initiating Owners. The Initiating Owners shall have full power and authority to do all things on such terms as they may deem necessary or appropriate to conduct, or cause to be conducted, the business and affairs of the Company relating to an Auction and/or an Approved Transaction, including, without limitation:
          (i) the engagement, at the Company’s expense, of an Advisor, pursuant to customary terms of engagement, for the purpose of marketing and soliciting indications of interest and bids for the Company from bona fide third-party acquirors;
          (ii) the preparation by the Company of relevant diligence materials as requested by the Advisor; and
          (iii) the response by the Company to inquiries from the Advisor and/or prospective purchasers in a reasonably prompt manner.
     (f) The Owners shall be permitted to sell their respective Owner Shares pursuant to an Approved Transaction without complying with Section 3.
     (g) Nothing contained herein shall prohibit any Owner from participating as a “bona fide third-party acquiror” under this Section 7 (the “Owner Bidder”); provided, however, that if the Approved Transaction does not result from a bid from the Owner Bidder, then the Owner Bidder shall nonetheless comply with this Section 7.

9

          Section 8 Termination. This Agreement shall terminate upon the earlier of any one or more of the following: (i) the sale of all or substantially all the assets of the Company, (ii) an acquisition of the Company by another corporation or entity by sale of capital stock, consolidation, merger or other reorganization in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than 50% of the voting power of the corporation or other entity surviving such transaction; (iii) the adjudication of the Company as a bankrupt, the execution by the Company of an assignment for the benefit of creditors or the appointment of a receiver of the Company; (iv) the voluntary or involuntary dissolution of the Company; (v) when there is otherwise only one surviving Owner as a party to this Agreement; (vi) upon the date on which the Company completes the initial sale of its shares of Common Stock to the public pursuant to a registration statement filed under the Securities Act; or (vii) the tenth anniversary of the date hereof.
          Section 9 Miscellaneous.
     (a) Benefit. This Agreement will only bind and inure to the benefit of, and will only be enforceable by and against, the Owners.
     (b) Notices. Any notice, demand or other communication which any party to this Agreement may be required, or may elect, to give to anyone interested hereunder shall be validly given if personally delivered or sent by facsimile, registered or certified mail, return receipt requested, or reputable overnight courier service (providing next business day service), addressed to the recipient as follows:
     If to the Company:
Concho Resources Inc.
550 West Texas Avenue
Suite 1300
Midland, Texas 79701
Attention: President
Facsimile: (432) 683-7441
     If to any Owner to such Owner’s address as set forth on such Owner’s respective signature page to this Agreement; or, in either case, to such other address as such party may designate by written notice to the other parties hereto in accordance with the provisions of this Section 9. Notice shall be deemed to have been given when delivered personally or on the first business day following confirmation of the receipt of a facsimile, five (5) business days following the date of deposit with the U.S. Post Office or on the first business day following deposit with the office of such reputable courier service.
     (c) GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

10

     (d) Number. Words in the singular shall be construed to include the plural and vice versa, unless the context otherwise requires.
     (e) Gender. Pronouns in masculine, feminine, and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.
     (f) Headings. The headings appearing in this Agreement are inserted only for convenience of reference and in no way shall be construed to define, limit or describe the scope or intent of any provision of this Agreement.
     (g) Severability. Every provision in this Agreement is intended to be severable. In the event that any provision in this Agreement shall be held invalid, the same shall not affect in any respect whatsoever the validity of the remaining provisions of this Agreement; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.
     (h) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute but one and the same instrument.
     (i) Entirety and Modification. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified, supplemented or amended in any respect except by written instrument executed by all parties hereto.
[SIGNATURE PAGES FOLLOW]

11

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

CONCHO RESOURCES INC.

By:

Name:

Title:

[Signature Page to Stockholders’ Agreement]

HOLDINGS OWNERS:
Initial Number of
Owner Shares:

shares of Common Stock

Timothy A. Leach

Address:

Facsimile:

shares of Common Stock

Steven L. Beal

Address:

Facsimile:

shares of Common Stock

David W. Copeland

Address:

Facsimile:

shares of Common Stock

Curt F. Kamradt

Address:

Facsimile:

shares of Common Stock

E. Joseph Wright

Address:

Facsimile:

[Signature Page to Stockholders’ Agreement]

shares of Common Stock

David M. Thomas, III

Address:

Facsimile:

	shares of Common Stock	YORKTOWN ENERGY PARTNERS V, L.P.:

Address:		By:	Yorktown V Company, LLC,
its general partner

By:

Facsimile:				Name:

				Title:	Managing Member

	shares of Common Stock	YORKTOWN ENERGY PARTNERS VI, L.P.:

Address:		By:	Yorktown VI Company LP,
its general partner

			By:	Yorktown VI Associates LLC,

Facsimile:				its general partner

By:

Name:

				Title:	Managing Member

	shares of Common Stock	WACHOVIA CAPITAL PARTNERS 2004, LLC

Address:
By:

Name:

Facsimile:			Title:

[Signature Page to Stockholders’ Agreement]

	shares of Common Stock	PPM AMERICA PRIVATE EQUITY FUND, L.P.

Address:		By:	PPM America Capital Partners, LLC,
Its general partner

By:

Facsimile:				Name:

Title:

	shares of Common Stock	MANSEFELDT CONCHO PARTNERS

Address:
By:

Name:

Title:

Facsimile:

	shares of Common Stock	DIAN GRAVES OWEN FOUNDATION

Address:
By:

Name:

Title:

Facsimile:

shares of Common Stock

Joe Ed Canon

Address:

Facsimile:

shares of Common Stock

Kade Matthews

Address:

Facsimile:

[Signature Page to Stockholders’ Agreement]

	shares of Common Stock	TEJON ENERGY PARTNERS, L.P.

Address:
By:

Name:

Title:

Facsimile:

	shares of Common Stock	DODGE JONES FOUNDATION

Address:
By:

Name:

Title:

Facsimile:

	shares of Common Stock	YALE UNIVERSITY

Address:
By:

Name:

Title:

Facsimile:

	shares of Common Stock	THE BOARD OF TRUSTEES OF THE

LELAND STANFORD JUNIOR UNIVERSITY

Address:		By:	The Stanford Management Company

By:

Facsimile:			Name:

Title:

[Signature Page to Stockholders’ Agreement]

	shares of Common Stock	THE GENERAL MILLS GROUP TRUST

Address:
By:

Name:

Title:

Facsimile:

	shares of Common Stock	THE VOLUNTARY EMPLOYEES BENEFICIARY

ASSOCIATION TRUST FOR THE GENERAL MILLS
Address:		AND BAKERY CONFECTIONERY, TOBACCO AND
GRAIN MILLERS HEALTH AND WELFARE PLAN

Facsimile:		By:

Name:

Title:

[Signature Page to Stockholders’ Agreement]

CHASE OWNERS:

Address:	CHASE OIL CORPORATION

By:

Facsimile:		Robert C. Chase, President

Address:	CAZA ENERGY LLC

By:

Facsimile:		Mack C. Chase, Manager

Address:

Robert C. Chase

Facsimile:

Address:

Richard L. Chase, by Robert C. Chase, attorney-in-fact

Facsimile:

Address:

Gerene Dianne Chase Crouch, a single woman, by

	Robert	C. Chase, attorney-in-fact

Facsimile:

Address:

Bradley D. Bartek

Facsimile:

[Signature Page to Stockholders’ Agreement]

Address:

Charlotte Cleghorn

Facsimile:

Address:

Tony Hall

Facsimile:

Address:

Bill W. Chase

Facsimile:

[Signature Page to Stockholders’ Agreement]

SCHEDULE I
Timothy A. Leach
Steven L. Beal
David W. Copeland
Curt F. Kamradt
E. Joseph Wright
David M. Thomas, III
Yorktown Energy Partners V, L.P.
Yorktown Energy Partners VI, L.P.
Wachovia Capital Partners 2004, LLC
PPM American Private Equity Fund, L.P.
Mansefeldt Concho Partners
Dian Graves Owen Foundation
Joseph Edwin Canon
Kade Matthews
Tejon Energy Partners
Dodge Jones Foundation
The Board of Trustees of the Leland Stanford Junior University
The General Mills Group Trust
The Voluntary Employees Beneficiary Association Trust for the General Mills and Bakery Confectionary, Tobacco and Grain Millers Health and Welfare Plan

SCHEDULE II
Robert C. Chase
Richard L. Chase
Gerene Dianne Chase Crouch

Exhibit 5.6 (b)
REGISTRATION RIGHTS AGREEMENT
     This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is dated as of February 27, 2006, by and among Concho Resources Inc., a Delaware corporation (the “Company”), the Persons listed on Schedule I attached hereto (the “Holdings Stockholders”), Chase Oil Corporation, a New Mexico corporation (“Chase”), Caza Energy LLC, a New Mexico limited liability company (“Caza”) and the Persons listed on Schedule II attached hereto (collectively, the “WI Owners,” and together with Chase and Caza, the “Chase Stockholders”).
     Section 1. Background.
     1.1 The Company has agreed to issue to the Holdings Stockholders and the Chase Stockholders shares of the Company’s Common Stock, pursuant to the transactions contemplated by that certain Combination Agreement dated as of February 24, 2006 by and among the Company, Concho Equity Holdings Corp., a Delaware corporation, the Holdings Stockholders and the Chase Stockholders (the “Combination Agreement”).
     1.2 A Stockholders’ Agreement of even date herewith by and among the Company, the Holdings Stockholders and the Chase Stockholders (the “Stockholders’ Agreement”) is in place, pursuant to which the Holdings Stockholders and the Chase Stockholders have been granted a right of first offer to purchase New Securities (as defined in the Stockholders’ Agreement) that the Company may from time to time issue after the date of this Agreement.
     Section 2. Definitions.
     “Affiliate” shall mean with respect to any individual, corporation, partnership, association, trust, or any other entity (in each case, a “Person”), any Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, including, without limitation any general partner, officer or director of such Person and any venture capital fund now or hereafter existing which is controlled by or under common control with one or more general partners or shares the same management company with such Person.
     “Common Stock” shall mean shares of the Company’s common stock, par value $0.001 per share.
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
     “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.
     “Holder” shall mean any Person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 3.12 hereof.
     “Initiating Holders” means, collectively, any Holders who properly initiate a registration request under this Agreement.

     “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.
     “Qualified Public Offering” means the first closing of an underwritten public offering of Common Stock registered under the Securities Act, pursuant to which such shares of common stock are authorized and approved for listing on a national securities exchange or admitted to trading and quoted in the Nasdaq National Market or comparable system.
     “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.
     “Registrable Securities” means any of the Company’s Common Stock issued to the Holdings Stockholders, the Chase Stockholders, any Person formerly a holder of oil and gas working interests related to Chase or an Affiliate of Chase and any former stockholder of Concho Holdings Equities, Inc. not listed on Schedule I pursuant to or in connection with the Combination Agreement or pursuant to the preemptive rights of the Holdings Stockholders and the Chase Stockholders granted under the Stockholders’ Agreement, and any securities issuable with respect to any such Common Stock by way of distribution or in connection with any reorganization, recapitalization, merger, consolidation or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been distributed to the public pursuant to Rule 144 or Rule 144A (or any successor provision) under the Securities Act, (c) with respect to any Holder, such Holder is not an Affiliate of the Company, and such shares may be sold freely by such Holder without restriction under Rule 144(k) (or any successor provision), or (d) they shall have ceased to be outstanding.
     “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.
     “Requisite Chase Holders” means the holders of 20% of the Registrable Securities held by the Chase Stockholders.
     “Requisite Holdings Holders” means the holders of 20% of the Registrable Securities held by the Holdings Stockholders.
     “SEC” means the Securities and Exchange Commission.
     “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.
     “SEC Rule 144(k)” means Rule 144(k) promulgated by the SEC under the Securities Act.

2

     “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
     “Violation” means losses, claims, damages, or liabilities (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by any other party hereto, of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law.
     Section 3. Registration Rights.
     3.1 Request for Registration.
     (a) If the Company shall receive at any time after the earlier of (i) a Qualified Public Offering or (ii) nine (9) months after the closing date of the Combination Agreement, subject to Section 3.11, a written request from the Requisite Chase Holders or the Requisite Holdings Holders that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities with an anticipated aggregate offering price, net of underwriting discounts and commissions, exceeding $50,000,000, then the Company shall:
     (i) within ten (10) days of the receipt thereof, give written notice of such request to all Holders;
     (ii) as soon as reasonably practicable, file a registration statement under the Securities Act covering all Registrable Securities which the Holders request to be registered, which request shall be given within fifteen (15) days after mailing of the notice of the Company made in accordance with subsection 3.1(a)(i), subject to the limitations of subsection 3.1(b); and
     (iii) use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as practicable after the initial filing thereof.
All requests made pursuant to this Section 3 will specify the amount of Registrable Securities to be registered and the intended methods of disposition thereof.
     (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 3.1(a) and the Company shall

3

include such information in the written notice referred to in subsection 3.1(a). The underwriter will be selected by the Company. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 3.3(d)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 3.1, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities of the Company owned by each Holder. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.
     (c) The Company shall not be obligated to effect, or to take any action to effect, any registration
     (i) more than one time in any six month period; or
     (ii) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Securities Act.
     (d) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 3.1 a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be materially detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore necessary to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders.
     3.2 Company Registration. If the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities by the Company solely for cash (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, a registration statement on which the only Common Stock being registered is Common Stock issuable upon conversion of debt

4

securities which are also being registered, or a shelf registration on Form S-3), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 6, the Company shall, subject to the provisions of Section 3.7, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 3.6 hereof.
     3.3 Obligations of the Company. Whenever required under this Section 3 to effect the registration of any Registrable Securities, the Company shall, as soon as reasonably practicable,
     (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;
     (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;
     (c) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;
     (d) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;
     (e) cause all such Registrable Securities registered pursuant to this Agreement hereunder to be listed on a national securities exchange or trading system and each securities exchange and trading system on which similar securities issued by the Company are then listed;
     (f) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration statement;
     (g) use its reasonable commercial efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 3, on the

5

date on which such Registrable Securities are sold to the underwriter, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a “comfort” letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any.
     3.4 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 3 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.
     3.5 Expenses of Demand Registration. All expenses, other than underwriting discounts and commissions and the fees of counsel for such Holders incurred in connection with registrations, filings or qualifications pursuant to Section 3.1, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Company.
     3.6 Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 3.2 hereof for each Holder (which right may be assigned as provided in Section 3.10 hereof), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto, but excluding underwriting discounts and commissions relating to Registrable Securities.
     3.7 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 3.2, the Company shall not be required to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities to be sold other than by the Company that the underwriters determine in their reasonable discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company determine in their sole discretion will not jeopardize the success of the offering. In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling stockholders participating in such offering or in such other proportions as shall mutually be agreed to by all such selling Holders.

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     3.8 Delay of Registration/Effectiveness.
     (a) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 3.
     (b) The Company will notify the Holders requesting registration pursuant to this Agreement, at any time when a prospectus relating to the requisite registration statement is required to be delivered under the Securities Act (within the period that the Company is required to keep such registration statement effective), of the happening of any event as a result of which the prospectus included in the requisite registration statement (as then in effect) contains an untrue statement of a material fact or omits to state any material fact required to be stated in the prospectus or that is necessary to make the statements in the prospectus, in light of the circumstances in which they were made, not misleading. The Company will prepare (and, as soon as reasonably practicable, file) a supplement or amendment to that prospectus so that, as thereafter delivered to the purchasers of those securities covered by such registration statement, that prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated in the prospectus or that is necessary to make the statements in the prospectus, in light of the circumstances in which they were made, not misleading. However, if the Board of Directors of the Company determines in its good faith judgment that filing any supplement or amendment to such registration statement to keep such registration statement available for use by such Holders for resales of the securities covered by such registration statement would require the Company to disclose material information that the Company has a bona fide business purpose for preserving as confidential, then, upon the Company’s notice to each Holder (the “Suspension Notice”), the Company’s obligation to supplement or amend such registration statement will be suspended. That suspension will remain in effect until the Company notifies such Holders in writing that the reasons for suspending those obligations no longer exist and the Company amends or supplements such registration statement as may be required. As soon as a Holder receives a Suspension Notice from the Company under this Section 3.8(b), that Holder will immediately discontinue disposing of securities covered by such registration statement until that Holder receives copies of the supplemented or amended prospectus referred to in this Section 3.8(b). At the Company’s request, each Holder will deliver to the Company all copies of the prospectus covering such securities current at the time of that request.
     3.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 3:
     (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Violation and the Company will pay to each such Holder, underwriter, controlling person

7

or other aforementioned person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection 3.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person or other aforementioned person.
     (b) To the extent permitted by law, each selling Holder will severally and not jointly indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration statement; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 3.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 3.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, that, in no event shall any indemnity under this subsection 3.9(b) exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such Holder.
     (c) Promptly after receipt by an indemnified party under this Section 3.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to

8

actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 3.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 3.9.
     (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 3.9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 3.9 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 3.9, then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided however, that, in any such case, (I) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (II) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation; provided further, that in no event shall a Holder’s liability pursuant to this Section 3.9(d), when combined with the amounts paid or payable by such holder pursuant to Section 3.9(b), exceed the proceeds from the offering (net of any underwriting discounts or commissions) received by such Holder, except in the case of willful fraud by such Holder.
     (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
     (f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and

9

Holders under this Section 3.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 3, and shall survive the termination of this Agreement.
     3.10 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 3 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is a subsidiary, Affiliate, parent, partner, member, limited partner, retired partner, retired member or stockholder of a Holder or (ii) is a Holder’s family member or trust for the benefit of an individual Holder, provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 3.11 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.
     3.11 “Market Stand-Off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed l80 days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired) held immediately prior to the effectiveness of the Registration Statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The foregoing provisions of this Section 3.11 shall apply only to the Company’s IPO, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers, directors and greater than five percent stockholders of the Company enter into similar agreements. The underwriters in connection with the Company’s IPO are intended third-party beneficiaries of this Section 3.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company’s IPO that are consistent with this Section 3.11 or that are necessary to give further effect thereto.
     3.12 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 3 after ten years following the consummation of the IPO.
     Section 4. Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the Requisite Chase Holders and the Requisite Holdings

10

Holders. The Holders of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 4, whether or not such Registrable Securities shall have been marked to indicate such consent.
     Section 5. Nominees for Beneficial Holders. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner’s beneficial ownership of such Registrable Securities.
     Section 6. Notices. All communications provided for hereunder shall be personally delivered or sent by facsimile, registered or certified mail, return receipt requested, or reputable overnight courier service (providing next business day service) and (a) if addressed to any Holder, to the address set forth opposite such Holder’s name on the counterpart signature page to this Agreement or such other address specified in writing by such Holder upon its receipt of Registrable Securities, or (b) if addressed to the Company, at 550 West Texas Avenue, Suite 1300, Midland, Texas 79701, Attn: President, Facsimile: (432) 683-7441, or at such other address, or to the attention of such other officer, as the Company shall have furnished to the Holders at the time outstanding; provided, however, that any such communication to the Company may also, at the option of any Holder, be either delivered to the Company at its address set forth above or to any officer of the Company.
     Section 7. Transfers, Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
     Section 8. Effectiveness; Termination. This Agreement shall become effective only upon consummation of the transactions contemplated by the Combination Agreement, and shall terminate if the Combination Agreement is terminated in accordance with its terms. After this Agreement becomes effective, this Agreement shall terminate when no Registrable Securities remain outstanding.
     Section 9. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.
     Section 10. Specific Performance. The parties hereto recognize and agree that money damages may be insufficient to compensate the Holders for breaches by the Company of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach.
     Section 11. Cost of Enforcement. If any Party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing Party shall pay all costs and

11

expenses incurred by the prevailing Party, including, without limitation, all reasonable attorneys’ fees.
     Section 12. Severability. The invalidity of unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
     Section 13. Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.
     Section 14. Entire Agreement. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.
     Section 15. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.
     Section 16. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.
     Section 17. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.
[SIGNATURE PAGES FOLLOW]

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

CONCHO RESOURCES INC.

By:

Name:

Title:

[Signature Page to Registration Rights Agreement]

HOLDINGS STOCKHOLDERS:

Address:

Timothy A. Leach

Facsimile:

Address:

Steven L. Beal

Facsimile:

Address:

David W. Copeland

Facsimile:

Address:

Curt F. Kamradt

Facsimile:

Address:

E. Joseph Wright

Facsimile:

Address:

David M. Thomas, III

Facsimile:

[Signature Page to Registration Rights Agreement]

Address:	YORKTOWN ENERGY PARTNERS V, L.P.

	By:	Yorktown V Company, LLC,

its general partner

Facsimile:

By:

Name:

			Title:	Managing Member

Address:	YORKTOWN ENERGY PARTNERS VI, L.P.

	By:	Yorktown VI Company LP,

its general partner

Facsimile:		By:	Yorktown VI Associates LLC,
its general partner

By:

Name:

			Title:	Managing Member
[Signature Page to Registration Rights Agreement]

Address:	WACHOVIA CAPITAL PARTNERS 2004, LLC

By:

Facsimile:		Name:

Title:

Address:	PPM AMERICA PRIVATE EQUITY FUND, L.P.

	By:	PPM America Capital Partners, LLC,

Facsimile:		Its general partner

By:

Name:

Title:

Address:	MANSEFELDT CONCHO PARTNERS

By:

Facsimile:		Name:

Title:

Address:	DIAN GRAVES OWEN FOUNDATION

By:

Facsimile:		Name:

Title:

[Signature Page to Registration Rights Agreement]

Address:

Joseph Edwin Canon

Facsimile:

Address:

Kade L. Matthews

Facsimile:

Address:	TEJON ENERGY PARTNERS, L.P. By: Jimaka, LLC, Its general partner

By:

Facsimile:	Name:

Title:

Address:	DODGE JONES FOUNDATION

By:

Facsimile:	Name:

Title:

Address:	YALE UNIVERSITY

By:

Facsimile:	Name:

Title:

[Signature Page to Registration Rights Agreement]

Address:	THE BOARD OF TRUSTEES OF THE LELAND STANFORD JUNIOR UNIVERSITY

	By:	The Stanford Management Company

Facsimile:

By:

Name:

Title:

Address:	THE GENERAL MILLS GROUP TRUST

Facsimile:

By:

Name:

Title:

Address:	THE VOLUNTARY EMPLOYEES
BENEFICIARY ASSOCIATION TRUST FOR

THE GENERAL MILLS AND BAKERY

CONFECTIONERY, TOBACCO AND GRAIN

Facsimile:	MILLERS HEALTH AND WELFARE PLAN

By:

Name:
Title:
[Signature Page to Registration Rights Agreement]

CHASE STOCKHOLDERS:

Address:	CHASE OIL CORPORATION

By:

Facsimile:	Robert C. Chase, President

Address:	CAZA ENERGY LLC

By:

Facsimile:	Mack C. Chase, Manager

Address:

Robert C. Chase

Facsimile:

Address:

Deb E. Chase

Facsimile:

Address:

Richard L. Chase, by Robert C. Chase,
Attorney-in-Fact

Facsimile:

Address:

Karla Chase, by Robert C. Chase, Attorney-in-Fact

Facsimile:

[Signature Page to Registration Rights Agreement]

Address:

Gerene Dianne Chase Crouch, a single woman, by

Robert C. Chase, Attorney-in-Fact

Facsimile:

Address:

Bradley B. Bartek

Facsimile:

Address:

Charlotte Cleghorn

Facsimile:

Address:

Tony Hall

Facsimile:

Address:

Bill W. Chase

Facsimile:

[Signature Page to Registration Rights Agreement]

Schedule I
Timothy A. Leach
Steven L. Beal
David W. Copeland
Curt F. Kamradt
E. Joseph Wright
David M. Thomas, III
Yorktown Energy Partners V, L.P.
Yorktown Energy Partners VI, L.P.
Wachovia Capital Partners 2004, LLC
PPM American Private Equity Fund, L.P.
Mansefeldt Concho Partners
Dian Graves Owen Foundation
Joseph Edwin Canon
Kade L. Matthews
Tejon Energy Partners, L.P.
Dodge Jones Foundation
The Board of Trustees of the Leland Stanford Junior University
The General Mills Group Trust
The Voluntary Employees Beneficiary Association Trust for the General Mills and Bakery Confectionary, Tobacco and Grain Millers Health and Welfare Plan

Schedule II
WI Owners
Robert C. Chase
Richard L. Chase
Gerene Dianne Chase Crouch

Exhibit 5.6 (c)
VOTING AGREEMENT
     This VOTING AGREEMENT (this “Agreement”) is date as of February 27, 2006 by and among Concho Resources Inc., a Delaware corporation (the “Company”), the Persons listed on Schedule I attached hereto (collectively, the “Holdings Stockholders”), Chase Oil Corporation, a New Mexico corporation (“Chase”), Caza Energy LLC, a New Mexico limited liability company (“Caza”) and the Persons listed on Schedule II attached hereto (collectively, the “WI Owners,” and together with Chase and Caza, the “Chase Stockholders”). The Holdings Stockholders and the Chase Stockholders are sometimes hereinafter referred to individually as a “Stockholder” and collectively as the “Stockholders.”
     Section 1. Background.
     1.1. The Company has agreed to issue to the Holdings Stockholders and the Chase Stockholders certain shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), pursuant to the transactions (the “Combination”) contemplated by that certain Combination Agreement dated as of February 24, 2006 by and among the Company, Holdings, the Holdings Stockholders and the Chase Stockholders (the “Combination Agreement”).
     1.2. A Stockholders’ Agreement of even date herewith by and among the Company and the Stockholders (the “Stockholders’ Agreement”) is in place pursuant to which, among other things, the Stockholders have been granted a right of first offer to purchase New Securities (as defined in the Stockholders’ Agreement) that the Company may from time to time issue after the date of this Agreement.
     Section 2. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:
     “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, such specified Person through one or more intermediaries or otherwise. For purposes of this definition, “control” means, where used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.
     “Board” means the Board of Directors of the Company.
     “Capital Stock” means the Common Stock and any other capital stock of the Company.
     “Chase Ownership Percentage” means the percentage obtained by multiplying 100 by an amount equal to (i) the number of shares of Common Stock beneficially owned by the Chase Stockholders and their Affiliates divided by (ii) the number of shares of Common Stock issued and outstanding.
     “Director” means a member of the Board of Directors of the Company.

     “Holdings Ownership Percentage” means the percentage obtained by multiplying 100 by an amount equal to (A) the number of shares of Common Stock beneficially owned by the Holdings Stockholders and their Affiliates divided by (B) the number of shares of Common Stock issued and outstanding.
     “Person” means a corporation, an association, a partnership, a business, an individual, a governmental or political subdivision thereof or a governmental agency.
     Section 3. Shares Subject to Agreement. Each of the Stockholders agrees that all shares of Capital Stock of the Company registered in their respective names or beneficially owned by such Stockholder as of the date hereof and any and all other Capital Stock of the Company legally or beneficially acquired by such Stockholder after the date hereof shall be subject to the provisions of this Agreement.
     Section 4. Termination. This Agreement shall terminate upon the earlier of any one or more of the following: (i) the sale of all or substantially all the assets of the Company, (ii) an acquisition of the Company by another corporation or entity by sale of capital stock, consolidation, merger or other reorganization in which the holders of the Company’s outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than 50% of the voting power of the corporation, or other entity surviving such transaction; (iii) the adjudication of the Company as a bankrupt, the execution by the Company of an assignment for the benefit of creditors or the appointment of a receiver of the Company; (iv) the voluntary or involuntary dissolution of the Company; (v) when there is otherwise only one surviving Stockholder as a party to this Agreement; (vi) upon the date on which the Company completes the initial sale of its shares of Common Stock to the public pursuant to a registration statement filed under the Securities Act; or (vii) the tenth anniversary of the date hereof.
     Section 5. Combination Agreement. Subject to Section 4, the parties acknowledge that pursuant to the Combination Agreement, the Company, the Holdings Stockholders and the Chase Stockholders have agreed to cause the Directors of the Company from and after the Effective Date, and until the next annual meeting of stockholders and until their respective successors are duly qualified and elected, to consist of: Brad Bartek, Johnny Knorr, Robert Chase (collectively, the “Initial Chase Directors”) and two individuals nominated by Chase and approved by the Initial Chase Directors and the Initial Holdings Directors (defined below), which approval shall not be unreasonably withheld, to be elected to the Board (one of whom shall satisfy the independence standards of the New York Stock Exchange and the Nasdaq National Market for audit committee members and shall qualify as an audit committee financial expert under the rules and regulations of the Securities and Exchange Commission), and Timothy A. Leach, Steven L. Beal, W. Howard Keenan, Jr., Tucker S. Bridwell, A. Wellford Tabor (collectively, the “Initial Holdings Directors,” and together with the Initial Chase Directors, the “Initial Directors”).
     Section 6. Election of Directors.
     6.1. Subject to applicable law and stock exchange and securities market rules, during the term of this Agreement, the Company shall take all such action as may be necessary to cause

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the nomination for election as Directors of the Company to be the slate of nominees as selected in accordance with Section 6.3 of this Agreement.
     6.2. At each election of Directors of the Company during the term of this Agreement each of the Stockholders shall vote (including the taking of any action by written consent, as necessary or appropriate) all shares of Capital Stock which such Stockholder is entitled to vote in favor of the slate of nominees as selected in accordance with Section 6.3 for election to the Board.
     6.3. For purposes of selecting the slate of nominees referred to in Sections 6.1 and 6.2:
(a)	A majority-in-interest of the Chase Stockholders shall be entitled to nominate five (5) Directors (the “Chase Directors”), three of whom shall initially be Brad Bartek, Johnny Knorr, Robert Chase, and two of whom will be the individuals nominated by Chase and approved by the Initial Directors in accordance with such section.

(b)	A majority-in-interest of the Holdings Stockholders shall be entitled to nominate five (5) Directors (the “Holdings Directors”), who shall initially be Timothy A. Leach, Steven L. Beal, W. Howard Keenan, Jr., Tucker S. Bridwell and A. Wellford Tabor.
     6.4. Subject to applicable law and stock exchange and securities market rules, in the event that any Initial Chase Director or any Chase Director is unable to serve, or once having commenced to serve, ceases for any reason to be a Director (a “Withdrawing Chase Director”), such Withdrawing Chase Director’s replacement (the “Substitute Chase Director”) on the Board shall be designated by a majority of the remaining Initial Chase Directors or Chase Directors, as applicable, serving as Directors at such time for the remainder of such Withdrawing Chase Director’s term as a Director. Subject to applicable law and stock exchange and securities market rules, each of the Stockholders agrees to take all action within such Stockholder’s power, including, but not limited to, the voting of Capital Stock entitled to vote, upon the written request of a majority of the Initial Chase Directors or Chase Directors, as applicable, serving as Directors at such time, to remove, without cause, any relevant Initial Chase Director or Chase Director.
     6.5. Subject to applicable law and stock exchange and securities market rules, in the event that any Initial Holdings Director or any Holdings Director is unable to serve, or once having commenced to serve, ceases for any reason to be a Director (a “Withdrawing Holdings Director”), such Withdrawing Holdings Director’s replacement (the “Substitute Holdings Director”) on the Board shall be designated by a majority of the remaining Initial Holdings Directors or Holdings Directors, as applicable, serving as Directors at such time for the remainder of such Withdrawing Holdings Director’s term as a Director. Subject to applicable law and stock exchange and securities market rules, each of the Stockholders agrees to take all action within such Stockholder’s power, including, but not limited to, the voting of Capital Stock entitled to vote, upon the written request of a majority of the Initial Holdings Directors or Holdings Directors, as applicable, serving as Directors at such time, to remove, without cause, any relevant Initial Holdings Director or Holdings Director.

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     Section 7. Number of Directors; Election of Directors; Committees; Classification.
     Subject to applicable law and stock exchange and securities market rules, and except as otherwise provided herein, each of the Stockholders shall vote all shares of Capital Stock owned by such Stockholder, and the Company shall take all necessary and desirable actions within its control (including, without limitation, calling and holding special Board and stockholder meetings), so that:
(a)	the authorized number of Directors on the Board shall be ten;

(b)	the Chase Directors and the Holdings Directors shall be elected to the Board;

(c)	no later than the initial filing of a registration statement with respect to the Company’s initial sale of its shares of Common Stock to the public pursuant to a registration statement filed under the Securities Act, the Company’s Amended and Restated Certificate of Incorporation and Bylaws be amended to provide that the Chase Directors and the Holdings Directors be divided among three (3) classes with each class being comprised of, as nearly as possible, an equal number of Chase Directors and Holdings Directors;

(d)	each Chase Director (including any Substitute Chase Director) and each Holdings Director (including any Substitute Holdings Director) then serving as a Director shall, prior to the expiration of such Director’s term, be nominated to serve for a successive term as a Chase Director or a Holdings Director, as applicable, unless notified by a majority-in-interest of the (i) Chase Stockholders in the case of a Chase Director or (ii) Holdings Stockholders in the case of a Holdings Director, of a new nominee to be elected in lieu of such Chase Director or Holdings Director, as applicable; and

(e)	the audit committee, the compensation committee and all other authorized committees of the Board shall consist of an equal number of Chase Directors and Holdings Directors.
     Section 8. Legends. Each certificate representing shares of Capital Stock held by the Holdings Stockholders and the Chase Stockholders shall bear a legend containing the following words (in addition to any other legend required by applicable law to be set forth on any certificate representing such shares of Capital Stock):
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THAT CERTAIN VOTING AGREEMENT, DATED AS OF FEBRUARY 27, 2006, BY AND AMONG CONCHO RESOURCES INC. (THE “COMPANY”) AND CERTAIN STOCKHOLDERS OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY.”
     Section 9. Ownership and Transfers of Shares. Each Stockholder represents and warrants to the Company that at all times during the term of this Agreement the Stockholder

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shall not transfer the right to vote any shares of Capital Stock (whether by transfer of the shares of Capital Stock or otherwise) to any Person not a party to this Agreement, unless the transferee of the right to vote such shares of Capital Stock, as a condition of such transfer, becomes a party to this Agreement as a “Chase Stockholder” or a “Concho Stockholder,” as applicable, by executing a signature page hereto and by delivering a copy thereof to the Company.
     Section 10. New Issuances of Shares. Any person that acquires shares of Common Stock prior to the Company’s initial public offering of its securities, shall be required to become a party to this Agreement, by executing a signature page hereto and by delivering a copy thereof to the Company.
     Section 11. Entire Agreement; Amendments. This Agreement, together with such additional instruments as may be concurrently executed and delivered pursuant to this Agreement, constitutes the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings other than those expressly set forth herein or in the documents delivered concurrently herewith. This Agreement may be amended only by a written instrument duly executed by a majority-in-interest of the Holdings Stockholders and a majority-in-interest of the Chase Stockholders.
     Section 12. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.
     Section 13. Notices. All communications provided for hereunder shall be personally delivered or sent by facsimile, registered or certified mail, return receipt requested, or reputable overnight courier service (providing next business day service) and (a) if addressed to a Holdings Stockholder or a Chase Stockholder, to the address set forth opposite such stockholders’ name on the counterpart signature page to this Agreement or such other address specified in writing by such stockholder, or (b) if addressed to the Company, at 550 West Texas Avenue, Suite 1300, Midland, Texas 79701, Attn: President, Facsimile: (432) 683-7441, or at such other address, or to the attention of such other officer, as the Company shall have furnished to the Holdings Stockholders or the Chase Stockholders at the time outstanding; provided, however, that any such communication to the Company may also, at the option of any Holdings Stockholder or Chase Stockholder, be either delivered to the Company at its address set forth above or to any officer of the Company.
     Section 14. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.
     Section 15. Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a Holdings Stockholder or a Chase Stockholder to insist upon strict adherence to any term of this Agreement

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on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.
     Section 16. Challenges to Agreement. In the event that any part of this Agreement or any transaction contemplated hereby is temporarily, preliminarily or permanently enjoined or restrained by court of competent jurisdiction, each of the Holdings Stockholders and each of the Chase Stockholders shall use their reasonable best efforts to cause any such injunction or restraining order to be vacated or dissolved or otherwise declared or determined to be of no further force or effect.
     Section 17. Specific Performance. Each of the Holdings Stockholders and each of the Chase Stockholders acknowledges and agrees that irreparable harm would occur if any provision of this Agreement were not performed in accordance with the terms thereof, or were otherwise breached, and that such harm could not be remedied by an award of damages. Accordingly, each of the Holdings Stockholders and each of the Chase Stockholders agrees that any non-breaching party shall be entitled to an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof.
     Section 18. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.
[SIGNATURE PAGES FOLLOW]

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

CONCHO RESOURCES INC.

By:

Name:

Title:

[Signature Page to Voting Agreement]

HOLDINGS STOCKHOLDERS:
Address:

Timothy A. Leach

Facsimile:

Address:

Steven L. Beal

Facsimile:

Address:

David W. Copeland

Facsimile:

Address:

Curt F. Kamradt

Facsimile:

Address:

E. Joseph Wright

Facsimile:

Address:

David M. Thomas, II

Facsimile:

[Signature Page to Voting Agreement]

Address:	YORKTOWN ENERGY PARTNERS V, L.P.

	By:	Yorktown V Company, LLC,

its general partner

Facsimile:

By:

Name:

			Title:	Managing Member

Address:	YORKTOWN ENERGY PARTNERS VI, L.P.

	By:	Yorktown VI Company LP,

its general partner

Facsimile:

		By:	Yorktown VI Associates LLC,
its general partner

By:

Name:

			Title:	Managing Member
[Signature Page to Voting Agreement]

Address:	WACHOVIA CAPITAL PARTNERS 2004, LLC

By:

Facsimile:		Name:

Title:

Address:	PPM AMERICA PRIVATE EQUITY FUND, L.P.

	By:	PPM America Capital Partners, LLC,

Facsimile:		Its general partner

By:

Name:

Title:

Address:	MANSEFELDT CONCHO PARTNERS

By:

Name:

Facsimile:	Title:

Address:	DIAN GRAVES OWEN FOUNDATION

By:

Name:

Facsimile:	Title:

[Signature Page to Voting Agreement]

Address:

Joseph Edwin Canon

Facsimile:

Address:

Kade L. Matthews

Facsimile:

Address:	TEJON ENERGY PARTNERS, L.P.
	By:	Jimaka, LLC, Its general partner

By:

Facsimile:		Name:

Title:

Address:	DODGE JONES FOUNDATION

By:

Facsimile:		Name:

Title:

Address:	YALE UNIVERSITY

By:

Facsimile:		Name:

Title:

[Signature Page to Voting Agreement]

Address:
THE BOARD OF TRUSTEES OF THE

LELAND STANFORD JUNIOR UNIVERSITY

	By:	The Stanford Management Company

Facsimile:

By:

Name:

Title:

Address:
THE GENERAL MILLS GROUP TRUST

By:

Facsimile:	Name:

Title:

Address:	THE VOLUNTARY EMPLOYEES
BENEFICIARY ASSOCIATION TRUST FOR

THE GENERAL MILLS AND BAKERY

CONFECTIONERY, TOBACCO AND GRAIN

Facsimile:	MILLERS HEALTH AND WELFARE PLAN

By:

Name:

Title:

[Signature Page to Voting Agreement]

CHASE STOCKHOLDERS:
Address:
CHASE OIL CORPORATION

By:

Facsimile:	Robert C. Chase, President

Address:	CAZA ENERGY LLC

By:

Facsimile:	Mack C. Chase, Manager

Address:

Robert C. Chase

Facsimile:

Address:

Richard L. Chase, by Robert C. Chase,

attorney-in-fact

Facsimile:

Address:

Gerene Dianne Chase Crouch, a single

woman, by Robert C. Chase, attorney-in-fact

Facsimile:

Address:

Brad Bartek

Facsimile:

[Signature Page to Voting Agreement]

Address:

Charlotte Cleghorn

Facsimile:

Address:

Tony Hall

Facsimile:

Address:

Bill W. Chase

Facsimile:

[Signature Page to Voting Agreement]

SCHEDULE I
Timothy A. Leach
Steven L. Beal
David M. Thomas, III
Curt F. Kamradt
E. Joseph Wright
David W. Thomas
Yorktown Energy Partners V, L.P.
Yorktown Energy Partners VI, L.P.
Wachovia Capital Partners 2004, LLC
PPM American Private Equity Fund, L.P.
Mansefeldt Concho Partners
Dian Graves Owen Foundation
Joseph Edwin Canon
Kade L. Matthews
Tejon Energy Partners, L.P.
Dodge Jones Foundation
The Board of Trustees of the Leland Stanford Junior University
The General Mills Group Trust
The Voluntary Employees Beneficiary Association Trust for the General Mills and Bakery Confectionary, Tobacco and Grain Millers Health and Welfare Plan

SCHEDULE II
Robert C. Chase
Richard L. Chase
Gerene Dianne Chase Crouch

Exhibit 5.6 (d)
BUSINESS OPPORTUNITIES AGREEMENT
     This BUSINESS OPPORTUNITIES AGREEMENT (this “Agreement”), dated as of February 27, 2006, and is entered into by and among Concho Resources Inc., a Delaware corporation (the “Company”), the parties to this Agreement listed on Exhibit A hereto (each a “Designated Party” and collectively the “Designated Parties”).
RECITALS
     A. This Agreement is being executed and delivered pursuant to that certain Combination Agreement, dated February 24, 2006 (the “Combination Agreement”) by and among the Company, certain of the Designated Parties and the other parties thereto, pursuant to which Concho Equity Holdings Corp., a Delaware corporation, will become a subsidiary of the Company, and the Company will acquire certain oil and gas exploration and production assets located in Southeast New Mexico (the “Combination”).
     B. The Company believes that it and its stockholders (the “Stockholders”) will benefit from the Combination and that the Combination is in its best interest and in the best interest of the Stockholders. The Designated Parties to be a party thereto, however, are unwilling to enter into the Combination Agreement unless the Company enters into this Agreement because each of the Designated Parties engages, directly or indirectly, in the E&P Business. The businesses in which the Designated Parties engage are similar to those in which the Company will engage following the Combination.
     C. In recognition that certain Designated Parties may engage, directly or indirectly, in the same or similar activities or lines of business and have an interest in the same or similar areas of business, and in recognition of the benefits to be derived by the Company through its continued contractual, corporate and business relations with each Designated Party (including services of employees, officers and directors of each Designated Party as directors and officers of the Company), this Agreement is set forth to regulate and define the conduct of certain affairs of the Company as they may involve each Designated Party, and as applicable, its employees, officers and directors, and the powers, rights, duties, liabilities, interests and expectancies of the Company in connection therewith.
     D. The law relating to duties that certain Designated Parties may owe to the Company is not clear. The application of such law to particular circumstances is often difficult to predict, and, if a court were to hold that any Designated Party breached any such duty, such Designated Party could be held liable for damages in a legal action brought on behalf of the Company.
     E. In order to induce the Designated Parties to enter into the Combination Agreement or serve as directors of the Company, as applicable, the Company is willing to enter into this Agreement, pursuant to Section 122 of the General Corporation Law of the State of Delaware, in order to renounce, effective upon the consummation of the Combination, any interest or expectancy it may have in the classes or categories of business opportunities specified herein that are presented to or identified by any Designated Party, as more fully described herein. As a result of this Agreement, each Designated Party, as applicable, may continue to conduct his or its business and to pursue certain business opportunities without an obligation to offer such opportunities to the Company or any of its Subsidiaries, and any Designated Party, as applicable, may continue to discharge his responsibilities as a director or employee of such Designated Party or any company in which such Designated Party has an interest.
     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants, rights, and obligations set forth in this Agreement, and the benefits to be derived herefrom, and other good and valuable consideration, the receipt and the sufficiency of which each of the undersigned acknowledges and confesses, the undersigned agree as follows:
     1. Renouncement of Business Opportunities. The Company hereby renounces any interest or expectancy in any business opportunity, transaction or other matter in which any Designated Party participates or desires or seeks to participate in and that involves any aspect of the E&P Business (each, a “Business Opportunity”) other than a Business Opportunity that (i) is first presented to a Designated Party solely in such person’s capacity as a director or officer of the Company or its Subsidiaries and with respect to which, at the time off such presentment, no other Designated Party (other than a Nominee) has independently received notice or otherwise identified such Business Opportunity or (ii) is identified by a Designated Party solely through the disclosure of information by or on behalf of the Company (each Business Opportunity other than those referred to in clauses (i) or (ii) are referred to as a “Renounced Business Opportunity”). No Designated Party, including any Nominee, shall have any obligation to communicate or offer any Renounced Business Opportunity to the Company, and any Designated Party may pursue a Renounced Business Opportunity, provided that such Renounced Business Opportunity is conducted by such Designated Party in accordance with the standard set forth in Section 2. The Company shall not be prohibited from pursuing any Business Opportunity with respect to which it has renounced any interest or expectancy as a result of this Section 1. Nothing in this Section 1 shall be construed to allow any director to usurp a Business Opportunity of the Company or its Subsidiaries solely for his or her personal benefit.
     2. Standards for Separate Conduct of Renounced Business Opportunities. In the event that a Designated Party acquires knowledge of a Renounced Business Opportunity, such Designated Party may pursue such Renounced Business Opportunity if such Renounced Business Opportunity is developed and pursued solely through the use of personnel and assets of the Designated Party (including, as applicable, such Designated Party in his capacity as a director, officer, employee or agent of the Designated Party).
     3. Liability. Provided a Renounced Business Opportunity is conducted by a Designated Party in accordance with the standards set forth in Section 2 hereof, no Designated Party shall be liable to the Company or a Stockholder for breach of any fiduciary or other duty by reason of such Renounced Business Opportunity. In addition, no Designated Party shall be liable to the Company or a Stockholder for breach of any fiduciary duty as a director or controlling Stockholder, as applicable, by reason of the fact that such Designated Party conducts, pursues or acquires such Renounced Business Opportunity for itself, directs such Renounced Business Opportunity to another Person or does not communicate information regarding such Renounced Business Opportunity to the Company.
     4. Disclosing Conflicts of Interest. Should any director of the Company have actual knowledge that he or his Affiliates is pursuing a Renounced Business Opportunity also pursued by the Company, he shall disclose to the Company’s board of directors that he may have a

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conflict of interest, so that the board of directors may consider his withdrawal from discussions in board deliberations, as appropriate.
     5. Interpretation
(a) For purposes of this Agreement, “Designated Parties” shall include all Subsidiaries and Affiliates of each Designated Party (other than the Company and its Subsidiaries).
(b) As used in this Agreement, the following definitions shall apply:
(i) “Affiliate” means with respect to a specified person, a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified, and any directors, officers, partners or 5% or more owners of such person.
(ii) “E&P Business” means the oil and gas exploration, exploitation, development and production business and includes without limitation (a) the ownership of oil and gas property interests (including working interests, mineral fee interests and royalty and overriding royalty interests), (b) the ownership and operation of real and personal property used or useful in connection with exploration for Hydrocarbons, development of Hydrocarbon reserves upon discovery thereof and production of Hydrocarbons from wells located on oil and gas properties and (c) debt of or equity interests in corporations, partnerships or other entities engaged in the exploration for Hydrocarbons, the development of Hydrocarbon reserves and the production and sale of Hydrocarbons.
(iii) “Nominee” means any officer, director, employee or other agent of any Designated Party who serves as a director (including Chairman of the Board) or officer of the Company or its Subsidiaries.
(iv) “Hydrocarbons” means oil, gas or other liquid or gaseous hydrocarbons or other minerals produced from oil and gas wells.
(v) “Person” means an individual, corporation, partnership, limited liability company, trust, joint venture, unincorporated organization or other legal or business entity.
(vi) “Subsidiary” or “Subsidiaries” shall mean, with respect to any Person, any other Person the majority of the voting securities of which are owned, directly or indirectly, by such first Person.
     6. Miscellaneous.
(a) The provisions of this Agreement shall terminate and be of no further force and effect at such time as no Designated Party serves as a director (including Chairman of the Board) or officer of the Company or its Subsidiaries.

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(b) This Agreement does not prohibit or impact the Company’s ability to participate in any Business Opportunity.
(c) This Agreement may be signed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles.
[SIGNATURE PAGES FOLLOW]

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     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date set forth above.

CONCHO RESOURCES INC.

By:

Name:

Title:

[Signature Page to Business Opportunities Agreement]

YORKTOWN ENERGY
PARTNERS V, L.P.

By:	Yorktown V Company, LLC,
its general partner

By:

Name:

Title:

YORKTOWN ENERGY
PARTNERS VI, L.P.

By:	Yorktown VI Company LP,
its general partner

	By:	Yorktown VI Associates LLC, its general partner

By:

Name:

Title:

WACHOVIA CAPITAL
PARTNERS 2004, LLC

By:

Name:

Title:

PPM AMERICA PRIVATE EQUITY
FUND, L.P.

By:	PPM America Capital Partners, LLC, Its general partner

By:

Name:

Title:

[Signature Page to Business Opportunities Agreement]

MANSEFELDT CONCHO PARTNERS

By:

Name:

Title:

DIAN GRAVES OWEN FOUNDATION

By:

Name:

Title:

YALE UNIVERSITY

By:

Name:

Title:

THE BOARD OF TRUSTEES OF THE
LELAND STANFORD
JUNIOR UNIVERSITY

By:	The Stanford Management Company

By:

Name:

Title:

THE GENERAL MILLS GROUP TRUST

By:

Name:

Title:

[Signature Page to Business Opportunities Agreement]

THE VOLUNTARY EMPLOYEES
BENEFICIARY ASSOCIATION TRUST
FOR THE GENERAL MILLS AND
BAKERY CONFECTIONERY, TOBACCO
AND GRAIN MILLERS HEALTH AND
WELFARE PLAN

By:

Name:

Title:

[Signature Page to Business Opportunities Agreement]

Address:	CHASE OIL CORPORATION

By:

Facsimile:		Robert C. Chase, President

Address:	CAZA ENERGY LLC

By:

Facsimile:		Mack C. Chase, Manager

Address:

Robert C. Chase

Facsimile:

Address:

Richard L. Chase, by Robert C. Chase, Attorney-in-Fact

Facsimile:

Address:

Gerene Dianne Chase Crouch, a single woman, by

Robert C. Chase, Attorney-in-Fact

Facsimile:

Address:

Brad Bartek

Facsimile:

Address:

Charlotte Cleghorn

Facsimile:

[Signature Page to Business Opportunities Agreement]

Address:

Tony Hall

Facsimile:

[Signature Page to Business Opportunities Agreement]

Brad Bartek

Johnny Knorr

W. Howard Keenan, Jr.

Tucker S. Bridwell

A. Wellford Tabor
[Signature Page to Business Opportunities Agreement]

Address:

Mack C. Chase

Facsimile:

[Signature Page to Business Opportunities Agreement]

Address:

Joseph Edwin Canon

Facsimile:

Address:

Kade L. Matthews

Facsimile:

Address:	TEJON ENERGY PARTNERS, L.P.
By: Jimaka, LLC, its general partner

By:

Facsimile:	Name:

Title:

Address:	DODGE JONES FOUNDATION

By:

Facsimile:	Name:

Title:

[Signature Page to Business Opportunities Agreement]

EXHIBIT A
Designated Parties
Board Members
Bradley D. Bartek
John A. Knorr
Robert Chase
W. Howard Keenan, Jr.
Tucker S. Bridwell
A. Wellford Tabor
Two additional directors to be designated by Longhorn, one of whom shall meet the independence requirements for serving on the New Concho audit committee and qualify as an audit committee financial expert.
Stockholders
Yorktown Energy Partners V, L.P.
Yorktown Energy Partners VI, L.P.
Wachovia Capital Partners 2004, LLC
PPM America Private Equity Fund, L.P.
Joseph Edwin Canon
Kade L. Matthews
Dodge Jones Foundation
Tejon Energy Partners, L.P.
Mansefeldt Concho Partners
Dian Graves Owen Foundation
Yale University
The Board of Trustees of the Leland Stanford Junior University
The General Mills Group Trust
The Voluntary Employees Beneficiary Association Trust for the General Mills and Bakery Confectionary, Tobacco and Grain Millers Heath and Welfare Plan
Chase Oil Corporation
Caza Energy LLC
Mack C. Chase
Robert C. Chase
Richard L. Chase
Gerene Dianne Chase Crouch

Exhibit 5.6 (e)
CONTRACT OPERATOR AGREEMENT
     This CONTRACT OPERATOR AGREEMENT (the “Agreement”), dated February 24, 2006, between COG Operating LLC, a Delaware limited liability company (“COG”), acting for itself and COG Oil & Gas LP, a Texas limited partnership (“COG LP”), each with a mailing address of 550 W. Texas Avenue, Suite 1300, Midland, Texas 79701, (COG and COG LP, collectively herein, “Owner”), and Mack Energy Corporation, a New Mexico corporation, with a mailing address of P.O. Box 960, Artesia, New Mexico 88211, (“Contract Operator”).
     WHEREAS, COG shall be the operator of record of certain operated oil and gas properties described in Exhibit A attached hereto (the “Properties” or “Contract Area”) to be conveyed to it by Chase Oil Corporation, Casa Energy LLC, and other working interest owners pursuant to the Combination Agreement dated February 24, 2006;
     WHEREAS, Contract Operator is actively engaged in and has extensive experience in the business of operating oil and gas properties and Owner desires to engage Contract Operator to provide certain contracted services with respect to the operation of the Properties;
     NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this agreement, the parties agree as follows:
     1. Operations To Be Performed. If and to the extent that Owner operates any of the Properties pursuant to an existing operating agreement or other agreement (“Existing Operating Agreement”) relating to the operation or management of any of the Properties, Contract Operator shall perform all the duties and obligations of Owner in its capacity as operator of record under such Existing Operating Agreements for Owner as such operator and the services set forth herein in compliance with the terms of the Existing Operating Agreement, except for those duties that this Agreement expressly provides the Owner shall continue to perform in its capacity as operator of record, including without limitation, those set forth in Section 6 (a). If any Existing Operating Agreement imposes obligations on the Owner that are different from those contained in this Agreement, Contract Operator shall be obligated to perform in accordance with whichever agreement imposes the greater obligations on an operator without breaching such Existing Operating Agreement. Contract Operator shall perform all operations, duties and activities of an operator necessary and customary in the oil and gas industry in operating the wells currently located and hereafter drilled upon the Properties including, without limitation, the following:
(a)	Obtain any and all licenses, registrations, permits, and approvals required to act as the contract operator for Owner; provided that any drilling permits will be obtained by Contract Operator in the name of Owner.

(b)	Manage and oversee the day-to-day operation of each of the Properties, including, without limitation, operation and management of existing wells (including pumping services), structures, equipment and facilities associated with each Property. Contract Operator shall give prior notice to and obtain consent from Owner for any individual operation or service that Contract Operator reasonably expects will cost in excess of $75,000.00, except that such prior notice shall not be required for emergency operations necessary for the protection of the public safety and health or the environment. Contract Operator shall promptly report any such emergency operations to Owner and other interest owners subject to the terms of any Existing Operating Agreement.

(c)	Conduct drilling, testing, fracture stimulation, completion, abandonment, site restoration, recompletion and repair operations pursuant to Sections 2 and 3 of this Agreement.

(d)	Supervise subcontractors, suppliers, vendors and any other contract personnel as required to perform and fully satisfy its obligations under this Agreement.

(e)	Monitor production from the Properties and, upon request by Owner, prepare and submit any forms or reports as required by Owner or any applicable federal, state, or local regulatory agency.

(f)	Upon request by Owner, prepare all necessary tax forms and returns as required by any applicable federal, state or local regulatory agency, including conservation, severance and ad valorem tax returns. These forms and returns shall be promptly submitted to Owner for payment and filing.

(g)	Review and comply with all Existing Operating Agreements, and, upon Owner’s request, perform all administrative duties thereunder, including the preparation

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on behalf of Owner of AFEs as required by the Existing Operating Agreements and delivery of such AFEs to Owner for approval and submission to other owners.
(h)	Upon Owner’s request, maintain and physically store any necessary files, including well files, production files, lease files, and vendor files.

(i)	Upon Owner’s request, continuously monitor production and expense histories of the Properties and make timely and appropriate recommendations to Owner to enhance revenue, reduce costs, increase production from producing wells and/or abandon certain Properties.

(j)	Comply with any and all federal, state and local laws, rules and regulations (“Laws”) applicable to the Properties. In the event of noncompliance with the Laws, immediately notify Owner and, in consultation with Owner, take whatever steps reasonably necessary to bring the subject Property into compliance.

(k)	Perform any other reasonable services requested by Owner with respect to the operation, management and administration of the Properties.
     2. Operations – Above the Top of the Pennsylvanian Age Formations. Contract Operator shall conduct drilling operations on the Properties drilled or proposed to be drilled to a depth above the top of the Pennsylvanian Age Formations, as follows:
(a)	Owner shall retain and contract with drilling contractors and any other third-party contractors, including any of Contract Operator’s Affiliates, which provide labor, materials, or services in connection with Contract Operator’s performance hereunder. Contract Operator may make recommendations to Owner regarding specific third-party service providers and vendors, including Contract Operator’s Affiliates, but Owner shall have sole authority to retain service providers and vendors; provided, however, that due consideration shall be given Contract Operator’s Affiliates if their costs for services or materials are equal to or less than the costs for such services or materials offered by other service providers and vendors. Third-party invoices for activities hereunder shall be submitted to Owner c/o Contract Operator at the address specified in Section 9 of this Agreement.

(b)	In consultation with Owner, Contract Operator shall determine the sequence in which the wells proposed on the Quarterly Development Plan are drilled, fraced, completed, and/or reworked. Owner shall initiate the staking of each proposed well location to be prepared and drilled hereunder, and Contract Operator shall provide well site supervision and administration in the staking of each such well and the preparation of the well site for drilling operations.

(c)	Contract Operator shall follow Owner’s designated procedures for drilling, recompleting, reworking, testing, plugging and abandoning and otherwise

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operating wells and shall supervise all operations. Contract Operator shall have direct contact with drilling contractor(s) during drilling operations, and shall provide related reports and information to Owner as requested, including, but not limited to, daily drilling reports, completion reports, and all information related to formation evaluation.
(d)	Upon reaching the objective depth, Contract Operator shall recommend to Owner whether to complete or plug and abandon the well or to conduct additional drilling or testing. Owner has sole authority to decide whether to complete or plug and abandon the well or to conduct additional drilling or testing.

(e)	Contract Operator shall provide drilling and completion supervisors for the drilling and completion of wells and other personnel, labor, and equipment (including pulling rigs) necessary to complete, equip, and connect wells for production. All drilling operations shall be conducted on a competitive contract basis at the usual rates prevailing in the area of the Properties. Contract Operator may employ its own tools and equipment in the drilling of wells, but its charges therefore shall not exceed the prevailing rates in the area and such work shall be performed by Contract Operator under the same terms and conditions as are customary and usual in the area of the Properties in contracts of independent contractors who are doing work of a similar nature.

(f)	All drilling operations and other operations, supplies or materials provided by Contract Operator or its Affiliates or related parties shall be performed or supplied at prevailing market rates in the area of the Properties and in accordance with customs and standards prevailing in the industry; provided, however, that all costs therefor shall in no event exceed those charged by or among Contract Operator and its Affiliates.

(g)	Contract Operator shall permit Owner, or its duly authorized representative, full and free access at all reasonable times to all operations of every kind and character being conducted in the Contract Area. IF OWNER EXERCISES RIGHTS OF ACCESS UNDER THIS SECTION 2(g) THEN (a) SUCH ACCESS SHALL BE AT OWNER’S SOLE RISK, COST AND EXPENSE AND OWNER WAIVES AND RELEASES ALL CLAIMS AGAINST CONTRACT OPERATOR (AND ITS AFFILIATES AND THE RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, CONTRACTORS AND AGENTS OF SUCH PARTIES) FOR INJURY OR DAMAGE TO OWNER OR ITS EMPLOYEES, REPRESENTATIVES AND CONTRACTORS OR ITS OR THEIR PROPERTY ATTRIBUTABLE TO OWNER’S OR SUCH PERSONS’ ACTIVITIES WHILE PRESENT DURING ANY SUCH OPERATION AND (b) OWNER SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS CONTRACT OPERATOR (AND ITS AFFILIATES AND THE RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, CONTRACTORS AND AGENTS OF SUCH PARTIES) FROM ANY AND ALL CLAIMS, ACTIONS, CAUSES OF ACTION, LIABILITIES,

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DAMAGES, LOSSES, COSTS OR EXPENSES (INCLUDING, WITHOUT LIMITATION, COURT COSTS AND ATTORNEYS FEES), OR LIENS OR ENCUMBRANCES FOR LABOR OR MATERIALS, ARISING OUT OF SUCH ACCESS AND ACTIVITIES (“OWNER ACCESS CLAIMS”), EXCEPT, IN THE CASE OF (a) OR (b), AS MAY RESULT FROM GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF CONTRACT OPERATOR (OR ITS AFFILIATES AND THE RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, CONTRACTORS AND AGENTS OF SUCH PARTIES). THESE COVENANTS OF INDEMNITY SHALL SURVIVE CANCELLATION, TERMINATION, OR EXPIRATION OF THIS AGREEMENT. If indemnification is sought pursuant to this Section 2(g), the indemnified party shall give written notice to the indemnifier of an event giving rise to the obligation to indemnify, describing in reasonable detail the factual basis for such claim, and shall allow indemnifier to assume and conduct the defense of the claim or action with counsel reasonably satisfactory to the indemnified party, and cooperate with indemnifier in the defense thereof; provided, however, that the omission to give such notice to the indemnifier shall not relieve the indemnifier from any liability which it may have to the indemnified party, except to the extent that the indemnifier is prejudiced by the failure to give such notice. The indemnified party shall have the right to employ separate counsel to represent the indemnified party at its sole cost.
     3. Operations – Below the Top of the Pennsylvanian Age Formations. For all Properties drilled or to be drilled below the top of the Pennsylvanian Age Formations, Contract Operator shall perform all operations described in Section 2 of this Agreement, and after the well has been staked and the location and well site prepared, Owner shall assume the duties of operator for any such wells. After such well has been drilled, completed, and connected for production, Owner shall relinquish operations therefore to Contract Operator. Contract Operator will then operate such wells pursuant to the terms of this Agreement.
     4. Quarterly Development Plan. Owner and Contract Operator shall meet on a quarterly basis to determine a development plan for the following quarter of wells to be drilled, reworked, recompleted, plugged and abandoned, or subject to other operations (the “Quarterly Development Plan”); provided that (1) Contract Operator may propose to Owner any drilling, recompletion, workover, plugging and abandonment or other operation for wells not made a part

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of the Quarterly Development Plan: (2) Owner, after consultation with Contract Operator, shall have the right to propose the drilling, recompletion, workover, plugging and abandonment or other operation for wells not made a part of the Quarterly Development Plan; and (3) Owner, after consultation with Contract Operator, shall have final authority concerning the content and implementation of the Quarterly Development Plan.
     5. Operations – Salt Water Disposal System. Exhibit B attached hereto describes certain saltwater disposal wells (the “Disposal Wells”) and associated permits, governmental orders, surface use agreements, right-of-way agreements and other agreements (collectively, the “SWD System”) pursuant to which saltwater and other fluids are transported from the Properties and other properties not part of the Contract Area for disposal into the Disposal Wells. The SWD System is owned proportionately by Owner and Contract Operator, Chase Oil Corporation and Caza Energy LLC (collectively, “Chase”) and each of Owner and Chase has access to and use of the SWD System pursuant to the terms of that certain Salt Water Disposal System Ownership and Operating Agreement of even date. Contract Operator agrees to operate the SWD System (which is deemed a Property hereunder) on behalf of Owner and Chase pursuant to the terms of this Agreement, subject to the following:
(a)	Contract Operator shall manage and oversee the day-to-day operation of the SWD System, including, without limitation, operation and management of the Disposal Wells and related equipment and facilities.

(b)	Contract Operator shall segregate the costs incurred to operate, manage and maintain the SWD System from those costs incurred to operate, manage and maintain the other Properties. Contract Operator shall keep adequate records identifying how such costs are allocated to the SWD System.

(c)	Subject to the terms of this Agreement and at the direction of Owner, Contract Operator shall conduct such operations required to drill additional disposal wells (or convert previously producing wells to disposal wells) to be connected to the SWD System or to connect additional producing wells to the SWD System, thereby expanding the SWD System.

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6.	Joint Interest Billings and Third-Party Invoices.

(a)	Contract Operator shall not be required to prepare and collect joint interest billings, prepare and maintain division order records, pay royalties, revenues, delay rentals or shut in royalties in connection with any Property .

(b)	Third-party invoices for services conducted on the Properties, including the drilling operations outlined in Section 2 of this Agreement, shall be addressed to Owner c/o Contract Operator at the address specified in Section 9 of this Agreement. Contract Operator shall review, make appropriate adjustments to, and code according to Owner’s accounting system all third-party invoices and inform Owner of any discrepancies or other problem with such invoices. Once coded and approved for payment, Contract Operator shall submit such invoices, together with all supporting information requested by Owner, to Owner for approval and payment. Owner shall deal directly with service providers and vendors in resolving any discrepancies, adjustments or problems with invoices.

7.	Term.

(a)	The initial term of this Agreement shall be a period commencing on March 1, 2006 (the “Effective Date”) and ending at noon (MT) on the last day of February, 2011 (“Initial Term”), and if not terminated as of such date or sooner, as hereafter provided, the term of this Agreement shall be automatically extended for successive periods of one (1) year each after the Initial Term until terminated as hereafter set forth. Either party shall have the unilateral right to terminate this Agreement at the expiration of the Initial Term or any extended term by giving written notice of its intention to terminate to the other party not less than sixty (60) days prior to the expiration of the Initial Term or any extended term.

(b)	Notwithstanding anything herein to the contrary, a party shall have the right to terminate this Agreement upon and within sixty (60) days after a Change of Control of or pertaining to the other party hereto or its ultimate parent entity (“Change of Control Entity”). As used herein, “Change of Control” means:
(1)	the liquidation, dissolution or winding up of the affairs of a Change of Control Entity, whether voluntary or involuntary;

(2)	a sale, in one or more related transactions, of all or essentially all, of the assets of a Change of Control Entity;

(3)	any merger, consolidation, reorganization or other transaction with or into another entity, or other transactions resulting in the equity owners of a Change of Control Entity, as of the date hereof, directly or indirectly, holding less than a majority of the voting power and control of a Change of Control Entity, other than as a result of the initial public offering of Owner’s parent company under the Securities Act of 1933; and

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(4)	as to the Contract Operator, neither Mack Chase nor Robert Chase shall continue to serve as Contract Operator’s chief operating officer for the purposes of this Agreement.
(c)	Notwithstanding anything herein to the contrary, this Agreement shall automatically terminate, with respect to each and every Property, upon the sale, exchange, foreclosure, transfer or other disposition, or upon the termination, expiration, or forfeiture, of Owner’s entire interest in such Property.

(d)	Notwithstanding anything herein to the contrary, at any time, Owner may, in its sole discretion, suspend or terminate any operation hereunder if, in Owner’s sole judgment, a material event (as defined herein) could result from such operation, until such time as Owner, in its sole judgment, determines that Contract Operator shall resume operations of the affected Property. A material event is an event or circumstance which, in Owner’s sole judgment, could have a materially adverse effect on a Property or Owner’s business. Contract Operator will cease operations on each such suspended or terminated operation as soon as Contract Operator is able to secure the affected Property and vacate the premises with all reasonable dispatch. Owner will remain obligated to pay Contract Operator for all compensation due to Contract Operator for a suspended or terminated operation up to the point in time that Contract Operator vacates the premises.

(e)	Notwithstanding anything herein to the contrary, the independent audit committee of Owner’s parent corporation (or other committee of independent directors designated by Owner’s parent corporation’s Board of Directors) shall periodically review this Agreement in all respects, including Contract Operator’s performance and the Owner’s costs hereunder; such periodic review shall be conducted at least once per year. Owner shall have the right to amend, modify, or terminate this Agreement pursuant to the recommendations of such committee; provided, Contract Operator shall have the right to terminate this Agreement upon notice in accordance with paragraph (a) above if it reasonably determines that any such amendment or modification is materially detrimental to it.
     8. Owner Representative. For all purposes hereof, the Owner’s representative will be E. Joseph Wright. The address for all notices hereunder shall be:
COG Operating LLC
550 W. Texas Avenue, Suite 1300
Midland, Texas, 79701
Attn: E. Joseph Wright
Fax: (432) 683-7441
     9. Contract Operator Representative. For purposes hereof, Contract Operator’s representative will be Robert Chase. The address for all notices hereunder shall be:

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Mack Energy Corporation
P.O. Box 960
Artesia, New Mexico 88211
Attn: Robert Chase
Fax: (505) 746-9539
     10. Standard of Performance. Contract Operator shall perform all its obligations under this Agreement as a reasonably prudent operator, in a good and workmanlike manner, with due diligence and dispatch, in accordance with good oil field practices, and in compliance with all applicable agreements, laws, rules, regulations and orders of governmental authorities and applicable policies and procedures of Owner. Subject to Section 13, in no event shall Contract Operator have liability as operator to Owner for losses sustained or liabilities incurred, except such losses or liabilities that result from gross negligence or willful misconduct of Contract Operator.
     11. Consideration.
(a)	Amount of Payment. Owner shall pay Contract Operator for its work under this Agreement as follows; provided, however, that all charges of Contract Operator therefor shall in no event exceed those charged by or among Contract Operator and its Affiliates for the same or similar services:
(1)	A monthly charge in the amount of the actual costs incurred by Contract Operator for routine operation of Properties, not to exceed prevailing market rates in the area of the Properties, including, without limitation, salaries, benefits, costs of vehicles (including depreciation and fuel), cell phones, payroll taxes, repairs, maintenance and other administrative costs. All such costs shall only be for services provided by Contract Operator on the Properties, shall not include any costs incurred by Contract Operator in connection with other properties operated by Contract Operator, and shall be allocated to the Properties on a basis reasonably acceptable to the Owner.

(2)	A monthly charge at a fixed fee amount determined in advance by Owner and Contract Operator for specific administrative services performed by Contract Operator at Owner’s request on the Properties, including, without limitation, Marketing Services (as defined below), filing of production reports, and performing geologic and land services.

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(3)	A monthly charge in the amount of actual costs incurred by the Contract Operator, not to exceed prevailing market rates in the area of the Properties, for (a) reworking operations, (b) recompletion operations, (c) plugging and abandonment operations, (d) site restoration operations, and (e) drilling and completion operations, to the extent not otherwise charged hereunder.

(4)	A monthly overhead charge for drilling operations under Sections 2 and 3 of this Agreement; prorated for the actual number of days in the drilling operation, not to exceed prevailing market rates in the area of the Properties, but initially $2,000 per well per month. Charges for drilling wells shall begin on the spud date and terminate on the date the drilling and/or completion equipment is released, whichever occurs later. No charge shall be made for suspension of drilling operations for fifteen (15) or more consecutive calendar days.
(b)	Invoices. Contract Operator shall submit monthly invoices, with all supporting information requested by Owner, to Owner for operations performed and expenses incurred hereunder during the previous month, and Owner shall make payment to Contract Operator within thirty (30) days after receipt and approval of an invoice and acceptance of the work covered thereby.

(c)	Records. Contract Operator shall keep full and accurate records and accounts of all its activities in connection with this Agreement, which shall include reasonable substantiation of all work or expenses incurred herewith or any property acquired hereunder. Additionally, Contract Operator shall maintain a system of internal controls sufficient to provide reasonable assurance that records of all activities are properly maintained. All records relating to this Agreement will, at all reasonable times during the term hereof, and for a period of seven (7) years following the termination hereof, be kept and available for inspection and copying by Owner or any agent designated by Owner upon at least seventy-two (72) hours prior notice and during normal business hours.

(d)	Billing Instructions. Contract Operator’s invoices containing all pertinent information shall be submitted to or as directed by Owner’s representative named in Section 8.

(e)	Annual Survey of Rates. Contract Operator shall perform and provide Owner an annual survey of the prevailing rates charged in the Contract Area for the types of operations conducted by Contract Operator under this Agreement.
     12. Equipment Relocation. After notice to and consultation with Owner, Contract Operator may move or relocate Owner’s equipment from the Properties to other properties operated by Contract Operator, including properties not owned by Owner. Any such relocation

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shall be conducted in conformity with the requirements for material transfers of the Accounting Procedure for Joint Operations included in the relevant Existing Operating Agreement. To the extent no such requirement is included in the Existing Operating Agreement or no Existing Operating Agreement is applicable to the Property, then the value of the equipment relocated should generally reflect the market value on the date of the physical transfer of the equipment. Contract Operator shall make available to Owner sufficient documentation to verify the valuation of the relocated equipment. Relocated equipment shall be priced using one of the following pricing methods; provided, however, the Contract Operator shall use consistent pricing methods, and not alternate between methods for the purpose of choosing the method most favorable to the Contract Operator for a specific relocation:
(a)	using published prices in effect on the date of relocation as adjusted by the appropriate COPAS Historical Price Multiplier (HPM) or prices provided by the COPAS Computerized Equipment Pricing System: (i) for oil country tubulars and line pipe, the published price shall be based upon eastern mill carload base prices (Houston, Texas, for special end) adjusted as of date of movement plus transportation costs and (ii) for other equipment, the published price shall be the published list price in effect at date of movement, as listed by a supply store nearest the Properties where like equipment is normally available, or point of manufacture plus transportation costs;

(b)	based on a price quotation from a vendor that reflects a current realistic acquisition cost;

(c)	based on the amount paid by the Contract Operator for like equipment in the area of the Properties within the previous six (6) months from the date of physical transfer; or

(d)	as agreed to by Owner for equipment being relocated to the Properties, and by the parties owning the equipment being relocated from the Properties.
     13. Indemnification. Notwithstanding Section 10, but subject to Section 2(g), Contract Operator shall indemnify, defend and hold harmless Owner, its parent corporations, subsidiaries, Affiliates, successors and assigns, and its and their respective directors, officers,

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shareholders, agents, subcontractors, representatives and employees (each, individually, an “Indemnified Party”), against and from any and all losses, claims, damages, liabilities, fines, penalties, actions, suits, expenses and/or costs (including court costs and reasonable attorneys’ fees), for or on account of injury, bodily or otherwise, to or death of persons, damage to or destruction of property belonging to Owner, other parties that own interest in the Properties, or others, arising out of, or in any way connected with (a) the presence of Contract Operator, its subcontractors, agents, servants, representatives and/or employees on the Properties; (b) Contract Operator’s performance under this Agreement; and/or (c) the breach of any provisions hereof, but shall not apply to claims (i) for damages or losses to any property relating to drilling, testing, fracing, completing, repairing or other operations or (ii) solely attributable to any operations by third parties on adjacent or contiguous properties. If indemnification is sought pursuant to this section, the Indemnified Party shall give written notice to Contract Operator of an event giving rise to the obligation to indemnify, describing in reasonable detail the factual basis for such claim, and shall allow Contract Operator to assume and conduct the defense of the claim or action with counsel reasonably satisfactory to the Indemnified Party, and cooperate with Contract Operator in the defense thereof; provided, however, that the omission to give such notice to Contract Operator shall not relieve Contract Operator from any liability which it may have to the Indemnified Party, except to the extent that Contract Operator is prejudiced by the failure to give such notice. The Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party at its sole cost. THE INDEMNITY OBLIGATION PROVIDED HEREIN SHALL APPLY REGARDLESS OF ANY CAUSE OR OF ANY NEGLIGENT ACTS OR OMISSIONS OF ANY INDEMNIFIED PARTY, EXCEPT TO THE EXTENT ARISING FROM THE GROSS NEGLIGENCE OR WILLFUL

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MISCONDUCT OF ANY INDEMNIFIED PARTY. THESE COVENANTS OF INDEMNITY SHALL SURVIVE CANCELLATION, TERMINATION, OR EXPIRATION OF THIS AGREEMENT.
     14. Marketing Services. Upon Owner’s prior request and subject to the constraints of applicable oil and gas leases, Existing Operating Agreements and agreements concerning the purchase, sale, processing, treatment and transportation of oil, gas and other hydrocarbons from the Properties (collectively, “Hydrocarbons”), other agreements to which all or any portion of the Properties are subject, and Owner’s applicable policies and procedures, Contract Operator agrees, subject to the limitations expressed herein, to manage the marketing of Hydrocarbons produced from or attributable to the Properties for and on behalf of Owner, such marketing to include making all arrangements for agreements that are necessary or required to gather, process, condition, market, deliver, transport or sell (or cause to be gathered, processed, conditioned, marketed, delivered, transported or sold) Hydrocarbons produced from the Properties (“Marketing Services”); provided that all Hydrocarbon sales, marketing, gathering, processing, transportation or other agreements in connection with the foregoing shall be subject to Owner’s final approval and shall be submitted to Owner for such approval and execution.
     15. Insurance. Contract Operator and each subcontractor of Contract Operator shall, at all times during the progress of the operations, maintain with insurance providers reasonably acceptable to Owner: (A) Worker’s Compensation Insurance in statutory amounts, including Employer’s Excess Liability coverage in an amount in compliance with applicable law; (B) Commercial General Liability Insurance, with limits of not less than $1,000,000 per occurrence for bodily injury and property damage combined; (C) Automobile Liability Insurance in an amount not less than $1,000,000 combined single limit per occurrence; and (D) Employer’s

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Liability Insurance, with limits not less than $500,000. Contract Operator shall provide Owner certificates of insurance which contain 30-day Notice of Cancellation, Material Change or Intent to Non-Renew clauses in favor of Owner. The certificate of insurance pertaining to general liability coverage shall name Owner as an additional insured. All insurance carried by Contract Operator and each subcontractor of Contract Operator shall contain endorsements stating that such party’s coverage is primary to any coverage Owner may elect to carry for its own account. Each policy shall be endorsed to provide waiver of subrogation rights in favor of Owner. In the event that an Existing Operating Agreement imposes a different insurance obligation on Contract Operator, the Contract Operator shall comply with whichever obligation imposes the greater amount of insurance coverage.
     16. Liens. Contract Operator will keep the Properties free and clear of mechanic’s liens, materialmen’s liens, and other liens threatened, asserted or created by Contract Operator’s employees, agents, representatives, vendors, suppliers, and/or subcontractors arising from or relating to operations hereunder (a “Lien”); provided, however, that the foregoing shall not apply to any Liens filed or asserted against the Properties because of Owner’s failure to pay amounts due or claimed to be due to the applicable Lien claimant.
     17. Independent Contractor. Contract Operator will carry out all operations and services specified in this Agreement as an independent contractor. Neither Contract Operator nor any of its agents, employees, or servants are to be considered an agent or employee of Owner in any respect.

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     18. General Supervision. Owner shall have no direction or control of the means, method, or manner in which the work is performed by Contract Operator but shall be interested solely in the desired results and that performance is in compliance with the provisions of this Agreement. Any provision in this Agreement which may appear to give Owner the right to direct Contract Operator as to the details of doing the work herein covered or to exercise a measure of control over the work shall be deemed to mean that Contract Operator shall follow the desires of Owner in the results of the work only.
     19. Assignment and Delegation. This Agreement is personal and neither Owner nor Contract Operator may assign any rights nor delegate any duties incurred by this Agreement, or any part thereof, without the prior written consent of the other party.
     20. Affiliate Defined. The term “Affiliate” shall mean for a person, another person that controls, is controlled by, or is under common control with that person. In this definition, (a) control means the ownership of one person, directly or indirectly, of more than fifty percent (50%) of the voting securities of a corporation or, for other persons, the equivalent ownership interest (such as partnership interests) and (b) “person” means an individual, corporation, partnership, trust, estate, unincorporated organization, association, or other legal entity.
     21. Non-Waiver. The failure by either party to insist upon or enforce any term of this Agreement or to exercise any right herein granted shall not be construed as a waiver or relinquishment to any extent of its right to assert or rely upon such term or right on any future occasion.
     22. Force Majeure. Contract Operator shall not be considered in default because of any delays in operations due to causes beyond the control and without the fault or negligence of Contract Operator, including, but not restricted to an act of God or of a public enemy, fire, flood,

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epidemic quarantine restriction, area wide strike, freight embargo, unusually severe weather, or delay of Contract Operator’s subcontractors or suppliers due to such cause; provided that Contract Operator shall immediately notify Owner in writing of the causes of delay and its probable extent. In the event of a claim of force majeure by Contract Operator which continues for a period in excess of ten (10) consecutive days, Owner shall have the right to terminate this Agreement. With respect to any Properties for which there is an Existing Operating Agreement, the force majeure provisions of such Existing Operating Agreement are hereby incorporated in this Agreement and shall apply to each Property covered by such Existing Operating Agreement instead of the foregoing force majeure provision.
     23. Audit. Owner shall have the right to audit the records and accounts of Contract Operator and its Affiliates upon ten (10) days prior notice to the Contract Operator.
     24. Governing Law. This Agreement shall be governed, construed, and interpreted in accordance with the laws of the State of New Mexico.
     25. Notices. All notices authorized or required between the parties by this Agreement shall be in writing and delivered in person or by mail, courier service or by telecopy which provides written confirmation of complete transmission, and addressed to the designated representative of the party addressed.
     26. Confidentiality. Contract Operator shall keep confidential and not disclose to any third party or use for any purpose, other than in connection with, and solely to the extent necessary to, the performance of operations hereunder, any information disclosed to it by Owner or which it develops or learns in the course of performance of operations hereunder, except such confidential or non-proprietary information as (A) is disclosed to Contract Operator by third parties not in violation of any confidentiality obligation, or (B) is then or thereafter published or

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otherwise becomes generally available to the public through no breach of this Agreement by Contract Operator, or any of its Affiliates, employees, agents or representatives.
     27. Headings. Paragraph headings are used herein for convenience of reference only and shall not affect the construction of any provision hereof.
     28. Entire Agreement. This writing is intended by the parties to be the final, complete and exclusive statement of their agreement about the matters covered herein. There are no oral understandings, representations or warranties affecting it. All exhibits hereto are incorporated herein and are an integral part of this Agreement.
     EXECUTED on the day, month and year first herein written:

OWNER COG OPERATING LLC

By:
E. Joseph Wright, Vice President – Engineering and Operations

CONTRACT OPERATOR MACK ENERGY CORPORATION

By:
Robert C. Chase, Vice President

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EXHIBIT A
DESCRIPTION OF PROPERTIES

Well Name	Well Location

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EXHIBIT B
DESCRIPTION OF SWD SYSTEM

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Exhibit 5.6(f)
ASSIGNMENT, BILL OF SALE AND CONVEYANCE OF SALT WATER DISPOSAL FACILITIES
KNOW ALL MEN BY THESE PRESENTS:
     That CHASE OIL CORPORATION, a New Mexico corporation, CAZA ENERGY LLC, a New Mexico limited liability company, MACK ENERGY CORPORATION, a New Mexico corporation, ROBERT C. CHASE and wife, DEB E. CHASE, RICHARD L. CHASE and wife, KARLA CHASE, and GERENE DIANNE CHASE CROUCH, a single woman, P.O. Box 1767, Artesia, New Mexico, 88211, hereinafter collectively referred to as “Grantor,” for and in consideration of Ten Dollars ($10.00) and other valuable consideration, the receipt of which is hereby acknowledged, do hereby assign, transfer, sell, and convey unto Grantees hereafter identified (each a “Grantee” and collectively, the “Grantees”), in the undivided percentage interest indicated opposite each of their respective names, to wit:

Undivided Interest
Mack Energy Corporation,	10%
Chase Oil Corporation, and Caza Energy LLC, collectively, in equal shares P.O. Box 960 Artesia, New Mexico 88211

COG Oil & Gas LP	90%
550 West Texas Avenue, Suite 1300 Midland, Texas 79701
the following (the “Interests”): all of Grantor’s undivided interest in the salt water disposal wells described on Exhibit “A” attached hereto (collectively, the “Disposal Wells”), together with all water pipeline easements, rights-of-way, licenses, permits, orders and other authorizations relating to the transportation of salt water and other types of water disposed of in the Disposal Wells, including those easements, rights-of-way, permits, orders and other agreements described or referred to on Exhibit “A” hereto, and together with all water pipelines, meters, valves, measuring equipment, pumps and other fixtures and equipment relating to the Disposal Wells and the transportation of salt water and/or other types of water disposed of in the Disposal Wells.
     TO HAVE AND TO HOLD the Interests, together with all and singular any other rights and appurtenances thereto in anywise belonging unto each Grantee, its respective successors and assigns forever, provided, however, that this Assignment is made without warranties of any kind or character, express or implied, or statutory, except, subject to Permitted Liens (as defined in the Agreement), Grantor specifically agrees to warrant and defend title to the Interests unto Grantees and their respective successors and assigns against every person whomsoever lawfully claiming or to claim the same or any part thereof, by, through or under Grantor, but not otherwise; provided, however, that upon any failure of such warranty, Grantee’s sole remedy shall be limited to one dollar ($1.00) in monetary damages and Grantor agrees to exercise reasonable efforts to cure any such failure, without future monetary damage, and that GRANTOR HEREBY

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EXPRESSLY DISCLAIMS AND NEGATES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT COMMON LAW, BY STATUTE, OR OTHERWISE RELATING TO THE CONDITION OF THE PROPERTY THAT CONSTITUTES PERSONAL PROPERTY OR FIXTURES (INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED OR EXPRESSED WARRANTY OR MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE, OR OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS). This Assignment is made with full substitution and subrogation of each Grantee, its respective successors and assigns, in and to all covenants and warranties by others heretofore given or made in respect of the Interests conveyed and transferred hereunder, whether recorded or unrecorded.
     This Assignment is executed and delivered pursuant to the terms of that certain Combination Agreement (the “Agreement”) dated February 24, 2006 between Grantor and Grantee and that certain Salt Water Disposal System Ownership and Operating Agreement between COG Operating LLC, COG Oil & Gas LP, and Chase Oil Corporation, Caza Energy LLC, and Mack Energy Corporation of even date. If there is a conflict between the terms of this Assignment, and the terms of the Agreement, the terms of the Agreement shall control in all respects. Grantor and Grantees intend that the terms of the Agreement remain distinct from and not merge into the terms of this Assignment.
     The provisions of this Assignment shall be binding upon all of the heirs, successors, representatives and assigns of the Grantor and Grantees.
     IN WITNESS WHEREOF, this Assignment is executed on the date of the acknowledgment for Grantor, but shall be effective as of January 1, 2006 at 7:00 AM Mountain Standard Time (the “Effective Time”).

GRANTEE:		GRANTORS:

COG OIL & GAS LP		CHASE OIL CORPORATION

By:	COG Operating LLC	By:

Robert C. Chase, President
By:

	E. Joseph Wright,	CAZA ENERGY LLC
Vice President
By:

Mack C. Chase, Manager

MACK ENERGY CORPORATION

By:

Robert C. Chase, Vice President

ROBERT C. CHASE

DEB E. CHASE

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RICHARD L. CHASE, by Robert C. Chase, Attorney-in-Fact

KARLA CHASE, by Robert C. Chase, Attorney-in-Fact

GERENE DIANNE CHASE CROUCH, a single woman, by Robert C. Chase, Attorney-in-Fact

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ACKNOWLEDGEMENTS

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§
     This instrument was acknowledged before me on this the 24th day of February, 2006, by E. Joseph Wright, Vice President of COG Operating LLC, a Delaware limited liability company, on behalf of said corporation.

Notary Public in and for the
State of Texas

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§
     This instrument was acknowledged before me on this the 24th day of February, 2006, by Robert C. Chase, President of Chase Oil Corporation, a New Mexico corporation, on behalf of said corporation.

Notary Public in and for the
State of Texas

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§
     This instrument was acknowledged before me on the 24th day of February, 2006, by Mack C. Chase, Manager, of Caza Energy LLC, a New Mexico limited liability company, on behalf of said limited liability company.

Notary Public in and for the
State of Texas

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STATE OF TEXAS	§
§
COUNTY OF DALLAS	§
     This instrument was acknowledged before me on this the 24th day of February, 2006, by Robert C. Chase, Vice President of Mack Energy Corporation, a New Mexico corporation, on behalf of said corporation.

Notary Public in and for the
State of Texas

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§
     This instrument was acknowledged before me on the 24th day of February, 2006, by Robert C. Chase.

Notary Public in and for the
State of Texas

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§
     This instrument was acknowledged before me on the 24th day of February, 2006, by Deb E. Chase.

Notary Public in and for the
State of Texas

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§
     This instrument was acknowledged before me on the 24th day of February, 2006, by Robert C. Chase as Attorney-in-Fact for Richard L. Chase.

Notary Public in and for the
State of Texas

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STATE OF TEXAS	§
§
COUNTY OF DALLAS	§
     This instrument was acknowledged before me on the 24th day of February, 2006, by Robert C. Chase as Attorney-in-Fact for Karla Chase.

Notary Public in and for the
State of Texas

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§
     This instrument was acknowledged before me on the 24th day of February, 2006, by Robert C. Chase as Attorney-in-Fact for Gerene Dianne Chase Crouch, a single woman.

Notary Public in and for the
State of Texas

When recorded return to:
Brent Robertson
550 W. Texas, Suite 1300
Midland, Texas 79701

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Exhibit 5.6 (g)
SALT WATER DISPOSAL SYSTEM
OWNERSHIP AND OPERATING AGREEMENT
     THIS SALT WATER DISPOSAL SYSTEM OWNERSHIP AND OPERATING AGREEMENT (“Agreement”) is made and entered into by and between COG Operating LLC, a Delaware limited liability company (“COG LLC”), acting for itself and COG Oil & Gas LP, a Texas limited partnership (“COG LP”), each with a mailing address of 550 W. Texas Avenue, Suite 1300, Midland, Texas 79701, (COG LLC and COG LP, collectively herein, “COG”), and Chase Oil Corporation, a New Mexico corporation, Caza Energy LLC, a New Mexico limited liability company, and Mack Energy Corporation, a New Mexico corporation, each with a mailing address of P.O. Box 960, Artesia, New Mexico 88211 (herein collectively referred to as “Chase”).
     WHEREAS, pursuant to that certain Contract Operator Agreement of even date (the “COA”), COG has engaged the services of Mack Energy Corporation (“Mack”) to operate certain oil and gas properties (the “COG Properties”) conveyed to it by Chase pursuant to the Combination Agreement dated February 24, 2006 (Mack acting in its capacity as operator under the COA is herein called “Contract Operator”);
     WHEREAS, Chase is the owner of certain oil and gas properties, which are located in the area of the COG Properties, (the “Chase Properties,” together with the COG Properties, herein called the “Contract Area”);
     WHEREAS, COG and Chase desire to dispose of water produced from any wells currently located or hereafter acquired or drilled in the Contract Area into the disposal wells and related facilities, permits, right-of-ways, easements, orders and other agreements described in Exhibit A attached hereto (the “SWD System”); and
     WHEREAS, COG and Chase desire to make certain arrangements with respect to the ownership and operation of the SWD System.
     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties agree as follows:
     1. Operator. COG shall be operator of record of the SWD System (COG in such capacity, and its successors, if any, in such capacity being herein called “Operator”), and shall conduct and direct and have full control of all operations with respect thereto, subject to the terms of this Agreement. Operator shall conduct all such operations in accordance with industry standards but it shall have no liability to any other party for losses sustained or liabilities incurred, except as such as may result from gross negligence or willful misconduct of Operator.
     2. Ownership. The SWD System shall be owned based on the each party’s percentage contribution of the total annual volume of produced water disposed of into the SWD System during the prior calendar year; the parties acknowledging that such ownership, as of January 1, 2006, shall be ninety percent (90%) to COG LP and ten percent (10%) to Chase. No later than sixty (60) days after the end of the prior calendar year, the Operator shall provide all parties with a report showing each party’s percentage contribution of total volume of produced water disposed for the prior calendar year by February 1st of the following year (“Annual Review”).

     No later than thirty (30) days after receiving the Annual Review, COG LP and Chase shall cross-convey among each other such interest in the SWD System as may be required to result in ownership of the SWD System (“Ownership Interest”) being proportionate to each party’s annual percentage contribution of total volume of produced water disposed in the SWD System for the prior one-year period.
     3. Costs and Expenses. Operator shall allocate operating costs and expenses between the parties in accordance with the following:
a)	Operating Costs. The monthly cost of operating the SWD System and disposing of produced water from the Contract Area shall be allocated based on each party’s respective Ownership Interest at the time. The parties acknowledge that they intend to own and operate the SWD System without profit to any party and that any third-party income attributable to the SWD System shall be allocated pro rata to the parties as a reduction of each parties share of costs hereunder.

b)	Maintenance and Repair Costs. Each party shall pay its proportionate share of maintenance and repair costs associated with the SWD System based on its respective Ownership Interest, including workovers.

c)	Expansion Costs. Costs for expanding the SWD System as a result of a Water Disposal Deficiency (as defined herein) shall be allocated pursuant to Section 5 of this Agreement.

d)	Invoices. Within thirty (30) days after the end of each calendar quarter, Operator shall furnish Chase with an invoice for its Ownership Interest share of (i) operating costs, (ii) maintenance and repair costs, and (iii) as provided in Section 5, any agreed upon expansion costs. Chase shall remit the amount due within thirty (30) days after the receipt of the invoice.
     4. Disposal Rights. Each party shall have the concurrent, unrestricted and equal right to deliver water to the SWD System. Subject to the terms and conditions of this Agreement, Operator shall accept all water produced from existing wells in the Contract Area at the point of interconnection between the SWD System and each party’s respective facilities (“Delivery Point(s)”). Should either party desire to dispose of water produced from any future wells drilled within the Contract Area (“Additional Well(s)”), and should Operator, in its sole judgment, determine that the SWD System has available capacity to receive such additional produced water (“Excess Capacity”), such additional produced water may be disposed of into the SWD System so long as such Excess Capacity exists.
     5. Expansion. In the event Excess Capacity is inadequate to handle both parties disposal needs (a “Water Disposal Deficiency”), then the parties shall have the following options:
a) The parties may jointly agree to an extension, repair, expansion, addition, or enlargement of existing or new facilities to the SWD System, including the conversion of a previously producing well to a disposal well (an “Improvement”). In that event, each party shall share in the cost of constructing such Improvement in such ratio agreed to among the parties. Costs of constructing Improvements

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shall include, without limitation, the costs of engineering, construction, equipment, metering, well conversion, and related permitting.
b) A party may individually propose an Improvement to the SWD System by giving the other party written notice and a good faith estimate of the cost to construct such Improvement (the “Proposing Party”). Each party shall share in the cost of constructing such Improvement in such ratio agreed to among the parties, or if such agreement cannot be obtained, then the Proposing Party shall bear the entire cost of such Improvement and be entitled to the sole and exclusive use of any increased capacity resulting from such Improvement. Any Proposing Party that constructs an Improvement shall construct it in a good and workmanlike manner and in accordance with industry standards. The Proposing Party shall defend, indemnify, and hold the non-proposing party harmless from all actions, causes of action, damages, and costs (including reasonable attorneys’ fees) arising out of any failure to construct the Improvement in accordance with such standard of performance.
Operator shall operate and maintain any Improvement constructed pursuant to this Agreement but shall have no obligation to construct any Improvement.
     6. Delivery of Produced Water. Each party shall be responsible at its sole risk and cost for delivering produced water to the SWD System as well as creating the interconnection between the SWD System and its respective facilities. Operator may refuse to accept for disposal any produced water unless in its reasonable judgment such produced water (a) is of low percentage suspended solids and compatible with other produced water in the SWD System, and (b) is delivered at an adequate pressure to enter the SWD System at atmospheric pressure (but shall not exceed the SWD System’s maximum delivery pressure as determined by Operator, in its good faith judgment, from time to time, based on then current operating conditions). Operator has the right to refuse to accept produced water that has or develops conditions or contents that harms or has potential to harm the SWD System; or take other measures that in its reasonable judgment would normally be taken by a prudent facility operator under the same or similar circumstances. Notwithstanding anything to the contrary contained herein, neither party shall not be obligated to deliver a minimum volume of produced water under this Agreement. Operator is granted unrestricted use of the produced water once it enters the SWD System at the designated Delivery Point(s).
     7. Measurement. Each party, at its sole cost and expense, will be responsible for the installation and maintenance of flow lines, meters, and equipment connecting the its properties to the Delivery Point(s). The parties shall agree upon a mutually agreeable method of measurement. Each party shall be solely responsible for any damage resulting from the operation of and maintenance of its flow lines and the pipelines upstream of the Delivery Point(s).
     8. Interruption of Service. In the event mechanical or other difficulties are encountered which cause a temporary interruption in the normal operation of the SWD System, if Operator is prevented from disposing of produced water for any cause not within its control, or the SWD System is unable to dispose of produced water, the obligation of Operator to accept and dispose of produced water hereunder shall be suspended during the continuation of the period of

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disability, without liability to Operator. Operator shall not be considered in default of this Agreement as a result of any suspension of operations due to causes beyond the control and without the fault or gross negligence or wilfull misconduct of Operator, including, but not restricted to an act of God or of a public enemy, fire, flood, epidemic quarantine restriction, area wide strike, freight embargo, unusually severe weather, or delay of Operator’s subcontractors or suppliers due to such cause.
     9. Term. This agreement shall continue in force so long as any well located in the Contract Area is utilizing the SWD System, unless earlier terminated by mutual agreement of the parties. Notwithstanding the term herein expressly set forth, Operator may at any time, in its sole discretion, terminate this Agreement by giving at least thirty (30) days prior written notice to Chase if changes in the applicable laws, rules and regulations will render continued performance of this Agreement illegal. In such event, the parties shall agree to modify or amend this Agreement as necessary to ensure continued performance in compliance with any new or amended laws, rules, and regulations.
     10. Audit. Each party shall have the right to audit the SWD System records and accounts of Operator upon ten (10) days prior notice to Operator. Such audit must be completed and objections made within thirty (30) days of the commencement of the audit process.
     11. Assignment and Delegation. This Agreement is personal and neither party may assign any rights nor delegate any duties incurred by this Agreement, or any part thereof, without the prior written consent of the other party, except in connection with a sale or other disposition of a party’s entire interest in wells connected to the SWD System.
     12. Governing Law. This Agreement shall be governed, construed, and interpreted in accordance with the laws of the State of New Mexico.
     13. Notices. All notices authorized or required between the parties by this Agreement shall be in writing and delivered in person or by mail, courier service or by telecopy which provides written confirmation of complete transmission, and addressed to the designated representative of the party addressed.
     14. COG Representative. For all purposes hereof, the COG’s representative will be E. Joseph Wright. The address for all notices hereunder shall be:
COG Operating LLC
550 W. Texas Avenue, Suite 1300
Midland, Texas, 79701
Attn: E. Joseph Wright
Fax: (432) 683-7441
     15. Chase Representative. For all purposes hereof, the Chase’s representative will be Robert Chase. The address for all notices hereunder shall be:

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Chase Oil Corporation
P.O. Box 960
Artesia, New Mexico 88211
Attn: Robert Chase
Fax: (505) 746-9539
     16. Relationship of Parties. The rights, duties, obligations and liabilities of the parties hereunder shall be several and not joint or collective. Nothing herein contained shall ever be construed as creating a partnership of any kind, a joint venture, an association or trust, or is imposing upon any one or more of the parties hereto any partnership duty, obligation or liability.

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     IN WITNESS WHEREOF, this instrument is executed this 24th day of February 2006 (“Effective Date”).

COG OPERATING LLC

By:
E. Joseph Wright, Vice President – Engineering and Operations

CHASE OIL CORPORATION

By:
Robert C. Chase, President

CAZA ENERGY LLC

By:

Mack C. Chase, Manager

MACK ENERGY CORPORATION

By:
Robert C. Chase, Vice President

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EXHIBIT A

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Exhibit A
DISPOSAL WELLS
Aid State 14 #1: Unit 0, Section 14, T17S, R28E, Eddy County, NM
1.	Bill of Sale between KCS Medallion Resources, Inc. to Chase Oil Corporation assigning well pad and well bore of the Aid State 14 #1 dated 07/01/1999 recorded in 354/952 Eddy County records.

2.	Correction Bill of Sale between KCS Medallion Resources, Inc. & Chase Oil Corporation dated 07/01/1999 in 356/682 Eddy County records. (corrects legal description)

3.	New Mexico O.C.D. Administrative Order SWD-7575 dated 10/18/1999

4.	Surface Use Agreement between Bogle LTD. Co. & Mack Energy Corporation dated 2/14/2000 recorded in 374/1166 Eddy County records.

5.	State of New Mexico Commissioner of Public Lands Grant of Right-Of-Way, Right-Of-Way No. 27291 dated 05/10/2000 (Big George to Aid State 14 #1)

6.	Amendment to Surface Use Agreement between Mack Energy Corporation & Bogle LTD. Co. dated 11/14/2001 recorded in 438/536 Eddy County records.

7.	State of New Mexico Commissioner of Public Lands Grant of Right-Of-Way Right-Of-Way Easement No. RW-29035 dated 10/15/2004 (Aid-Red Lake SWD Pipeline)
Bate Federal #3: Unit C, Section 35, T19S, R33E, Lea County, NM
1.	Agreement between Mark Smith & Amoco Production Company granting pipeline ROW to dispose of salt water by injection dated 09/14/1972. (not recorded)

2.	Assignment of Right-Of-Way and Surface Lease between D-Mil Production, Inc. and Mack Energy Corporation effective 08/01/1992 in 505/520 Lea County records.

3.	Quitclaim Conveyance between D-Mil Production, Inc. and Mack Energy Corporation effective 08/11/1992 in 494/594 Lea County records.
Big George State #3: Unit C, Section 12, T17S, R28E, Eddy County, NM
1.	New Mexico State Land Office Salt Water Disposal Easement No. SWD-199 (Prior Easement expired waiting on approval for new one)

2.	New Mexico O.C.D. Administrative Order SWD-611 dated 11/27/1995

3.	State of New Mexico Commissioner of Public Lands Grant of Right-Of-Way, Right-Of-Way Easement No. RW-26453 dated 03/06/1998

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Brigham H #2: Unit L, Section 21, T17S, R30E, Eddy County, NM
1.	Assignment & Bill of Sale from Enron Oil & Gas Company to Chase Oil Corporation assigning USA NM-8686 (ROW) for salt water disposal line effective 01/01/1996 not recorded.

2.	Bureau of Land Management Decision approving ROW Assignment for ROW NM-8686
Chase 21 State: Unit M, Section 21, T17S, R29E, Eddy County, NM
1.	New Mexico O.C.D. Administrative Order SWD-1007 dated 10/31/2005

2.	Application for ROW dated 01/10/2006
Federal 18 #4: Unit H, Section 18, T19S, R33E, Lea County, NM
1.	New Mexico O.C.D. Administrative Order SWD-589 dated 04/21/1995

2.	New Mexico O.C.D. Order No. R-12112 dated 03/02/2004 approving application for salt water disposal well.
F.M. Robinson #1: Unit E, Section 27, T17S, R29E, Eddy County, NM
1.	New Mexico O.C.D. Order No. R-8191 dated 03/26/1986 approving salt water disposal well.

2.	New Mexico Sate Land Office Salt Water Disposal Easement No. SWD-123 dated 03/27/2001
Muskegon State 16 #1: Unit N, Section 16, T17S, R29E, Eddy County, NM
1.	New Mexico State Land Office Salt Water Disposal Easement No. SWD-207 dated 06/19/2003

2.	State of New Mexico Commissioner of Public Lands Grant of Right-Of-Way, Right-Of-Way Easement No. 26287 dated 08/12-1997

3.	Bureau of Land Management Grant/Temporary Use Permit Serial No. NM NM-98307 dated 08/13/1997
New Mexico EO State #1: Unit E, Section 20, T17S, R29E, Eddy County, NM
1.	New Mexico O.C.D. Administrative Order SWD-763 dated 11/05/2005

2.	State of New Mexico Commissioner of Public Lands Grant of Right-Of-Way, Right-Of-Way Easement No. 27547 dated 01/30/2001

3.	Bureau of Land Management Right-Of-Way Grant/Temporary Use Permit Serial No. NM NM-105100 dated 02/16/2001
Petrus D #6: Unit P, Section 11, T17S, R33E, Lea County, NM
1.	New Mexico OCD Administrative Order No. SWD-340 dated 06/24/1988

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Sapphire State #3: Unit E, Section 11, T23S, R36E, Lea County, NM
1.	New Mexico OCD Administrative Order SWD-885 dated 07/22/2003
Skelly 905: Unit A, Section 14, T17S, R31E, Eddy County, NM
1.	New Mexico O.C.D. Administrative Order SWD-1019 dated 12/29/2005

2.	Bureau of Land Management Right-Of-Way Grant/Temporary Use Permit Serial No. NM NM-107939 dated 04/09/2002
Skelly 952:
Pronghorn #1: Unit B, Section 24, T19S, R32E, Lea County, NM
1.	Assignment and Bill of Sale between Pronghorn SWD System, LTD., Co. to Mack Energy Corporation effective 12/02/1996 in 764/64 Lea County Records

2.	Warranty Deed between Pronghorn SWD System, LTD., Co. to Mack Energy Corporation effective 12/02/1996 in 764/68 Lea County Records.

3.	New Mexico O.C.D. Order No. R-3725 dated 04/16/1969

4.	New Mexico O.C.D. Amendment Order No. R-3725-A dated 08/20/1984

5.	Bureau of Land Management Right-Of-Way Grant/Temporary Use Permit Serial No. NM-72767 (NE) dated 08/22/1988

6.	New Mexico State Land Office Grant of Right-Of-Way, Right-Of-Way Easement No. RW-23473 dated 11/19/1988

7.	Bureau of Land Management Right-Of-Way Grant/Temporary Use Permit Serial No. NM-77877 (NE) dated 06/26/1989

8.	Bureau of Land Management Right-Of-Way Grant/Temporary Use Permit Serial No. NMNM-93345 dated 10/12/1994

9.	Bureau of Land Management Right-Of-Way Grant/Temporary Use Permit Serial No. Bureau of Land Management Right-Of-Way Grant/Temporary Use Permit Serial NMNM-96585 dated 09/19/1996

10.	State of New Mexico Commissioner of Public Lands Grant of Right-Of-Way, Right-Of-Way Easement No. 26179 dated 05/01/1997

11.	Bureau of Land Management Right-Of-Way Grant/Temporary Use Permit Serial No. NMNM-101322 dated 05/05/1999

12.	State of New Mexico Commissioner of Public Lands Grant of Right-Of-Way, Right-Of-Way Easement No. 27136 dated 12/20/1999

13.	Bureau of Land Management Right-Of-Way Grant/Temporary Use Permit Serial No. NMNM-103348 dated 01/10/2000

14.	Bureau of Land Management Right-Of-Way Grant/Temporary Use Permit Serial No. NMNM-103428 dated 03/16/2000

15.	State of New Mexico Commissioner of Public Lands Grant of Right-Of-Way, Right-Of-Way Easement No. RW-28603 dated 10/30/2003

16.	Bureau of Land Management Right-Of-Way Grant/Temporary Use Permit Serial No. NMNM-110718 dated 11/07/2003

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17.	Bureau of Land Management Right-Of-Way Amendment approved No. NM-97971 dated 11/28/2003

18.	Bureau of Land Management Right-Of-Way Amendment approved No. NM-97971 dated 01/21/2004

19.	Bureau of Land Management Right-Of-Way Amendment approved No. NM-110718 dated 01/21/2004

20.	Bureau of Land Management Right-Of-Way Amendment approved No. NM-97971 dated 01/28/2004

21.	New Mexico State Highway and Transportation Department Utility Permit No. 2-12760

22.	New Mexico State Highway and Transportation Department Utility Permit No. 2-12608

23.	New Mexico State Highway and Transportation Department Driveway Permit No. 2-2410

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